Filed pursuant to Rule 424(b)(5)
Registration No. 333-261845

PROSPECTUS SUPPLEMENT

(To Prospectus, dated January 13, 2022)

TRUIST FINANCIAL CORPORATION

MEDIUM-TERM NOTES, SERIES G (SENIOR)

MEDIUM-TERM NOTES, SERIES H (SUBORDINATED)

Due Nine Months or More from Date of Issue

Truist Financial Corporation may from time to time offer senior medium-term notes, Series G, and subordinated medium-term notes, Series H (collectively, the “notes”). The specific terms of each note offered will be included in a pricing supplement. The notes offered will specify whether they are senior or subordinated notes and, unless the applicable pricing supplement specifies otherwise, they will have the following general terms:

•	The notes will mature nine months or more from the date of issue.

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The notes will bear interest at either a fixed or floating rate, or a combination of both, or will be zero coupon notes. Floating rate interest will be based on one or more of the following base rates, adjusted by a spread or a spread multiplier, or both:

• Canadian dollar offered rate, or CDOR; • commercial paper rate; • constant maturity treasury, or CMT rate; • Euro interbank offering rate, or EURIBOR; • federal funds rate;	• London interbank offered rate, or LIBOR; • prime rate; • secured overnight financing rate, or SOFR; • treasury rate; or • one or more other base rates specified in the applicable pricing supplement.

•

The notes will be denominated in U.S. dollars or in any foreign currency we specify. Notes denominated in U.S. dollars will be issued in minimum denominations of $1,000, or any integral multiple of $1,000.

•	We may redeem the notes if specified in the applicable pricing supplement.

•	Zero coupon notes will not pay interest.

•	Each note will be represented by either a registered global note held by or on behalf of The Depository Trust Company or another depositary or by a certificate issued in definitive form.

•	The notes may be issued at a discount or premium from the principal amount payable at maturity and may constitute original issue discount notes.

The notes are not savings accounts, deposits or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency. The notes are not secured.

This prospectus supplement, together with the relevant pricing supplement, if any, and the prospectus describing the terms of the specific securities being offered and sold, may be used by our affiliates, including Truist Securities, Inc. (“Truist Securities”), in connection with offers and sales of such securities referred to above. These affiliates may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any of the proceeds of such sales. Our affiliates, including Truist Securities, do not have any obligation to make a market in the above referenced securities, and may discontinue their market-making activities at any time without notice, in their sole discretion.

Investing in the notes involves risks. Potential purchasers of the notes should consider the information set forth under “Risk Factors” beginning on page S-2 of this prospectus supplement and the discussion of risk factors contained in our annual, quarterly and current reports with the Securities and Exchange Commission, which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the attached prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Offers to purchase the notes may be solicited from time to time by the agents listed below or other agents named in the applicable pricing supplement. We may sell notes to the agents as principal for resale at varying or fixed offering prices or through the agents who will use their reasonable efforts on our behalf. We also reserve the right to offer and sell notes directly to investors on our own behalf and to appoint other agents. We will pay a commission in respect of any notes sold to or through an agent as agreed upon between us and such agent at the time of sale. Actual commissions payable in respect of any sale of notes will be specified in the applicable pricing supplement. There is no established trading market for the notes, and there is no assurance that the notes will be sold and that a secondary market for the notes will develop.

Because our affiliate, Truist Securities, may participate in sales of the notes, the offering will be conducted in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 5121, as administered by FINRA. Each offering of the notes will be conducted in compliance with the applicable requirements of FINRA Rule 5121. See “Plan of Distribution (Conflicts of Interest).”

Truist Securities

Morgan Stanley Blaylock Van, LLC Cabrera Capital Markets LLC Deutsche Bank Securities Great Pacific Securities Jefferies Piper Sandler RBC Capital Markets TD Securities	Academy Securities BNP PARIBAS Citigroup Drexel Hamilton HSBC Keefe, Bruyette & Woods A Stifel Company Ramirez & Co., Inc. R. Seelaus & Co., LLC UBS Investment Bank	Barclays BofA Securities Credit Suisse Goldman Sachs & Co. LLC J.P. Morgan Mischler Financial Group, Inc. Raymond James Siebert Williams Shank Wells Fargo Securities

March 11, 2022

Neither we nor the agents or any of their affiliates have authorized anyone to provide you with any information or to make any representation not contained in or incorporated by reference into this prospectus supplement, the attached prospectus or any pricing supplement that we may file with the Securities and Exchange Commission in connection with an offering. Neither we nor the agents take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the attached prospectus is accurate as of any date other than their respective dates.

Notice to Prospective Investors in the European Economic Area

None of this prospectus supplement, the attached prospectus and any related pricing supplement is a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). This prospectus supplement, the attached prospectus and any related pricing supplement have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement, the attached prospectus and any related pricing supplement may only do so with respect to EEA Qualified Investors. Neither Truist nor the agents have authorized, nor do they authorize, the making of any offer of notes other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MiFID II product governance / target market—The pricing supplement in respect of any notes may include a legend entitled “MiFID II Product Governance” which will outline the target market assessment in respect of the notes and which channels for distribution of the notes are appropriate. Any person subsequently offering, selling or recommending the notes (an “EU distributor”) should take into consideration the target market assessment; however, an EU distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels.

A determination will be made in relation to each issue about whether, for the purpose of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “MiFID Product Governance Rules”), any agent subscribing for any notes is a manufacturer in respect of such notes, but otherwise neither the agents nor any of their respective affiliates will be a manufacturer for the purpose of the MiFID Product Governance Rules.

Notice to Prospective Investors in the United Kingdom

None of this prospectus supplement, the attached prospectus and any related pricing supplement is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union

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(Withdrawal Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the attached prospectus and any related pricing supplement have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the attached prospectus and any related pricing supplement may only do so with respect to UK Qualified Investors. Neither Truist nor the agents have authorized, nor do they authorize, the making of any offer of notes other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The communication of this prospectus supplement, the attached prospectus, any related pricing supplement and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This document and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the attached prospectus, any related pricing supplement and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the attached prospectus or any related pricing supplement or any of their contents.

UK MiFIR product governance / target market—The pricing supplement may include a legend entitled “UK MiFIR Product Governance” which will outline the target market assessment in respect of the notes and which channels for distribution of the notes are appropriate. Any person subsequently offering, selling or recommending the notes (a “UK distributor”) should take into consideration the target market assessment; however, a UK distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels.

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A determination will be made in relation to each issue about whether, for the purpose of the UK MiFIR Product Governance Rules, any agent subscribing for any notes is a manufacturer in respect of such notes, but otherwise neither the agents nor any of their respective affiliates will be a manufacturer for the purpose of the UK MiFIR Product Governance Rules.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement, the attached prospectus and any pricing supplement to “Truist,” “we,” “us,” “our” or similar references mean Truist Financial Corporation. If we have used but not defined terms in this prospectus supplement, the attached prospectus and any pricing supplement, those terms have the meanings contained in the indentures described in this prospectus supplement.

All references in this prospectus supplement, the attached prospectus and any pricing supplement to “$” and “U.S. dollars” are to the currency of the United States. All references in this prospectus supplement, the attached prospectus and any pricing supplement to “€” and “euro” are to the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union. All references in this prospectus supplement, the attached prospectus and any pricing supplement to “Canadian dollars” are to the currency of Canada. No representation is made that any euro amounts converted into U.S. dollars as presented in this prospectus supplement could have been or could be converted into U.S. dollars at any such exchange rate or at all. The financial information presented in this prospectus supplement and the attached prospectus has been prepared in accordance with generally accepted accounting principles in the United States.

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Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT

We have registered the notes under a registration statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) under Registration No. 333-261845. From time to time, we intend to use this prospectus supplement, the accompanying prospectus, and the applicable pricing supplement to offer the notes. You should read each of these documents and consider the information contained in the documents identified under the heading “Where You Can Final More Information” of the accompanying prospectus before investing in the notes.

This prospectus supplement describes certain terms of the notes that we may offer and supplements the general information contained in the attached prospectus. This prospectus supplement supersedes the attached prospectus to the extent it contains information that differs from the information in the attached prospectus.

Each time we issue notes, we will provide a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description and terms of the notes that we are offering and the terms of the offering. The pricing supplement will supersede this prospectus supplement and the attached prospectus to the extent it contains information that differs from the information contained in this prospectus supplement or the attached prospectus.

RISK FACTORS

Your investment in the notes will involve certain risks. This prospectus supplement and the attached prospectus do not describe all of those risks. In addition to the risk factors and other information concerning our business included in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our other filings which are incorporated by reference herein, you should, in consultation with your own financial and legal advisors, carefully consider the following discussion of risks before deciding whether an investment in the notes is suitable for you. The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes or financial matters in general. You should not purchase the notes unless you understand, and know that you can bear, these investment risks.

Payments related to the notes will be dependent upon our subsidiaries.

As a holding company, our assets consist primarily of equity in our subsidiaries. As a result, even though the notes are our obligations, our ability to make payments on the notes depends upon our receipt of dividends, loan payments and other funds from our subsidiaries. The payment of dividends by a bank subsidiary is subject to limitations contained in federal law as well as the laws of the subsidiary’s state of incorporation. The notes are not obligations of our subsidiaries or guaranteed by our subsidiaries, and our subsidiaries have no obligation to pay any amounts due on the notes.

The notes are not deposits and are not insured or guaranteed by any governmental agency or any other person.

The notes are not deposits. The notes are not insured or guaranteed by the FDIC or any other governmental agency or any other person.

The notes are structurally subordinated to the debt of our subsidiaries.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the notes, to participate in the distribution or allocation of the assets of any subsidiary during its liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, unless we are ourselves a creditor with recognized claims against the subsidiary. Any capital loans that we make to any of our banking subsidiaries would be subordinate in right of payment to deposits and to other indebtedness of these banking subsidiaries. Claims from creditors (other than us), against the subsidiaries, may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings. The notes are not obligations of, nor guaranteed by, our subsidiaries, and our subsidiaries have no obligation to pay any amounts due on the notes. The indentures relating to the notes do not limit our ability or the ability of our subsidiaries to issue or incur additional debt or preferred stock.

Holders of subordinated notes will have only limited acceleration rights and may be adversely impacted by acceleration of the senior notes.

Unless otherwise specified in the applicable pricing supplement in connection with a particular offering of subordinated notes, holders of subordinated notes have limited rights of acceleration upon events of default and may accelerate payment of indebtedness only upon certain bankruptcy, insolvency or reorganization events involving us, our primary commercial banking subsidiary or certain of our other subsidiaries. In addition, holders of senior notes may accelerate the due date of those notes if an event of default shall occur and be continuing, which may adversely impact our ability to pay obligations on subordinated notes.

If we have the ability to redeem the notes when prevailing interest rates are relatively low, you will have reinvestment risk.

If your notes are redeemable at our option, we may elect to redeem your notes when prevailing interest rates are lower than the rate borne by the notes. In such a situation, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. The existence of such a redemption right also may adversely impact your ability to sell your notes as the optional redemption date or period approaches.

Hedging activities may affect your return at maturity and the market value of the notes.

Hedging activities also may affect trading in the notes. At any time, we or our affiliates may engage in hedging activities contemporaneous with an offering of the notes. This hedging activity, in turn, may increase or decrease the value of the notes. In addition, we or our affiliates may acquire a long or short position in the notes from time to time. In the case of indexed notes, we or our affiliates may engage in hedging activity related to the indexed notes or to a component of the index or formula applicable to the indexed notes. All or a portion of these positions may be liquidated at or about the time of the maturity date of the notes. The aggregate amount and the composition of these positions are likely to vary over time. We have no reason to believe that any of our activities will have a material effect on the notes. However, we cannot assure you that our activities or the activities of our affiliates will not affect the prices at which you may sell your notes.

You may not be able to sell your notes if an active trading market for the notes does not develop.

There is currently no secondary market for any of the notes. The agents may make a market in the notes as permitted by applicable laws and regulations. However, they are not obligated to do so, and they may discontinue their market-making activities at any time without notice. Additionally, certain of the agents may be restricted in their market-making activities. Even if a secondary market does develop, it may not be liquid and may not continue for the term of the notes. If the secondary market for the notes is limited, there may be few buyers should you choose to sell your notes prior to maturity and this may reduce your ability to sell the notes and the price you may be able to realize in a sale.

You may not be able to sell your notes at a price you believe is appropriate.

Even if a trading market develops for the notes, the price you receive upon a sale of your notes may be affected by a number of factors. These factors include, but are not limited to:

•	our financial performance;

•	the level of liquidity of the notes;

•	any redemption features of the notes;

•	the time remaining to maturity of the notes;

•	the aggregate amount outstanding of the relevant notes;

•	any changes in our credit ratings;

•	the market for similar securities; and

•	the level, direction, and volatility of market interest rates generally.

As a result of these factors, you may not be able to sell your notes at a price you believe is appropriate or that is above the price you paid for the notes.

Changes in our credit ratings may affect the value of the notes.

Credit ratings are an assessment by a third party credit ratings service of our ability to pay our obligations as they become due and the default risks of the notes. Changes in our credit ratings, including anticipated changes, may affect the market value of the notes we have issued. Furthermore, financial regulatory reforms required by the Dodd- Frank Wall Street and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) affect the manner of disclosure of credit ratings, the type of rating provided, and the use of credit ratings in evaluation of securities by investors; these factors could likewise affect the trading value of the notes. In addition, because your return on the notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings may not change the other investment risks related to the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

The amount of interest we may pay on the notes may be limited by state law.

New York law governs the notes. New York usury laws limit the amount of interest that can be charged and paid on loans, including debt securities like the notes. Under present New York law, the maximum rate of interest, with certain exceptions, is 16% per annum on a simple interest basis for securities in which less than $250,000 has been invested and 25% per annum on a simple interest basis for securities in which $250,000 or more has been invested. This limit may not apply to securities in which $2,500,000 or more has been invested. Floating rate notes may not have a stated rate of interest and may exceed this limit. While we believe that a state or federal court sitting outside of New York may give effect to New York law, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We do not intend to claim the benefits of any laws concerning usurious rates of interest.

Certain base rates described herein refer to “benchmarks,” including LIBOR, EURIBOR and SOFR, that may be discontinued or reformed, which may adversely affect the value of and return on floating rate notes.

Certain base rates, including the London Interbank Offered Rate (“LIBOR”), the Euro Interbank Offered Rate (“EURIBOR”), the Secured Overnight Financing Rate (“SOFR”) and other rates or indices described herein, are deemed to be “benchmarks” and are the subject of ongoing national and international regulatory scrutiny and reform. Some of these reforms are already effective, while others are still to be implemented or formulated. These reforms may cause such benchmarks to perform differently than they performed in the past or to be discontinued entirely and may have other consequences that cannot be predicted. Any such consequences could adversely affect the value of and return on any floating rate notes that are based on or linked to a “benchmark” to calculate interest or other payments due on those notes.

Any of the international, national or other proposals for reform or the general increased regulatory scrutiny of “benchmarks” could increase the costs and risks of administering or otherwise participating in the setting of a “benchmark” and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or contribute to certain “benchmarks,” trigger changes in the rules or methodologies used in certain “benchmarks” or lead to the discontinuance or unavailability of quotes of certain “benchmarks.”

Any of the above changes or any other consequential changes to LIBOR, EURIBOR, SOFR or any other “benchmark” as a result of United Kingdom, European Union, United States or other international, national, or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes could have a material adverse effect on the trading market for, value of and return on any notes based on or linked to a “benchmark.”

The composition and characteristics of SOFR are not the same as those of LIBOR, and SOFR is not expected to be a comparable replacement for LIBOR.

In June 2017, the Federal Reserve Bank of New York’s Alternative Reference Rates Committee (the “ARRC”) announced SOFR as its recommended alternative to replace LIBOR in connection with its discontinuation. However, the composition and characteristics of SOFR are not the same as those of LIBOR. While LIBOR is a forward-looking rate that represents interbank funding for a specified term, SOFR is a rate utilized in the U.S. Treasury repurchase agreement market, representing the overnight cost of borrowing cash collateralized by U.S. Treasury securities. Further, while LIBOR is an unsecured rate, SOFR is a secured rate. SOFR, unlike LIBOR, reflects actual market transactions. Accordingly, SOFR is not the economic equivalent of LIBOR.

As a result, there can be no assurance that SOFR will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, bank credit risk, market volatility or global or regional economic, financial, political, regulatory, judicial or other events. For the same reasons, SOFR is not expected to be a comparable replacement for LIBOR.

SOFR has a very limited history, and the future performance of SOFR cannot be predicted based on historical performance.

The publication of SOFR began in April 2018, and, therefore, it has a very limited history. In addition, the future performance of SOFR cannot be predicted based on its limited historical performance. Future levels of SOFR may bear little or no relation to the historical actual or historical indicative data. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. While some pre-publication historical data have been released by the Federal Reserve Bank of New York, such analysis inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as LIBOR, during corresponding periods, and SOFR may bear little or no relation to the historical actual or historical indicative data. In addition, although changes in Term SOFR and Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of SOFR notes may fluctuate more than floating rate securities that are linked to less volatile rates.

Any failure of SOFR to gain market acceptance could adversely affect SOFR notes.

According to the ARRC, SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on and value of SOFR notes and the price at which investors can sell those notes in the secondary market.

The secondary trading market for securities linked to SOFR may be limited.

If SOFR does not prove to be widely used as a benchmark in securities that are similar or comparable to SOFR notes, the trading price of such notes may be lower than those of securities that are linked to rates that are more widely used. Similarly, market terms for securities that are linked to SOFR, including, but not limited to, the spread over the reference rate reflected in the interest rate provisions, may evolve over time, and as a result, trading prices of SOFR notes may be lower than those of later-issued securities that are based on SOFR.

Investors in SOFR notes may not be able to sell the notes at all or may not be able to sell the notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

SOFR may be modified or discontinued.

SOFR is a relatively new rate, and the Federal Reserve Bank of New York (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on SOFR notes, which may adversely affect the trading prices of those notes. The administrator of SOFR may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of SOFR in its sole discretion and without notice and has no obligation to consider the interests of holders of the notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR.

Interest on LIBOR notes or SOFR notes will be calculated using a reference rate other than the applicable benchmark if a Benchmark Transition Event and related Benchmark Replacement Date occur.

The United Kingdom Financial Conduct Authority, which regulates LIBOR, announced in July 2017 that it will no longer persuade or compel banks to submit rates for the calculation of LIBOR to the administrator of LIBOR after 2021. This announcement indicates that the continuation of LIBOR on the current basis cannot and will not be guaranteed after 2021. In November 2020, the LIBOR administrator published a consultation regarding its intention to delay the date on which it will cease publication of U.S. dollar LIBOR from December 31, 2021 to June 30, 2023 for the most common tenors of U.S. dollar LIBOR, including the three-month LIBOR, but indicated no new contracts using U.S. dollar LIBOR should be entered into after December 31, 2021. Publication of non-U.S. dollar LIBOR would continue to cease after December 31, 2021. Notwithstanding the publication of this consultation, there is no assurance of how long LIBOR of any currency or tenor will continue to be published. It is impossible to predict whether and to what extent banks will continue to provide LIBOR submissions to the administrator of LIBOR, whether LIBOR rates will cease to be published before December 31, 2021 or June 30, 2023, as applicable, or whether any additional reforms to LIBOR may be enacted in the United Kingdom or elsewhere. Although the ARRC has announced SOFR as its recommended alternative to LIBOR, SOFR may not gain market acceptance or be widely used as a benchmark. These factors may result in the occurrence of a Benchmark Transition Event and related Benchmark Replacement Date with respect to LIBOR and/or SOFR notes.

Unless the applicable pricing supplements provides otherwise, if we or our designee, which may be our affiliate, determines that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to any LIBOR or SOFR notes, then a Benchmark Replacement will be determined in accordance with the benchmark transition provisions described below under “Description of Notes—Base Rates—LIBOR” or “—SOFR.” After such an event, interest on such notes will no longer be determined by reference to LIBOR or SOFR, but instead be determined by reference to the applicable Benchmark Replacement.

The selection of a Benchmark Replacement, and any decisions, determinations or elections made by us or our designee, which may be our affiliate, in connection with implementing a Benchmark Replacement with respect to LIBOR notes or SOFR notes in accordance with the benchmark transition provisions, including with respect to Benchmark Replacement Conforming Changes, could adversely affect the rate of interest on such notes, which could adversely affect the return on, value of and market for the notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to LIBOR or SOFR, or that any Benchmark Replacement will produce the economic equivalent of LIBOR or SOFR as a reference rate for interest on such notes.

The Benchmark Replacements are uncertain and may not be a suitable replacement for LIBOR or SOFR.

Unless the applicable pricing supplements provides otherwise, the terms of the LIBOR notes and SOFR notes will provide for a “waterfall” of alternative rates to be used to determine the rate of interest on such notes if a Benchmark Transition Event and related Benchmark Replacement Date occur and, with respect to LIBOR notes, the Interpolated Benchmark cannot be determined. The first alternative rate in the LIBOR notes waterfall is Term SOFR, a forward-looking rate based on SOFR. If Term SOFR cannot be determined at the time of a Benchmark Transition Event and related Benchmark Replacement Date, the second alternative in the LIBOR notes waterfall is Compounded SOFR. Compounded SOFR is the compounded average of daily SOFR rates that we expect will be calculated in arrears, while LIBOR is a forward-looking rate. Uncertainty surrounding whether Term SOFR or Compounded SOFR is a suitable replacement or successor for LIBOR may adversely affect the value of and return on these notes.

The other alternative rates referenced in the definition of “Benchmark Replacement” under “Description of Notes—Base Rates—LIBOR” and “—SOFR” are also uncertain. The ISDA Definitions and the ISDA Fallback Rate may change over time. If each alternative rate referenced in the definition of “Benchmark Replacement” is unavailable or indeterminable, we or our designee, which may be our affiliate, after consulting with us, will determine the Benchmark Replacement that will apply to the LIBOR notes or SOFR notes. The substitution of a Benchmark Replacement may adversely affect the value of and return on these notes.

In addition, the benchmark transition provisions provide for a Benchmark Replacement Adjustment to be added to the Unadjusted Benchmark Replacement in order to make the Unadjusted Benchmark Replacement equivalent to LIBOR or SOFR. However, such adjustment will not necessarily make the Unadjusted Benchmark Replacement equivalent to LIBOR or SOFR. In particular, as the Benchmark Replacement Adjustment may be a one-time adjustment, such adjustment above the applicable Unadjusted Benchmark Replacement may not respond to changes in unsecured bank credit risk or other market conditions on a periodic basis.

The rate of interest on the LIBOR notes or SOFR notes may be determined by reference to a Benchmark Replacement even if the applicable benchmark continues to be published.

Unless the applicable pricing supplements provides otherwise, if a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to LIBOR notes or SOFR notes, the rate of interest on such LIBOR notes or SOFR notes, as applicable, will thereafter be determined by reference to the applicable Benchmark Replacement. A Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark announcing that the benchmark is no longer representative. The rate of interest on those notes may therefore cease to be determined by reference to the benchmark and instead be determined by reference to the Benchmark Replacement, even if the benchmark continues to be published. Such rate may be lower than the benchmark for so long as the benchmark continues to be published, and the value of and return on the LIBOR notes or SOFR notes may be adversely affected.

We or our designee, which may be our affiliate, will make determinations with respect to the LIBOR notes or SOFR notes that could affect the value of and return on those notes.

Unless the applicable pricing supplements provides otherwise, we or our designee, which may be our affiliate, will make certain determinations with respect to the LIBOR notes or SOFR notes as further described below under “Description of Notes” that may adversely affect the value of and return on those notes. In particular, if a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to LIBOR notes or SOFR notes, the applicable Benchmark Replacement and Benchmark Replacement Adjustment will be determined in accordance with the benchmark transition provisions described under “Description of Notes—Base Rates—LIBOR—Effect of Benchmark Transition Event” or “—SOFR—Effect of Benchmark Transition Event,” respectively, and we or our designee, which may be our affiliate, can make Benchmark

Replacement Conforming Changes in connection with the implementation of the applicable Benchmark Replacement. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to the Benchmark Replacement or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by us or our designee, which may be our affiliate, pursuant to the benchmark transition provisions will, if made by us, be made in our sole discretion and, in each case, will become effective without consent from the holders of those notes or any other party. All determinations by us or our designee, which may be our affiliate, will be conclusive for all purposes and binding on us and holders of the LIBOR notes or SOFR notes absent manifest error. In making these potentially subjective determinations, we or our designee, which may be our affiliate, may have economic interests that are adverse to your interests, and such determinations may adversely affect the value of and return on the notes. Because the continuation of LIBOR or SOFR on the current basis cannot and will not be guaranteed, and because the applicable Benchmark Replacement is uncertain, we or our designee, which may be our affiliate, is likely to exercise more discretion in respect of calculating interest payable on LIBOR notes or SOFR notes than would be the case in the absence of a Benchmark Transition Event and related Benchmark Replacement Date.

Interest on LIBOR notes or SOFR notes will be calculated using alternative methods if the applicable benchmark is not quoted or published on a particular day and a Benchmark Transition Event and related Benchmark Replacement Date have not occurred.

Unless the applicable pricing supplements provides otherwise, under the terms of LIBOR notes, if LIBOR is not quoted on Reuters Page LIBOR01 on a relevant LIBOR interest determination date (but a Benchmark Transition Event or related Benchmark Replacement Date have not occurred), such rate will be determined using the applicable alternative method described in the second paragraph under “Description of Notes—Base Rates—LIBOR.” In such case, the final alternative method for determining such rate is to use LIBOR as in effect on the relevant LIBOR interest determination date.

If SOFR is not published on the Federal Reserve Bank of New York’s website (or the reference page for any successor administrator) on a relevant SOFR interest determination date (but a Benchmark Transition Event or related Benchmark Replacement Date have not occurred), such rate for SOFR notes will be determined on the basis to be described in the applicable pricing supplement.

The notes may be denominated in a specified foreign currency that we designate at the time of offering, which would give rise to additional risks.

Changes in exchange rates and exchange controls could adversely affect your investment in the notes.

An investment in foreign currency notes entails significant risks that are not associated with a similar investment in notes denominated in U.S. dollars. These risks include:

•	the possibility of significant changes in the rate of exchange between the U.S. dollar and the currency specified in the applicable pricing supplement; and

•	the possibility of the imposition or modification of foreign exchange controls by the United States or foreign governments.

We have no control over a number of factors affecting the notes offered hereby and foreign exchange rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, political or economic crises and the actions taken or to be taken by various national governments in response to such crises could significantly affect the exchange rates between the euro and the investor’s home currency. Fluctuations in any particular exchange rate that have occurred in the past do not necessarily indicate fluctuations in the rate that may occur during the term of any foreign currency note.

Depreciation of the specified currency applicable to a foreign currency note against the United States dollar would result in a decrease in:

•	the U.S. dollar-equivalent yield of the security;

•	the U.S. dollar-equivalent value of the principal repayable at maturity of the security; and

•	the U.S. dollar-equivalent market value of the security.

Governments from time to time have imposed exchange controls and may in the future impose or revise exchange controls at or before the maturity of a foreign currency note (or the maturity of the note issuable at the time of exercise of a debt warrant). Exchange controls could affect exchange rates as well as the availability of a specified currency other than U.S. dollars at the time of payment of principal, any premium or interest on a foreign currency note. Even if there are no exchange controls in place, it is possible that the specified currency for any particular foreign currency note will not be available at the maturity of the note (or the maturity of the note issuable at the time of exercise of a debt warrant) due to circumstances beyond our control. In this event, we will make required payments in U.S. dollars on the basis described in this prospectus supplement.

The unavailability of currencies or limited facilities for conversion could adversely affect payments on your notes.

If payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is:

•	unavailable due to the imposition of exchange controls or other circumstances beyond our control;

•	no longer used by the government of the country issuing such currency; or

•	no longer used for the settlement of transactions by public institutions of the international banking community,

then all payments on such note shall be made in U.S. dollars until such currency is again available or so used. In such instance, the amounts otherwise payable in such currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or its successor currency or as otherwise indicated in the applicable pricing supplement. Any payment on such note made under such circumstances in U.S. dollars will not constitute an event of default under the applicable indenture.

If the specified currency of a note is officially redenominated, other than as a result of European Monetary Union, such as by an official redenomination of any such specified currency that is a composite currency, then our payment obligations on such note will be the amount of redenominated currency that represents the amount of our obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under such notes as a result of:

•	any change in the value of the specified currency of such notes relative to any other currency due solely to fluctuations in exchange rates; or

•	any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.

Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks generally do not offer non-U.S. dollar denominated checking or savings account facilities in the United States. Accordingly, payments on foreign currency notes will, unless otherwise specified in the applicable pricing supplement, be made from an account with a bank located in the country issuing the specified currency or, for foreign currency notes denominated in euro, Brussels.

Judgments in a foreign currency could result in a loss on your notes.

If an action based on foreign currency notes was commenced in a court of the United States, it is likely that the court would grant judgment relating to those notes only in U.S. dollars. It is not clear, however, whether, in granting this judgment, the rate of conversion into U.S. dollars would be determined with reference to the date of default, the date the judgment is rendered, or some other date. Under current New York law, a state court in the State of New York that gives a judgment on a foreign currency note would be required to give the judgment in the specified currency in which the foreign currency note is denominated, and this judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Holders of foreign currency notes would bear the risk of exchange rate fluctuations between the time the amount of the judgment is calculated and the time that the applicable trustee converts U.S. dollars to the specified currency for payment of the judgment.

Euro instability could adversely affect the value of euro notes.

Recent political and economic events in Europe have raised concerns regarding the debt burden of certain Eurozone countries and their ability to meet future financial obligations, the overall stability of the euro and the suitability of the euro as a single currency given the diverse economic and political circumstances in individual member states of the European Union. These and other concerns could lead to the reintroduction of individual currencies in one or more member states, or, in more extreme circumstances, the possible dissolution of the euro entirely. Should the euro dissolve entirely, the legal and contractual consequences for holders of euro-denominated obligations would be determined by laws in effect at such time. These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of the euro notes.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, including information incorporated by reference herein, contains “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the financial condition, results of operations, business plans and our future performance that are based on the beliefs and assumptions of our management and the information available to management at the time that these disclosures were prepared. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following:

•

risks and uncertainties relating to the Merger of heritage BB&T and heritage SunTrust (each of the “Merger,” “BB&T” and “SunTrust” as defined under the section entitled “Truist Financial Corporation” herein), including the ability to successfully integrate the companies or to realize the anticipated benefits of the Merger;

•	expenses relating to the Merger and integration of heritage BB&T and heritage SunTrust;

•	deposit attrition, client loss or revenue loss following completed mergers or acquisitions may be greater than anticipated;

•

the COVID-19 pandemic disrupted the global economy and adversely impacted Truist’s financial condition and results of operations, including through increased expenses, reduced fee income and net interest margin, decreased demand for certain types of loans, and increases in the allowance for credit losses; a resurgence of the pandemic, whether due to new variants of the coronavirus or other factors, could reintroduce or prolong these negative impacts and also adversely affect Truist’s capital and liquidity position or cost of capital, impair the ability of borrowers to repay outstanding loans, cause an outflow of deposits, and impair goodwill or other assets;

•

Truist is subject to credit risk and losses due to lending or committing to lend money, and loans that are concentrated by loan type, industry segment, borrower type or location of the borrower or collateral;

•

changes in the interest rate environment, including the replacement of LIBOR as an interest rate benchmark, which could adversely affect Truist’s revenue and expenses, the value of assets and obligations, and the availability and cost of capital, cash flows, and liquidity;

•	inability to access short-term funding or liquidity, loss of client deposits or changes in Truist’s credit ratings, which could increase the cost of funding or limit access to capital markets;

•	risk management oversight functions may not identify or address risks adequately, and management may not be able to effectively manage credit risk;

•	risks resulting from the extensive use of models in Truist’s business, which may impact decisions made by management and regulators;

•	failure to execute on strategic or operational plans, including the ability to successfully complete or integrate mergers and acquisitions;

•

increased competition, including from (i) new or existing competitors that could have greater financial resources or be subject to different regulatory standards, and (ii) products and services offered by non-bank financial technology companies, may reduce Truist’s client base, cause Truist to lower prices for its products and services in order to maintain market share or otherwise adversely impact Truist’s businesses or results of operations;

•

failure to maintain or enhance Truist’s competitive position with respect to new products, services and technology, whether it fails to anticipate client expectations or because its technological developments fail to perform as desired or do not achieve market acceptance or regulatory approval or for other reasons, may cause Truist to lose market share or incur additional expense;

•	negative public opinion, which could damage Truist’s reputation;

•	increased scrutiny regarding Truist’s consumer sales practices, training practices, incentive compensation design, and governance;

•

regulatory matters, litigation or other legal actions, which may result in, among other things, costs, fines, penalties, restrictions on Truist’s business activities, reputational harm, negative publicity, or other adverse consequences;

•

evolving legislative, accounting and regulatory standards, including with respect to capital and liquidity requirements, and results of regulatory examinations may adversely affect Truist’s financial condition and results of operations;

•	the monetary and fiscal policies of the federal government and its agencies could have a material adverse effect on profitability;

•

accounting policies and processes require management to make estimates about matters that are uncertain, including the potential write down to goodwill if there is an elongated period of decline in market value for Truist’s stock and adverse economic conditions are sustained over a period of time;

•

general economic or business conditions, either globally, nationally or regionally, may be less favorable than expected, and instability in global geopolitical matters or volatility in financial markets could result in, among other things, slower deposit or asset growth, a deterioration in credit quality, or a reduced demand for credit, insurance, or other services;

•

risks related to originating and selling mortgages, including repurchase and indemnity demands from purchasers related to representations and warranties on loans sold, which could result in an increase in the amount of losses for loan repurchases;

•

risks relating to Truist’s role as a loan servicer, including an increase in the scope or costs of the services Truist is required to perform, without any corresponding increase in servicing fees or a breach of Truist’s obligations as servicer;

•

risks related to hiring and retaining key teammates, which could be exacerbated in the increased work-from-home environment caused by the COVID-19 pandemic as job markets may be less constrained by physical geography;

•	fraud or misconduct by internal or external parties, which Truist may not be able to prevent, detect, or mitigate;

•

security risks, including denial of service attacks, hacking, social engineering attacks targeting Truist’s teammates and clients, malware intrusion, data corruption attempts, system breaches, cyber-attacks, identity theft, ransomware attacks, and physical security risks, such as natural disasters, environmental conditions, and intentional acts of destruction, could result in the disclosure of confidential information, adversely affect Truist’s business or reputation or create significant legal or financial exposure; and

•

widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism and pandemics), and the effects of climate change, including physical risks, such as more frequent and intense weather events, and risks related to the transition to a lower carbon economy, such as regulatory or technological changes or shifts in market dynamics or consumer preferences, could have an adverse effect on Truist’s financial condition and results of operations, lead to material disruption of Truist’s operations or the ability or willingness of clients to access Truist’s products and services.

These and other risk factors are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2021 under the section entitled “Item 1A. Risk Factors” and from time to time in other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus supplement. Actual results may differ materially from those expressed in, or implied by, any forward-looking statements. Except to the extent required by applicable law or regulation, we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

TRUIST FINANCIAL CORPORATION

We are a financial holding company organized under the laws of North Carolina and headquartered in Charlotte, North Carolina. Effective December 6, 2019, Truist Financial Corporation (previously, “BB&T Corporation,” which we refer to as “BB&T”) completed its merger of equals (the “Merger”) with SunTrust Banks, Inc. (“SunTrust”), pursuant to which SunTrust merged with and into BB&T, with BB&T surviving the Merger as the surviving corporation. Also in connection with the Merger, we changed our name from “BB&T Corporation” to “Truist Financial Corporation” and changed our ticker symbol to “TFC.” Concurrently with the Merger, SunTrust Bank, a subsidiary that was wholly owned by SunTrust, merged with and into Branch Banking and Trust Company, a subsidiary wholly owned by BB&T (“Branch Bank”), with Branch Bank continuing as the surviving bank (the “Bank Merger”). In connection with the Bank Merger, Branch Bank changed its name to “Truist Bank.”

We conduct our business operations primarily through our commercial bank subsidiary, Truist Bank, which has offices in North Carolina, Virginia, Florida, Georgia, South Carolina, Maryland, Kentucky, West Virginia, Texas, Alabama, Tennessee, Washington D.C., Pennsylvania, New Jersey, Indiana, Ohio, Arkansas and Mississippi. In addition, our operations consist of several nonbank subsidiaries that offer various financial services products. We provide a wide range of banking services to individuals, businesses and municipalities. We offer a variety of loans and lease financing to individuals and entities primarily within our geographic footprint, including insurance premium financing, permanent commercial real estate financing arrangements, loan servicing for third-party investors, direct consumer finance loans to individuals, credit card lending, automobile financing and equipment financing. We also market a wide range of other services, including deposits, life insurance, property and casualty insurance, health insurance and commercial general liability insurance on an agency basis and through a wholesale insurance brokerage operation, merchant services, trust and retirement services, comprehensive wealth advisory services, asset management and capital markets services.

Our principal assets are all of the issued and outstanding shares of common stock of Truist Bank and investments in our other subsidiaries. As of December 31, 2021, we had consolidated total assets of $541.2 billion, consolidated loans and leases held for investment of $289.5 billion, consolidated deposits of $416.5 billion and consolidated shareholders’ equity of $69.3 billion.

Our common stock is traded on the NYSE under the symbol “TFC.” Our executive offices are located at 214 North Tryon Street, Charlotte, North Carolina 28202, and our telephone number is (336) 733-2000.

We refer you to the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as described in the section “Where You Can Find More Information” in the accompanying prospectus, for more information about us and our businesses.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of the notes offered by this prospectus supplement for general corporate purposes, which may include the acquisition of other companies, repurchasing outstanding shares of our common stock, repayment of maturing obligations and refinancing of outstanding indebtedness and extending credit to, or funding investments in, our subsidiaries. The precise use of the net proceeds will depend upon our and our subsidiaries’ funding requirements and the availability of other funds. Pending our use of the net proceeds from the sale of the notes as described above, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments.

DESCRIPTION OF NOTES

Truist Financial Corporation may from time to time offer senior medium-term notes, Series G, and subordinated medium-term notes, Series H. The specific terms of each note offered will be included in a pricing supplement. The notes offered will specify whether they are senior or subordinated notes and, unless the applicable pricing supplement specifies otherwise, they will have the general terms described in this prospectus supplement.

The following description is a summary of the material provisions of the notes and the indentures referred to below. This description is subject to and qualified by reference to the provisions of the indentures, including the definitions of certain terms used in the indentures. You should read the detailed provisions of the indentures that are important to you, since your rights as a holder of notes will be governed by the indentures and not this summary description. If any information in the pricing supplement is inconsistent with this prospectus supplement, you should rely upon the information in such pricing supplement. The applicable pricing supplement may also add, update or change information contained in the accompanying prospectus and this prospectus supplement. References in this description to interest payments and interest-related information do not apply to the zero coupon notes.

General

We may issue the notes as medium-term notes, Series G, or the senior notes, which will represent the senior notes, or as medium-term notes, Series H, or the subordinated notes, which will represent the subordinated notes. We will issue the senior notes under an indenture, dated as of May 24, 1996, as the same may be further amended or supplemented from time to time (which we refer to as the “senior indenture”), between us and U.S. Bank National Association, a national banking association (as successor to the corporate trust business of State Street Bank and Trust Company), as trustee (the “senior trustee”). We will issue the subordinated notes under an indenture, dated as of May 24, 1996, as the same may be further amended or supplemented from time to time (which we refer to as the “subordinated indenture”), between us and U.S. Bank National Association, a national banking association (as successor to the corporate trust business of State Street Bank and Trust Company), as trustee (the “subordinated trustee”). The indentures are qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). In this prospectus supplement, the senior indenture and the subordinated indenture are referred to collectively as the “indentures,” and the senior trustee and subordinated trustee are referred to collectively as the “trustees.” The indentures are exhibits to the registration statement to which this prospectus supplement and the accompanying prospectus relate.

The senior notes issued under the senior indenture will constitute a single series of senior securities under the senior indenture. The subordinated notes issued under the subordinated indenture will constitute a single series of subordinated securities under the subordinated indenture. The notes will mature on a date that is nine months or more from the date of issue, as stated in the applicable pricing supplement. The senior notes will represent unsecured, unsubordinated debt of Truist and will rank equally with all other unsecured and unsubordinated debt of Truist. The subordinated notes will represent unsecured, subordinated debt of Truist and will rank junior to, and be subordinated to all senior indebtedness of Truist.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the notes, to participate in the distribution or allocation of the assets of any subsidiary during its liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, unless we are ourselves a creditor with recognized claims against the subsidiary. Any capital loans that we make to any of our subsidiaries would be subordinate in right of payment to deposits and to other indebtedness of these subsidiaries. Claims from creditors (other than us), against the subsidiaries, may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings.

The indentures do not limit the aggregate principal amount of debt securities that may be issued under them and provide that debt securities may be issued from time to time in one or more series. We may from time to time, without your consent, reopen an outstanding tranche of notes and issue additional notes having the same terms and conditions as such outstanding notes (or the same terms and conditions except for the offering price, issue date and amount of the first interest payment). The notes will be our direct, unsecured obligations, will not be savings accounts, deposits or other obligations of any of our bank or nonbank subsidiaries, and will not be insured or guaranteed by the FDIC or any other governmental agency.

Neither the indentures nor the notes will limit or otherwise restrict the amount of other indebtedness that we may incur or other securities that we or any of our subsidiaries may issue (except that the senior indenture contains certain restrictions with respect to voting stock of a Principal Constituent Bank). The indentures do not restrict us from creating, assuming, incurring or permitting to exist any mortgage, pledge, encumbrance, lien or charge on our property (except the voting stock of a Principal Constituent Bank pursuant to the senior indenture). In addition, neither indenture requires us to maintain any financial ratios or specified levels of net worth or liquidity or contains any other provisions that would provide protection to holders of the notes due to a sudden or dramatic decline in the credit quality of the notes caused by a change in control, recapitalization or other capital restructuring. Rights of acceleration in case an event of default occurs with respect to the subordinated notes are limited as further described below under “Events of Default with Respect to Subordinated Notes.”

Unless otherwise specified in the applicable pricing supplement:

•

the notes will mature on a business day that is nine months or more from the date of issue, provided that notes payable at commercial paper rates will mature not sooner than nine months and one day from their dates of issue;

•	we will pay interest on fixed rate notes semi-annually;

•	the subordinated notes will mature after at least five years from their date of issue;

•

if the maturity date of any note or the interest payment date of any note (other than a floating rate note) specified in the applicable pricing supplement for such note is a day that is not a business day, interest, principal and premium, if any, will be paid on the next day that is a business day with the same force and effect as if made on the maturity date or the interest payment date, as the case may be, and no interest on that payment will accrue for the period from and after that maturity date or the interest payment date, as the case may be;

•	we will issue the notes at 100% of their principal amount;

•	holders will not be able to elect to have their notes repaid before the maturity date;

•	we will issue the notes, other than the foreign currency notes, in U.S. dollars;

•	we will issue the notes, other than the foreign currency notes, in fully registered form and in authorized denominations of $1,000 or any integral multiple of $1,000;

•

the principal, premium, and interest, if any, payable at maturity or at redemption on each note will be paid in immediately available funds when the note is presented at the corporate trust office of the paying agent; and

•

we will issue the notes as global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary, or another depositary specified in the applicable pricing supplement. We refer to these notes, as well as global securities registered in the name of nominees of other depositaries, as global notes in this prospectus supplement. We may also issue the notes in definitive registered form, without coupons, otherwise known as certificated notes.

The applicable pricing supplement relating to each note will describe the following:

•	whether the note is a senior note or a subordinated note;

•	whether the note is being issued at a price other than 100% of its principal amount;

•	the principal amount of the note;

•	the date on which the note will be issued;

•	the date on which the note will mature;

•	whether the note is a fixed rate note, a floating rate note, or a zero coupon note;

•	any additional terms applicable to any foreign currency notes with respect to the payment of principal and any premium or interest for that note;

•	the annual rate at which the note will bear interest and the interest payment date and regular record date, if different from those described below;

•	whether the note is an original issue discount note, and if so, any additional provisions relating to this feature of the note;

•	whether the note may be redeemed at our option, and any provisions relating to redemption of the note;

•	whether the note will be represented by a certificated note and any provisions relating to this feature of the note;

•	the authorized denominations of foreign currency notes; and

•	any other terms of the note consistent with the provisions of the applicable indenture.

The notes can be presented for payment of principal and interest, the transfer of the notes can be registered and the notes can be exchanged at the offices that we maintain for these purposes as described under the heading “—Interest and Principal Payments” below. However, global notes can be exchanged only in the manner and to the extent described under the heading “—Form of Notes; Book-Entry Notes” below.

As used in this prospectus supplement, and unless the applicable pricing supplement specifies otherwise, the term “business day” has the following meanings:

•

for LIBOR notes issued in U.S. dollars, any day that is not a Saturday or Sunday or Federal Reserve holiday and that is not a day that banking institutions in New York City or Charlotte, North Carolina are generally authorized or obligated by law or executive order to close, and is also a London business day, and with respect to an interest determination date, is a London business day;

•

for notes denominated in euro, any day that is not a Saturday or Sunday or Federal Reserve holiday and that is not a day that banking institutions in New York City or Charlotte, North Carolina are generally authorized or obligated by law or executive order to close, and that is not a day that banking institutions in London are generally authorized or obligated by law or executive order to close, and is also a day on which TARGET 2 is open for the settlement of payment in euro, which will be referred to as a TARGET business day;

•

for notes denominated in a specified currency other than euro, any day that is not a Saturday or Sunday or Federal Reserve holiday and that is not a day that banking institutions in New York City or Charlotte, North Carolina are generally authorized or obligated by law or executive order to close, and is also a day on which commercial banks and foreign exchange markets settle payments in the principal financial center of the country of the relevant specified currency (if other than New York City); and

•

in all other instances, any day that is not a Saturday or Sunday or Federal Reserve holiday and that is not a day that banking institutions in New York City or Charlotte, North Carolina are generally authorized or obligated by law or executive order to close.

The “Federal Reserve” refers to the Board of Governors of the Federal Reserve System.

A “London business day” is any day on which dealings in U.S. dollars are transacted in the London interbank market. “TARGET 2” is the Trans-European Automated Real-Time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

Unless otherwise specified in the applicable pricing supplement, the principal financial center of any country for the purpose of the foregoing definition means (1) the capital city of the country issuing the specified currency, or (2) the capital city of the country to which the designated LIBOR currency relates, as applicable, except, in the case of (1) or (2) above, that with respect to United States dollars, Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the “principal financial center” shall be The City of New York and (solely in the case of the specified currency) Sydney, Toronto, London (solely in the case of the designated LIBOR currency), Wellington, Johannesburg and Zurich, respectively.

Interest and Principal Payments

Unless the applicable pricing supplement specifies otherwise, we will make payments of principal, interest owed, and premium, if any, with respect to any note in U.S. dollars, subject to the special provisions described under the heading “—Foreign Currency Notes.” Except as provided under the heading “—Form of Notes; Book- Entry Notes” below, we will pay interest to the person in whose name a note, or any predecessor note, is registered at the close of business on the regular record date next preceding each interest payment date. If the original issue date of a note is between a regular record date and an interest payment date, the initial interest payment will be made on the interest payment date following the next succeeding regular record date to the registered holder on that next succeeding regular record date. Interest payable at maturity or, if applicable, upon redemption will be payable to the person to whom the principal will be payable.

The holder of a note having a specified currency other than U.S. dollars may (if the applicable pricing supplement and that note so indicate) elect to receive all payments in respect of that note in the specified currency by delivery of a written notice to the paying agent for that note not later than fifteen calendar days prior to the applicable payment date. That election will remain in effect until revoked by written notice to the paying agent received not later than fifteen calendar days prior to the applicable payment date.

We can change interest rates and base rates from time to time but this change will not affect any note issued or note that we agreed to issue. Unless the applicable pricing supplement specifies otherwise, the interest payment dates and the regular record dates for fixed rate notes will be as described below under the heading “—Fixed Rate Notes” and the interest payment dates and the regular record dates for floating rate notes will be as described below under the heading “—Floating Rate Notes.”

Unless the applicable pricing supplement specifies otherwise, the agent for payment, transfer and exchange of the notes, who is referred to in this prospectus supplement as the paying agent, is U.S. Bank National Association acting through its corporate trust office in New York, New York. The paying agent may be terminated or resign at any time as long as a new paying agent is in place. Unless the applicable pricing supplement specifies otherwise, we will pay the principal, interest, and premium, if any, at maturity or redemption in immediately available funds to DTC, as depositary, or its nominee, or such other depositary specified in the applicable pricing supplement, as the registered owner of the global notes representing the book- entry notes. But we may at our option pay principal and any premium and interest on any registered note by mailing a check to the address of the person or entity entitled to the payment shown on our security register, except that holders of U.S. $10,000,000 or more in aggregate principal amount of similar notes will receive payments by wire transfer of immediately available funds if they have given appropriate wire transfer instructions to the applicable trustee or the paying agent in writing not later than ten business days prior to the applicable payment date.

Interest Rates

General

The interest rate on the notes will be:

•	in the case of fixed rate notes, a fixed rate;

•	in the case of floating rate notes, a floating rate determined by one or more base rates, which may be adjusted by a spread or a spread multiplier, or both; or

•	any combination of the above.

A floating rate note may also have either or both of the following:

•	a maximum interest rate limitation, or ceiling, on the rate at which interest will accrue during any interest period; and

•	a minimum interest rate limitation, or floor, on the rate at which interest will accrue during any interest period.

Each note that bears interest will bear interest from and including its date of issue (or other specified date on which interest begins to accrue) or from and including the most recent interest payment date on which interest has been paid or duly provided for:

•	at the fixed rate per annum applicable to the related interest period;

•

at the rate per annum determined by reference to the base rate applicable to the related interest period or interest periods, in each case as specified in the note and in the applicable pricing supplement, until the principal is paid or made available for payment; or

•	as specified in the applicable pricing supplement.

Interest will be payable on each interest payment date and at maturity or, if applicable, upon redemption. The interest rate on a note for any interest period will in no event be higher than the maximum rate permitted by New York law as this law may be modified by United States law of general application. Under present New York law, the maximum rate of interest, with certain exceptions, is 16% per annum on a simple interest basis for securities in which less than $250,000 has been invested and 25% per annum on a simple interest basis for securities in which $250,000 or more has been invested. This limit may not apply to securities in which $2,500,000 or more has been invested. Additionally, the interest rate on the floating rate notes will in no event be lower than zero.

The applicable pricing supplement will specify the following with respect to each note that bears interest:

•	the issue price and interest payment dates;

•	for any fixed rate note, the interest rate;

•	for any floating rate note:

•

the method, which may vary from interest period to interest period, of calculating the interest rate applicable to each interest period including, if applicable, the fixed rate per annum applicable to one or more interest periods;

•	the index maturity, which means the period to maturity of any instrument on which the base rate for any interest period is predicated;

•	any spread or spread multiplier;

•	the interest determination dates;

•	the interest reset dates;

•	any minimum (floor) or maximum (ceiling) interest rate limitation on the rate at which interest will accrue during any interest period;

•	whether the note is an original issue discount note;

•	any other terms related to interest on the notes; and

•	for any note that has both a fixed interest rate and a floating interest rate, any combination of the above.

Fixed Rate Notes

How Interest on Fixed Rate Notes Accrues

Each fixed rate note will bear interest from the date of issue at the annual rate stated on its face and in the applicable pricing supplement. Unless the applicable pricing supplement specifies otherwise, interest payments for fixed rate notes will be the amount of interest accrued to but excluding the relevant interest payment date.

When Interest on Fixed Rate Notes Is Paid

Unless otherwise specified in the applicable pricing supplement, the interest payment dates for fixed rate notes will be February 1 and August 1 of each year and at maturity or, if applicable, upon redemption. Unless otherwise specified in the applicable pricing supplement, the regular record dates for fixed rate notes will be the day, whether or not a business day, fifteen calendar days preceding each interest payment date.

How Interest on Fixed Rate Notes Is Calculated

Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.

If a Payment Date Is Not a Business Day

If any interest payment date on a fixed rate note is not a business day, the interest payment will be made on the next day that is a business day, and no interest will accrue for the period from and after the scheduled interest payment date.

Floating Rate Notes

General

Each floating rate note will bear interest at a floating rate determined by reference to an interest rate basis or formula, which we refer to as the base rate.

The applicable pricing supplement may designate one or more of the following base rates as applicable to each floating rate note:

•	CDOR;

•	the commercial paper rate;

•	the CMT rate;

•	EURIBOR;

•	the federal funds rate;

•	LIBOR;

•	the prime rate;

•	SOFR;

•	the treasury rate; or

•	one or more other base rates specified in the applicable pricing supplement.

The interest rate on each floating rate note for each interest period will be determined by reference to the applicable base rate specified in the applicable pricing supplement for that interest period, plus or minus any applicable spread and/or multiplied by any applicable spread multiplier.

The spread is the number of basis points, each one-hundredth of a percentage point, specified in the applicable pricing supplement to be added or subtracted from the base rate for that floating rate note. For example, if a note bears interest at LIBOR plus one basis point, or .01%, and the calculation agent determines that LIBOR is 5.00% per annum, the note will bear interest at 5.01% per annum until the next interest reset date. The spread multiplier is the percentage specified in the applicable pricing supplement to be applied to the base rate for a floating rate note. For example, if a note bears interest at 90% of LIBOR, and the calculation agent determines that LIBOR is 5.00% per annum, the note will bear interest at 4.50% per annum until the next interest reset date.

When Interest on Floating Rate Notes Is Paid

Unless the applicable pricing supplement specifies otherwise and except as provided below, we will pay interest on floating rate notes on the following interest payment dates:

•	in the case of floating rate notes with a daily, weekly or monthly interest reset date, on the third Wednesday of each month of each year;

•	in the case of floating rate notes with a quarterly interest reset date, on the third Wednesday of March, June, September and December of each year;

•	in the case of floating rate notes with a semi-annual interest reset date, on the third Wednesday of the two months of each year specified in the applicable pricing supplement; and

•	in the case of floating rate notes with an annual interest reset date, on the third Wednesday of the month of each year specified in the applicable pricing supplement.

Unless the applicable pricing supplement specifies otherwise, we will also pay interest, in the case of all floating rate notes, at maturity or, if applicable, upon redemption.

Unless the applicable pricing supplement specifies otherwise, the regular record dates for the floating rate notes will be the day, whether or not a business day, fifteen calendar days preceding each interest payment date.

If a Payment Date Is Not a Business Day

If any interest payment date for a floating rate note is a day that is not a business day, the interest payment date for the floating rate note will be postponed to the next day that is a business day, provided that for LIBOR, EURIBOR and SOFR notes, if that business day is in the next calendar month, the interest payment date will be the immediately preceding business day.

How Floating Interest Rates Are Reset

The rate of interest on each floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually or annually, as specified in the applicable pricing supplement. The date on which the rate of interest on a floating rate note is reset is called the interest reset date.

Unless the applicable pricing supplement specifies otherwise, the interest reset date will be as follows:

•	in the case of floating rate notes which are reset daily, each business day;

•	in the case of floating rate notes, other than treasury rate notes, which are reset weekly, the Wednesday of each week;

•

in the case of floating rate notes that are treasury rate notes which are reset weekly, the Tuesday of each week, except if the auction date falls on a Tuesday, then the next business day, as provided below;

•	in the case of floating rate notes which are reset monthly, the third Wednesday of each month;

•	in the case of floating rate notes which are reset quarterly, the third Wednesday of March, June, September and December of each year;

•	in the case of floating rate notes which are reset semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement; and

•	in the case of floating rate notes which are reset annually, the third Wednesday of the month of each year specified in the applicable pricing supplement.

The applicable pricing supplement will indicate the interest rate in effect from the date of issue to the first interest reset date with respect to a floating rate note, which we refer to as the initial interest rate. If any interest reset date for a floating rate note is a day that is not a business day, the interest reset date will be postponed to the next day that is a business day, provided that for LIBOR, EURIBOR and SOFR notes, if the next business day is in the succeeding calendar month, the interest reset date will be the immediately preceding business day.

Date Interest Rate Is Determined

Unless the applicable pricing supplement specifies otherwise, the interest rate determined for any interest determination date will become effective on the next succeeding interest reset date. The interest determination date is the date that the calculation agent will refer to when determining the new interest rate at which a floating rate will reset.

Unless otherwise specified in the applicable pricing supplement, the interest determination date for any interest reset date will be:

•	for CDOR notes, the interest reset date;

•	for commercial paper rate notes, prime rate notes and CMT rate notes, the second business day before such interest reset date;

•	for federal funds rate notes, the business day immediately preceding such interest reset date;

•	for LIBOR notes, the second London business day before such interest reset date;

•	for SOFR notes, a U.S. Government Securities Business Day (as defined in “—Base Rates—SOFR”), as set forth in the applicable pricing supplement; and

•	for treasury rate notes, the business day (other than the interest reset date) on which treasury bills would normally be auctioned in the week in which such interest reset date falls.

Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, although it may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that Friday will be the interest determination date for the interest reset date for treasury rate notes occurring in the next week. If an auction falls on a day that is an interest reset date for a treasury rate note, the interest reset date will be the following business day.

Unless otherwise specified in the applicable pricing supplement, the interest determination date for a floating rate note, which interest rate is determined by two or more base rates, will be the latest business day that is at least two business days prior to the interest reset date for the floating rate note on which each such base rate can be determined.

How Interest on Floating Rate Notes Is Calculated

Interest on floating rate notes will accrue from and including the most recent interest payment date on which interest is paid or duly provided for, or, if no interest is paid or duly provided for, the date will be from and including the issue date or any other date specified in the pricing supplement on which interest begins to accrue. Interest will accrue to, but excluding, the next interest payment date, or if earlier, the date on which the principal is paid or duly made available for payment. Accrued interest for a floating rate note will be calculated by multiplying the principal amount of the floating rate note by an accrued interest factor. The accrued interest factor will be the sum of the interest factors calculated for each day in the period for which the interest is being paid.

Unless otherwise specified in the applicable pricing supplement, the interest factor for each day is computed by dividing the annual interest rate, expressed as a decimal, applicable to that day:

•	by 360, for commercial paper rate notes, federal funds rate notes, EURIBOR notes, LIBOR notes, SOFR notes and prime rate notes; or

•	by the actual number of days in the year, in the case of treasury rate notes, CDOR notes and CMT rate notes.

Unless otherwise specified in the applicable pricing supplement, all percentages resulting from any calculation for the floating rate notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% or .09876545 will be rounded to 9.87655% or .0987655, and 9.876544% or 09876544 will be rounded to 9.87654% or .0987654. All calculations of the accrued interest factor for any day on floating rate notes will be rounded, if necessary, to the nearest one hundred-millionth, with five one-billionths rounded upward. For example, .098765455 will be rounded to .09876546 and .098765454 will be rounded to .09876545. All dollar amounts used in or resulting from any of these calculations will be rounded to the nearest cent, with one-half cent being rounded upwards.

The interest rate in effect on each day will be:

•	if the day is an interest reset date, the interest rate for the interest determination date related to the interest reset date; or

•

if the day is not an interest reset date, the interest rate for the interest determination date related to the next preceding interest reset date, subject in either case to any maximum or minimum interest rate referred to in the applicable pricing supplement.

Unless the applicable pricing supplement specifies otherwise, U.S. Bank National Association will be the calculation agent for any issue of floating rate notes. The calculation agent may be terminated or resign at any time as long as a new calculation agent is in place. On or before each calculation date, the calculation agent will determine the interest rate as described below and notify us and the paying agent. The paying agent will determine the accrued interest factor applicable to the floating rate note. The paying agent will, at the request of the holder of a floating rate note, provide the interest rate then in effect and the interest rate that will become effective as a result of a determination made on the most recent interest determination date for the floating rate note. The determinations of interest rates made by the calculation agent are conclusive and binding in the absence of manifest error, and neither the applicable trustee nor the paying agent has the duty to verify them. The determinations of accrued interest factors made by the paying agent are conclusive and binding in the absence of manifest error.

Unless the applicable pricing supplement specifies otherwise, the calculation date, if applicable, related to any interest determination date on a floating rate note will be the earlier of:

•	the tenth calendar day after the interest determination date, or, if that day is not a business day, the following business day; and

•	the business day before the applicable interest payment date, maturity date or redemption date, as the case may be.

Base Rates

CDOR

CDOR notes will bear interest at the interest rates, calculated with reference to the Canadian dollar three- month Banker’s Acceptance Rate, commonly referred to as CDOR, and the spread and/or spread multiplier, if any, specified in the CDOR notes and in the applicable pricing supplement. CDOR notes will be subject to the minimum and the maximum interest rate, if any.

The calculation agent will determine CDOR on each interest determination date relating to a floating rate note for which the interest rate is determined with reference to the CDOR (a “CDOR interest determination date”). The CDOR interest determination date is the first day of such interest period. Unless otherwise specified in the applicable pricing supplement, CDOR will be the offered rate for Canadian dollar bankers’ acceptances having a maturity of three months, as such rate appears on the Reuters Screen CDOR page, or such other replacing service or such other service that may be nominated by the person sponsoring the information appearing there for the purpose of displaying offered rates for Canadian dollar bankers’ acceptances having a maturity of three months, at approximately 10:00 a.m., Toronto time, on such CDOR interest determination date.

Unless otherwise specified in the applicable pricing supplement, the following procedures will be followed if CDOR cannot be determined as described above.

•

If no offered rate appears on Reuters Screen CDOR page on a CDOR interest determination date at approximately 10:00 a.m., Toronto time, then CDOR shall be determined by us or an entity designated by us (the “Schedule I Bank Selector,” which may be our affiliate but which shall not be the calculation agent unless otherwise agreed by the calculation agent in writing) and will be the average of the bid rates of interest for Canadian dollar bankers’ acceptances with maturities of three months for same day settlement as quoted by such of the Schedule I banks (as defined in the Bank Act (Canada)) as may quote such a rate as of 10:00 a.m., Toronto time, on such CDOR interest determination date. If at least two quotations are provided, CDOR will be the arithmetic average of the quotations provided.

•

If the Schedule I banks so selected by us or the Schedule I Bank Selector are not quoting as mentioned above, CDOR for the next interest period will be the rate in effect for the preceding interest period.

Commercial Paper Rate

Commercial paper rate notes will bear interest at the interest rates, calculated with reference to the commercial paper rate and the spread and/or spread multiplier, if any, specified in the commercial paper rate notes and in the applicable pricing supplement. Commercial paper rate notes will also be subject to the minimum and the maximum interest rate, if any.

Unless the applicable pricing supplement specifies otherwise, “commercial paper rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the commercial paper rate (a “commercial paper rate interest determination date”), the money market yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable pricing supplement as published in the “Selected Interest Rates (Daily)-H.15” release of the Federal Reserve, available at https://www.federalreserve.gov/releases/h15/, or any successor site or publication, which we refer to as H.15 Daily Update, under the heading “Commercial Paper—Nonfinancial.”

Unless otherwise specified in the applicable pricing supplement, the following procedures will be followed if the commercial paper rate cannot be determined as described above:

•

If by 3:00 p.m., New York City time, on the calculation date relating to the commercial paper rate interest determination date, the above rate is not published in H.15 Daily Update, then the calculation agent will determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on the commercial paper rate interest determination date of three leading dealers of commercial paper in New York City, selected by us, for commercial paper having the index maturity specified in the applicable pricing supplement placed for an industrial issuer whose bond rating is “AA” or the equivalent, from a nationally recognized statistical rating agency.

•

If the dealers selected by us are not quoting as described in the previous bullet point, the commercial paper rate in effect immediately before the commercial paper rate interest determination date will not change and will remain the commercial paper rate in effect on the commercial paper rate interest determination date.

Money market yield is a yield (expressed as a percentage) calculated under the following formula:

Money Market Yield =	D X 360	X 100

360 – (D x M)

where “D” refers to the applicable annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the interest period for which the interest is being calculated.

Constant Maturity Treasury (CMT) Rate

CMT rate notes will bear interest at the interest rates calculated with reference to the CMT rate and the spread and/or spread multiplier, if any, specified in the CMT rate notes and in the applicable pricing supplement. CMT rate notes will be subject to the minimum and the maximum interest rate, if any.

Unless otherwise specified in the applicable pricing supplement, “CMT rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the CMT rate (a “CMT rate interest determination date”):

(i) If “Reuters Page FRBCMT” is the specified CMT Reuters Page in the applicable pricing supplement, the CMT rate on the CMT rate interest determination date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as set forth in H.15 Daily Update under the caption “Treasury constant maturities,” as such yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace such page on such service) (“Reuters Page FRBCMT”) for such CMT rate interest determination date. If such rate does not appear on Reuters Page FRBCMT, the CMT rate on such CMT rate interest determination date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement and for such CMT rate interest determination date as set forth in H.15 Daily Update under the caption “Treasury constant maturities.” If such rate does not appear in H.15 Daily Update, the CMT rate on such CMT rate interest determination date shall be the rate for the period of the index maturity specified in the applicable pricing supplement as may then be published by either the Federal Reserve or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate that would otherwise have been published in H.15 Daily Update. If the Federal Reserve or the United States Department of the Treasury does not publish a yield on United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement for such CMT rate interest determination date, the

CMT rate on such CMT rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT rate interest determination date of three leading primary United States government securities dealers in New York City (which may include the agents or their affiliates) (each, a “reference dealer”) selected by us from five such reference dealers selected by us and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the index maturity specified in the applicable pricing supplement, a remaining term to maturity no more than one year shorter than such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT rate on such CMT rate interest determination date shall be calculated by the calculation agent and shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated. If fewer than three prices are provided as requested, the CMT rate on such CMT rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT rate interest determination date of three reference dealers selected by us from five such reference dealers selected by us and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement, a remaining term to maturity closest to such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT rate on such CMT rate interest determination date shall be calculated by the calculation agent and shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT rate determined as of such CMT rate interest determination date shall be the CMT rate in effect on such CMT rate interest determination date. If two such United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to such index maturity, the quotes for the treasury security with the shorter original term to maturity will be used.

(ii) If “Reuters Page FEDCMT” is the specified CMT Reuters Page in the applicable pricing supplement, the CMT rate on the CMT rate interest determination date shall be a percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as set forth in H.15 Daily Update opposite the caption “Treasury Constant Maturities,” as such yield is displayed on Reuters on page FEDCMT (or any other page as may replace such page on such service) (“Reuters Page FEDCMT”) for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT rate interest determination date falls. If such rate does not appear on Reuters Page FEDCMT, the CMT rate on such CMT rate interest determination date shall be a percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement for the week or month, as applicable, preceding such CMT rate interest determination date as set forth in H.15 Daily Update opposite the caption “Treasury Constant Maturities.” If such rate does not appear in H.15 Daily Update, the CMT rate on such CMT rate interest determination date shall be the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT rate interest determination date falls. If the Federal Reserve Bank of New York does not publish a one-week or one- month, as specified in the applicable pricing supplement, average yield on United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement for the applicable week or month, the CMT rate on such CMT rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT rate interest determination date of three reference dealers selected by us from five such reference dealers selected by us and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the index maturity specified in the applicable pricing supplement, a remaining term to maturity of no more than one year shorter than such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT rate on such CMT rate interest determination date shall be the rate on the CMT rate interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotation shall be eliminated. If fewer than three prices are provided as requested, the CMT rate on such CMT rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT rate interest determination date of three reference dealers selected by us from five such reference dealers selected by us and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity longer than the index maturity specified in the applicable pricing supplement, a remaining term to maturity closest to such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If fewer than five but more than two such prices are provided as requested, the CMT rate on such CMT rate interest determination date shall be the rate on the CMT rate interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT rate determined as of such CMT rate determination date shall be the CMT rate in effect on such CMT rate interest determination date. If two United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to such index maturity, the quotes for the Treasury security with the shorter original term to maturity will be used.

EURIBOR

EURIBOR notes will bear interest at the interest rates, calculated with reference to EURIBOR and the spread and/or spread multiplier, if any, specified in the EURIBOR notes and in the applicable pricing supplement. EURIBOR notes will be subject to the minimum and the maximum interest rate, if any.

Unless otherwise specified in the applicable pricing supplement, EURIBOR means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to EURIBOR (a “EURIBOR interest determination date”), a base rate equal to the interest rate for deposits in euro designated as “EURIBOR” and sponsored jointly by the European Banking Federation and ACI—the Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing that rate. EURIBOR will be determined in the following manner:

•

EURIBOR will be the offered rate for deposits in euro having the index maturity specified in the applicable pricing supplement, beginning on the second euro business day after such EURIBOR interest determination date, as that rate appears on Reuters Page EURIBOR 01 as of 11:00 a.m., Brussels time, on such EURIBOR interest determination date.

•

If the rate described above does not appear on Reuters Page EURIBOR 01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on such EURIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by us: euro deposits having such EURIBOR index maturity, beginning on the relevant EURIBOR interest reset date, and in a representative amount. The calculation agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR interest determination date will be the arithmetic mean of the quotations.

•

If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 a.m., Brussels time on that interest determination date, by three major banks in the euro-zone selected by us: loans of euro having such EURIBOR index maturity, beginning on the relevant EURIBOR interest reset date, and in an amount that is representative of a single transaction in euro in that market at the time.

•

If fewer than three banks selected by us are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

In the event that the EURIBOR is discontinued, the calculation of interest for such EURIBOR notes would be governed by the applicable EU Benchmark Replacement provisions. Those provisions will be included in the applicable pricing supplement for the EURIBOR notes.

Federal Funds Rate

Federal funds rate notes will bear interest at the interest rates, calculated with reference to the federal funds rate and the spread and/or spread multiplier, if any, specified in the federal funds rate notes and in the applicable pricing supplement. Federal funds rate notes will be subject to the minimum and the maximum interest rate, if any. The federal funds rate will be calculated by reference to either the federal funds (effective) rate, the federal funds open rate or the federal funds target rate, as specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, “federal funds rate” means the rate determined by the calculation agent, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the federal funds rate (a “federal funds rate interest determination date”), in accordance with the following provisions:

(i) If “federal funds (effective) rate” is the specified federal funds rate in the applicable pricing supplement, the federal funds rate as of the applicable federal funds rate interest determination date shall be the rate with respect to such date for United States dollar federal funds as published in H.15 Daily Update opposite the caption “Federal funds (effective),” as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) (“Reuters Page FEDFUNDS1”) under the heading “EFFECT,” or, if such rate is not so published by 3:00 p.m., New York City time, on the calculation date, the rate with respect to such federal funds rate interest determination date for United States dollar federal funds as published in such other recognized electronic source used for the purpose of displaying such rate, under the caption “Federal funds (effective).” If such rate does not appear on Reuters Page FEDFUNDS1 or is not yet published in H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate with respect to such federal funds rate interest determination date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by us, prior to 9:00 a.m., New York City time, on the business day following such federal funds rate interest determination date; provided, however, that if the brokers so selected by us are not quoting as mentioned in this sentence, the federal funds rate determined as of such federal funds rate interest determination date will be the federal funds rate in effect on such federal funds rate interest determination date without giving effect to any resetting of the federal funds rate on such federal funds rate interest determination date.

(ii) If “federal funds open rate” is the specified federal funds rate in the applicable pricing supplement, the federal funds rate as of the applicable federal funds rate interest determination date shall be the rate on such date under the heading “Federal Funds” for the relevant index maturity and opposite the caption “Open” as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”), or, if such rate does not appear on Reuters Page 5 by 3:00 p.m., New York City time, on the calculation date, the federal funds rate for the federal funds rate interest determination date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If such rate does not appear on Reuters Page 5 or is not displayed on FFPREBON Index page on Bloomberg or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate on such federal funds rate interest determination date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by us prior to 9:00 a.m., New York City time, on such federal funds rate interest determination date; provided, however, that if the brokers so selected by us are not quoting as mentioned in this sentence, the federal funds rate determined as of such federal funds rate interest determination date will be the federal funds rate in effect on such federal funds rate interest determination date without giving effect to any resetting of the federal funds rate on such federal funds rate interest determination date.

(iii) If “federal funds target rate” is the specified federal funds rate in the applicable pricing supplement, the federal funds rate as of the applicable federal funds rate interest determination date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 p.m., New York City time, on the calculation date, the federal funds rate for such federal funds rate interest determination date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=”). If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate on such federal funds rate interest determination date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by us prior to 9:00 a.m., New York City time, on such federal funds rate interest determination date; provided, however, that if the brokers so selected by us are not quoting as mentioned in this sentence, the federal funds rate determined as of such federal funds rate interest determination date will be the federal funds rate in effect on such federal funds rate interest determination date without giving effect to any resetting of the federal funds rate on such federal funds rate interest determination date.

LIBOR

LIBOR notes will bear interest at the interest rates, calculated with reference to the London interbank offered rate, commonly referred to as LIBOR, and the spread and/or spread multiplier, if any, specified on the face of the LIBOR notes and in the applicable pricing supplement. LIBOR notes will be subject to the minimum and the maximum interest rate, if any.

Unless otherwise specified in the applicable pricing supplement, the calculation agent will determine LIBOR for each interest determination date relating to a LIBOR note as follows:

(i) With respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to LIBOR (a “LIBOR interest determination date”), LIBOR will be the rate for deposits in the designated LIBOR currency having the index maturity specified in such pricing supplement as such rate is displayed on Reuters on page LIBOR01 (or any other page as may replace such page on such service for the purpose of displaying the London interbank rates of major banks for the designated LIBOR currency) (“Reuters Page LIBOR01”) as of 11:00 a.m., London time, on such LIBOR interest determination date. If no such rate so appears, LIBOR on such LIBOR interest determination date will be determined in accordance with the provisions described in clause (ii) below.

(ii) With respect to a LIBOR interest determination date on which no rate is displayed on Reuters Page LIBOR01 as specified in clause (i) above, an entity designated by us in writing to select reference banks and provide the contact information for such reference banks (the “Reference Bank Selector,” which may be our affiliate but which shall not be the calculation agent unless otherwise agreed by the calculation agent in writing) shall select in writing (with contact information) the principal London offices of each of four major reference banks (which may include affiliates of the agents) in the London interbank market, and request that they provide the calculation agent with its offered quotation for deposits in the designated LIBOR currency for the period of the index maturity specified in the applicable pricing supplement, commencing on the related interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR interest determination date and in a principal amount that is representative for a single transaction in the designated LIBOR currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR interest determination date will be the arithmetic mean calculated by the calculation agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR interest determination date will be the arithmetic mean calculated by the calculation agent of the rates quoted at approximately 11:00 a.m., in the applicable principal financial center, on such LIBOR interest determination date by three major banks (which may include affiliates of the agents) in such principal financial center selected in writing (with contact information) by the Reference Bank Selector for loans in the designated LIBOR currency to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in the designated LIBOR currency in such market at such time; provided, however, that if the banks so selected by the Reference Bank Selector are not quoting as mentioned in this sentence (or if no reference banks are selected in writing by the Reference Bank Selector), LIBOR determined as of such LIBOR interest determination date shall be equal to LIBOR in effect on such LIBOR interest determination date.

Notwithstanding the foregoing paragraph, if we, in our sole and absolute discretion, or our Designee (as defined below in this “—LIBOR” section) determines on or prior to the relevant LIBOR interest determination date that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to LIBOR, then the provisions set forth below under the heading “—Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations, calculations and quotations made or obtained for the purposes of calculating the rate of interest payable on the LIBOR notes. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the rate of interest that will be payable for each interest period will be a per annum rate equal to the sum of the Benchmark Replacement (as defined below) and the applicable margin.

Effect of LIBOR Benchmark Transition Event

Benchmark Replacement. If we or the Designee determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the notes in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we or the Designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Decisions and Determinations; Records. Any determination, decision or election that may be made by us or the Designee pursuant to the benchmark transition provisions set forth herein, and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	if made by us, will be made in our sole discretion;

•	if made by the Designee, will be made after consultation with us, and the Designee will not make any such determination, decision or election to which we object; and

•	shall become effective without consent from the holders of the notes or any other party.

We may designate an entity (the “Designee”), which may be our affiliate, but which shall not be the calculation agent, fiscal agent or paying agent unless otherwise agreed by such agent in writing, to make any determination, decision or election that we have the right to make in connection with these benchmark transition provisions set forth herein and in the applicable pricing supplement. Any determination, decision or election pursuant to the benchmark transition provisions not made by the Designee will be made by us on the basis as described above.

Additional Information about SOFR. As further described herein, the rate of interest on the notes will, in certain circumstances described herein, be determined by reference to either Term SOFR or Compounded SOFR. For additional information on SOFR, please see below under “—SOFR—Additional Information about SOFR.”

Certain Defined Terms

As used in this “—LIBOR” section:

“Benchmark” means, initially, LIBOR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark; provided that if we or the Designee (after consulting with us) cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date, then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or the Designee (after consulting with us) producing a commercially reasonable result as of the Benchmark Replacement Date:

(1)	the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(3)

the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) and (b) the Benchmark Replacement Adjustment;

(4)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(5)

the sum of: (a) the alternate rate that has been selected by us or the Designee (after consulting with us) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or the Designee (after consulting with us) as of the Benchmark Replacement Date:

(1)	the spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body or determined by us or the Designee (after consulting with us) in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case, for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Designee (after consulting with us) or by us giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts of tenors and other administrative matters) that we or the Designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or the Designee decide that adoption of any portion of such market practice is not administratively feasible or if we or the Designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or the Designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by us or the Designee (after consulting with us) in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2)

if, and to the extent that, we or the Designee (after consulting with us) determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by us or the Designee (after consulting with us) giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Designated LIBOR currency” means the currency specified in the applicable pricing supplement as to which LIBOR shall be calculated or, if no such currency is specified in the applicable pricing supplement, U.S. dollars.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement and is not incorporated in this prospectus supplement by reference.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Principal financial center” means (i) the capital city of the country issuing the specified currency or (ii) the capital city of the country to which the designated LIBOR currency, if applicable, relates, except, in each case, that with respect to United States dollars, Australian dollars, Canadian dollars, euro, New Zealand dollars, South African rand and Swiss francs, the “principal financial center” shall be New York City, Sydney, Toronto, London (solely in the case of the designated LIBOR currency), Wellington, Johannesburg and Zurich, respectively.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the relevant LIBOR interest determination date, and (2) if the Benchmark is not LIBOR, the time determined by us or the Designee (after consulting with us) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any U.S. Government Securities Business Day means the secured overnight financing rate published for such day on the immediately following U.S. Government Securities Business Day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website, or any successor source. The information contained on such website is not part of this prospectus supplement and is not incorporated into this prospectus supplement by reference.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“U.S. Government Securities Business Day” means any day other than a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Prime Rate

Prime rate notes will bear interest at the interest rates, calculated with reference to the prime rate and the spread and/or spread multiplier, if any, specified in the prime rate notes and in the applicable pricing supplement. Prime rate notes will be subject to the minimum and the maximum interest rate, if any.

Unless otherwise specified in the applicable pricing supplement, “prime rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the prime rate (a “prime rate interest determination date”), the rate on such date as such rate is published in H.15 Daily Update under the caption “Bank prime loan” or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Bank prime loan.” If such rate is not yet published in H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the prime rate shall be the arithmetic mean calculated by the calculation agent of the rates of interest publicly announced by each bank that appears on Reuters on page USPRIME1 (or any other page as may replace such page on such service for the purpose of displaying prime rates or base lending rates of major United States banks) (“Reuters Page USPRIME1”) as such bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on such prime rate interest determination date. If fewer than four such rates so appear on the Reuters Page USPRIME1 for such prime rate interest determination date by 3:00 p.m., New York City time, on the related calculation date, then the prime rate shall be the arithmetic mean calculated by the calculation agent of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such prime rate interest determination date by three major banks (which may include affiliates of the agents) in New York City selected by us; provided, however, that if the banks so selected by us are not quoting as mentioned in this sentence, the prime rate determined as of such prime rate interest determination date will be the prime rate in effect on such prime rate interest determination date.

“Reuters Page USPRIME1” means the display on the Reuters EIKON (or any successor service) on the “USPRIME1 Page” (or such other page as may replace the USPRIME1 Page on such service) for the purpose of displaying prime rates or base lending rates of major U.S. banks.

SOFR

SOFR notes will bear interest at the interest rates, calculated with reference to the 30-, 60- or 90-day average Secured Overnight Financing Rate, commonly referred to as SOFR, or any other SOFR rate or SOFR index rate, as may be published or recommended at such time by the Federal Reserve Bank of New York or calculable at such time by reference to such published or recommended rates, and the spread and/or spread multiplier, if any, specified in the SOFR notes and in the applicable pricing supplement. SOFR notes will be subject to the minimum and the maximum interest rate, if any.

Unless the applicable pricing supplement specifies otherwise, the calculation agent will determine SOFR for each interest determination date relating to a SOFR note (a “SOFR interest determination date”) by reference to such rates as published by the Relevant Governmental Body, as the administrator of such rate (or a successor administrator), on the Federal Reserve Bank of New York’s Website (or the reference page for any successor administrator) on or about 3:00 p.m. (New York City time) on the such SOFR interest determination date. If no such rate so appears, or the rates necessary for the applicable calculation do not appear, in accordance with the preceding sentence, the applicable SOFR or SOFR rate or SOFR index rate, as applicable, shall be determined by us or an entity designated by us in writing to select reference banks and provide the contact information for such reference banks (the “Reference Bank Selector,” which may be our affiliate but which shall not be the calculation agent unless otherwise agreed by the calculation agent in writing) on the basis to be described in the applicable pricing supplement.

Notwithstanding the foregoing paragraph, if we, in our sole and absolute discretion, or our Designee (as defined below in this “—SOFR” section) determines on or prior to the relevant SOFR interest determination date that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to SOFR, then the provisions set forth below under the heading “—Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations, calculations and quotations made or obtained for the purposes of calculating the rate of interest payable on the SOFR notes. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the rate of interest that will be payable for each interest period will be a per annum rate equal to the sum of the Benchmark Replacement (as defined below) and the applicable margin.

Effect of SOFR Benchmark Transition Event

Benchmark Replacement. If we or the Designee determine that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the notes in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, we or the Designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Decisions and Determinations; Records. Any determination, decision or election that may be made by us or the Designee pursuant to the benchmark transition provisions set forth herein, and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	if made by us, will be made in our sole discretion;

•	if made by the Designee, will be made after consultation with us, and the Designee will not make any such determination, decision or election to which we object; and

•	shall become effective without consent from the holders of the SOFR notes or any other party.

We may designate an entity (the “Designee”), which may be our affiliate, but which shall not be the calculation agent, fiscal agent or paying agent unless otherwise agreed by such agent in writing, to make any determination, decision or election that we have the right to make in connection with these benchmark transition provisions set forth herein and in the applicable pricing supplement. Any determination, decision or election pursuant to the benchmark transition provisions not made by the Designee will be made by us on the basis as described above. The Designee shall have no liability for not making any such determination, decision or election.

Certain Defined Terms

As used in this “—SOFR” section:

“Benchmark” means, initially, the Specified SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to such Specified SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or the Designee (after consulting with us) producing a commercially reasonable result as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

(3)

the sum of: (a) the alternate rate that has been selected by us or the Designee (after consulting with us) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or the Designee (after consulting with us) as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body or determined by us or the Designee (after consulting with us) in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case, for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Designee (after consulting with us) or by us giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts of tenors and other administrative matters) that we or the Designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or the Designee decide that adoption of any portion of such market practice is not administratively feasible or if we or the

Designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or the Designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement and is not incorporated in this prospectus supplement by reference.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means the time determined by us or the Designee (after consulting with us) in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any U.S. Government Securities Business Day means the secured overnight financing rate published for such day on the immediately following U.S. Government Securities Business Day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website, or any successor source. The information contained on such website is not part of this prospectus supplement and is not incorporated into this prospectus supplement by reference.

“Specified SOFR” means the 30-, 60- or 90-day average SOFR, or other SOFR rate or SOFR index rate, as specified in the applicable pricing supplement of the SOFR notes.

“U.S. Government Securities Business Day” means any day other than a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Additional Information about SOFR

SOFR is published by the Federal Reserve Bank of New York (the “FRBNY”) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service. FRBNY notes that it obtains information from DTCC Solutions LLC, an affiliate of DTCC.

If data for a given market segment were unavailable for any day, then the most recently available data for that segment would be utilized, with the rates on each transaction from that day adjusted to account for any change in the level of market rates in that segment over the intervening period. SOFR would be calculated from this adjusted prior day’s data for segments where current data were unavailable, and unadjusted data for any segments where data were available. To determine the change in the level of market rates over the intervening period for the missing market segment, the FRBNY would use information collected through a daily survey conducted by its trading desk of primary dealers’ repo borrowing activity.

FRBNY currently publishes SOFR daily on its website at https://apps.newyorkfed.org/markets/autorates/sofr. Information contained in the publication page for SOFR is not incorporated by reference in, and should not be considered part of, this prospectus supplement. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

Each U.S. Government Securities Business Day, the FRBNY publishes SOFR on its website at approximately 8:00 a.m., New York City time. If errors are discovered in the transaction data provided by The Bank of New York Mellon or DTCC Solutions LLC, or in the calculation process, subsequent to the initial publication of SOFR but on that same day, SOFR and the accompanying summary statistics may be republished at approximately 2:30 p.m., New York City time. Additionally, if transaction data from The Bank of New York Mellon or DTCC Solutions LLC had previously not been available in time for publication, but became available later in the day, the affected rate or rates may be republished at around this time. Rate revisions will only be effected on the same day as initial publication and will only be republished if the change in the rate exceeds one basis point. Any time a rate is revised, a footnote to the FRBNY’s publication would indicate the revision. This revision threshold will be reviewed periodically by the FRBNY and may be changed based on market conditions.

Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation or publication.

FRBNY started publishing SOFR in April 2018. FRBNY has also published historical indicative Secured Overnight Financing Rates dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Investors should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.

Neither the FRBNY’s website, nor any of the information or materials available thereon, are incorporated by reference into this prospectus supplement.

Treasury Rate

Treasury rate notes will bear interest at the interest rates, calculated with reference to the treasury rate and the spread and/or spread multiplier, if any, specified in the treasury rate notes and in the applicable pricing supplement. Treasury rate notes will be subject to the minimum and the maximum interest rate, if any.

Unless otherwise specified in the applicable pricing supplement, “treasury rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined by reference to the treasury rate (a “treasury rate interest determination date”), the rate from the auction held on such treasury rate interest determination date (the “auction”) of direct obligations of the United States (“treasury bills”) having the index maturity specified in such pricing supplement under the caption “INVEST RATE” on the display on Reuters page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) or, if not so published at 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield (as defined below) of the rate for such treasury bills as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills.” If such rate is not so published in the related H.15 Daily Update or another recognized source by 3:00 p.m., New York City time, on the related calculation date, the treasury rate on such treasury rate interest determination date shall be the bond equivalent yield of the auction rate of such treasury bills as announced by the United States Department of the Treasury. In the event that such auction rate is not so announced by the United States Department of the

Treasury on such calculation date, or if no such auction is held, then the treasury rate on such treasury rate interest determination date shall be the bond equivalent yield of the rate on such treasury rate interest determination date of treasury bills having the index maturity specified in the applicable pricing supplement as published in H.15 Daily Update under the caption “U.S. government securities/treasury bills/secondary market” or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. government securities/ treasury bills (secondary market).” If such rate is not yet published in the H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the treasury rate on such treasury rate interest determination date shall be calculated by the calculation agent and shall be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such treasury rate interest determination date, of the three leading primary United States government securities dealers (which may include the agents or their affiliates) selected by us, for the issue of treasury bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement; provided, however, that if the dealers so selected by us are not quoting as mentioned in this sentence, the treasury rate determined as of such treasury rate interest determination date will be the treasury rate in effect on such treasury rate interest determination date.

The “bond equivalent yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

bond equivalent yield =	D X N	X 100

360 – (D x M)

where “D” refers to the applicable per annum rate for treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

Original Issue Discount Notes

We may issue notes as original issue discount notes. An original issue discount note is a note, including a zero coupon note, offered at a discount from the principal amount of the note due at its stated maturity, as specified in the applicable pricing supplement.

Unless otherwise specified in the applicable pricing supplement, the amount payable at acceleration of maturity to the holder of an original issue discount note will be the sum of:

•	the amortized face amount of the note, and

•	in the case of an interest-bearing note issued as an original issue discount note, any accrued but unpaid qualified stated interest payments.

Unless otherwise specified in the applicable pricing supplement, the amount payable upon redemption to the holder of an original issue discount note will be the sum of:

•	the applicable percentage of the amortized face amount of the note specified in the applicable pricing supplement, and

•	in the case of an interest-bearing note issued as an original issue discount note, any accrued but unpaid qualified stated interest payments.

For purposes of computing the payments described in the foregoing paragraph, the amortized face amount of an original issue discount note is equal to the sum of:

•	the issue price of the original issue discount note; and

•

the portion of the difference between the issue price and the principal amount of the original issue discount note that has been amortized at the stated yield of the original issue discount note, computed in accordance with the rules set forth in the Internal Revenue Code of 1986, as amended, or the “Code,” and applicable Treasury regulations, at the date as of which the amortized face amount is calculated.

The amortized face amount may not exceed the principal amount of the note due at its stated maturity date. As used in this paragraph, issue price means the principal amount of the original issue discount note due at the stated maturity of the note, less the original issue discount of the note specified on its face and in the applicable pricing supplement. The term stated yield of the original issue discount note means the yield to maturity specified on the face of the note and in the applicable pricing supplement for the period from the note’s original issue date to its stated maturity date based on its issue price and its stated redemption price at maturity.

Persons considering the purchase of original issue discount notes should read the discussion set forth below under the heading “Certain United States Federal Income Tax Consequences—U.S. Holders—Original Issue Discount.”

Redemption

The applicable pricing supplement will indicate whether the notes can be redeemed prior to maturity. If the notes are redeemable, the applicable pricing supplement will indicate the terms of our option to redeem the notes prior to maturity. Unless the pricing supplement provides otherwise, in the case of notes other than zero coupon notes or certain interest bearing notes issued as original issue discount notes, the redemption price will be a specified percentage of the principal amount of the note, together with accrued interest, if any, to, but excluding, the date of redemption. Unless the pricing supplement provides otherwise, in the case of zero coupon notes or certain interest bearing notes issued as original issue discount notes, the redemption price will be a specified percentage of the amortized face amount of the note, together with accrued interest, if any, to, but excluding, the date of redemption (or, for original issue discount notes, any accrued but unpaid qualified stated interest payments). Unless the applicable pricing supplement specifies otherwise, we may redeem any of the notes which are redeemable and remain outstanding either in whole or in part, at any time, with not less than 30 nor more than 60 days’ notice mailed by us to the registered holder of the note. Unless the applicable pricing supplement specifies otherwise, we will not be obligated to redeem or purchase notes subject to a sinking fund or analogous provision or at the option of any holder. If less than all of the notes with similar terms are to be redeemed, the applicable trustee will select the notes to be redeemed by a method that such trustee deems fair and appropriate in accordance with the procedures of the applicable depositary. If we redeem less than all of the principal of a note prior to maturity, we will issue a new note with similar terms and of an authorized denomination representing the unredeemed portion of the note to the registered holder.

Foreign Currency Notes

If we issue notes denominated in a currency other than U.S. dollars, we will not sell those notes in, or to residents of, the country that issues the currency in which those notes are denominated unless permitted by that country’s laws. This prospectus supplement is directed to prospective purchasers who are U.S. residents. Prospective purchasers who are residents of countries other than the United States should consult their own financial and legal advisors with regard to the purchase of the notes and should review the foreign currency risks discussed under the heading “Risk Factors.”

If we issue notes in a specified currency other than U.S. dollars, unless we specify otherwise in the applicable pricing supplement, we will appoint a financial institution to act as the exchange rate agent. The exchange rate agent will determine the applicable rate of exchange that would apply to a payment made in U.S. dollars in respect of the notes, if so required. The exchange rate agent may be one of our affiliates. We will identify in the applicable pricing supplement the exchange rate agent that we have appointed for a particular tranche of notes as of its original issue date. We may appoint different exchange rate agents from time to time after the original issue date of the notes without your consent and without notifying you of the change. All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable pricing supplement that any determination requires our approval. Absent manifest error, those determinations will be final and binding on you and us.

For any notes denominated in a currency other than U.S. dollars, the initial investors will be required to pay for the notes in that foreign currency. The applicable selling agent may arrange for the conversion of U.S. dollars into the applicable foreign currency to facilitate payment for the notes by U.S. purchasers electing to make the initial payment in U.S. dollars. Any such conversion will be made by that selling agent on the terms and subject to the conditions, limitations, and charges as it may establish from time to time in accordance with its regular foreign exchange procedures, and subject to United States laws and regulations. All costs of any such conversion for the initial purchase of the notes will be borne by the initial investors using those conversion arrangements.

We generally will pay principal, premium, if any, interest, and other amounts payable, if any, on notes denominated in a currency other than U.S. dollars in the applicable foreign currency; provided, however, that we will pay principal of, and premium, if any and interest on, foreign currency notes in U.S. dollars (1) if the notes are held through DTC, unless DTC has received notice from any of its participants of the election of beneficial owners of the notes holding through them to receive payment in the specified currency, in accordance with the procedures described below, in which case, such beneficial owners will receive payment in the specified currency; (2) if the notes are in certificated form, at the option of holders of the notes under the procedures described below; and (3) if the specified currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control.

Holders of beneficial interests in notes through a participant in DTC will receive payments in U.S. dollars, unless they elect to receive payments on those notes in the applicable foreign currency. If a holder through DTC does not make an election through its DTC participant to receive payments in the applicable foreign currency, the exchange rate agent for the relevant notes, which will be named in the applicable pricing supplement, will convert payments to that holder into U.S. dollars, and all costs of those conversions will be borne by that holder by deduction from the applicable payments.

For holders not electing payment in the applicable foreign currency, the U.S. dollar amount of any payment will be the amount of the applicable foreign currency otherwise payable, converted into U.S. dollars at the applicable exchange rate bid quoted by the exchange rate agent as of 11:00 a.m., London time, on the second business day preceding the payment date on which banks are open for business in London and New York City, for the purchase of U.S. dollars with the specified currency, less any costs incurred by the exchange rate agent for that conversion. The costs of those conversions will be shared pro rata among the holders of beneficial interests in the applicable global notes receiving U.S. dollar payments in the proportion of their respective holdings. The exchange rate agent will make those conversions in accordance with the terms of the applicable note and with any applicable arrangements between us and the exchange rate agent.

If an exchange rate quotation is unavailable from the entity or source ordinarily used by the exchange rate agent in the normal course of business, the exchange rate agent will obtain a quotation from a leading foreign exchange bank in London or New York City, which may be an affiliate of the exchange rate agent or another entity selected by the exchange rate agent for that purpose after consultation with us. If no quotation from a leading foreign exchange bank is available, payment will be made in the applicable foreign currency to the account or accounts specified by DTC to the applicable paying agent, unless the applicable foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control. If payment on a note is required to be made in a currency other than U.S. dollars and that currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control, or is no longer used by the government of the relevant country or for the settlement of transactions by public institutions of or within the international banking community (and is not replaced by another currency), then all payments on that note will be made in U.S. dollars on the basis of the most recently available market exchange rate for the applicable foreign currency. Any payment on a note so made in U.S. dollars will not constitute an event of default under the applicable notes.

The holder of a beneficial interest in global notes held through a DTC participant may elect to receive payments on those notes in a foreign currency by notifying the DTC participant through which it holds its beneficial interests on or prior to the fifteenth business day prior to the record date for the applicable notes of (1) that holder’s election to receive all or a portion of the payment in the applicable foreign currency and (2) wire transfer instructions to an account for the applicable foreign currency outside the United States. DTC must be notified of that election and wire transfer instructions (a) on or prior to the fifth business day after the record date for any payment of interest and (b) on or prior to the tenth business day prior to the date for any payment of principal. DTC will notify the applicable trustee of the election and wire transfer instructions (1) on or prior to 5:00 p.m., New York City time, on the fifth business day after the record date for any payment of interest and (2) on or prior to 5:00 p.m., New York City time, on the tenth business day prior to the date for any payment of principal. If complete instructions are forwarded to and received by DTC through a DTC participant and forwarded by DTC to the applicable trustee and received on or prior to the dates described above, the holder will receive payment in the applicable foreign currency outside DTC; otherwise, only U.S. dollar payments will be made by such trustee to DTC.

Unless otherwise specified in the applicable pricing supplement, holders of certificated notes may elect to receive payment on these notes in U.S. dollars by transmitting a written request for such payment to the office of the paying agent in The City of New York on or prior to the fifteenth business day prior to the record date for the applicable notes. Such election must be made in writing (mailed, hand delivered or sent by facsimile transmission) and a separate election is required for each payment. The election will remain in effect until revoked by written notice to the paying agent, but written notice of any such revocation must be received by the paying agent on or prior to the fifteenth business days prior to the record date for the applicable notes. If the notes are held in the name of a broker or nominee, holders should contact their broker or nominee to determine whether and how they may elect to receive payments in U.S. dollars.

Other Provisions; Addenda

Any provisions relating to the calculation of the interest rate applicable to a note or any other related matter may be modified as specified in the applicable pricing supplement.

Consolidation, Merger, Sale, Conveyance and Lease

Each indenture provides that we may not consolidate with or merge into another corporation, or convey, transfer or lease substantially all of our properties and assets to any person unless:

•	the successor assumes our obligations under the applicable indenture and on the debt securities outstanding under the applicable indenture;

•

after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the applicable indenture; and

•	certain other conditions are met.

In that event, the successor will be substituted for us and, except in the case of a lease, we will be relieved of our obligations under the applicable indenture and the debt securities of each outstanding series, including the senior notes or the subordinated notes, as applicable.

Restrictive Covenants under the Senior Indenture

Restriction on Sale or Issuance of Voting Stock of Principal Constituent Banks

Except as described above under “Consolidation, Merger, Sale, Conveyance and Lease,” the senior indenture prohibits (i) our sale or other disposition of shares of, or securities convertible into, or options, warrants or rights to subscribe for, or purchase shares of voting stock of, a Principal Constituent Bank, or (ii) a Principal Constituent Bank’s issuance of its own shares of, or securities convertible into, or options, warrants or rights to subscribe for, or purchase its own shares of voting stock if, in each of (i) and (ii) above, after giving effect to such transaction the Principal Constituent Bank would cease to be a Controlled Subsidiary. In addition, the senior indenture prohibits the merger or consolidation of a Principal Constituent Bank with any other corporation unless we are or a Controlled Subsidiary is the surviving corporation, and the lease, sale or transfer of all or substantially all the properties and assets of a Principal Constituent Bank to any corporation or person, except to us or a Controlled Subsidiary or a person that, upon such lease, sale or transfer, will become our successor company or a Controlled Subsidiary. The senior indenture, however, does not prohibit any such sale, assignment, transfer or disposition of securities, any such merger or consolidation or any such lease, sale or transfer of properties and assets if required by law or as a condition imposed by law to the acquisition by us or any Controlled Subsidiary, directly or indirectly, of any person if, thereafter:

•	such person would be a Controlled Subsidiary;

•	our Consolidated Net Banking Assets would not be decreased; and

•	Truist Bank would still be a Controlled Subsidiary.

“Consolidated Net Banking Assets” means all net assets owned directly or indirectly by each bank subsidiary as such net assets would be reflected on a consolidated balance sheet of Truist prepared in accordance with generally accepted accounting principles at the time.

“Controlled Subsidiary” means any subsidiary of which more than 80% of the aggregate voting power of the outstanding shares of the voting stock is at the time owned directly or indirectly by us or by one or more of our Controlled Subsidiaries, after giving effect to the issuance to any person other than us or any Controlled Subsidiary of voting stock of the subsidiary issuable on exercise of options, warrants or rights to subscribe for such voting stock or on conversion of securities convertible into such voting stock.

“Principal Constituent Bank” means Truist Bank and, at any time, any other bank subsidiary the total assets of which, as set forth in the most recent statement of condition of such bank subsidiary, equal more than 30% of the total assets of all bank subsidiaries as determined from the most recent statements of condition of the bank subsidiaries.

Limitation on Creation of Liens

The senior indenture provides that we will not create, assume, incur or suffer to exist any pledge, encumbrance or lien, as security for indebtedness for borrowed money, upon any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of a Principal Constituent Bank, if, treating the pledge, encumbrance or lien as a transfer to the secured party, the Principal Constituent Bank would not be a Controlled Subsidiary.

Events of Default with Respect to Senior Notes

Unless otherwise specified in the applicable pricing supplement, the following events constitute events of default with respect to the senior notes:

•	default for 30 days in the payment of any interest upon any of the senior notes;

•	default in the payment of the principal of, or any premium on, any of the senior notes when due;

•	default in the payment of any sinking fund installment or analogous obligation with respect to any of the senior notes when due;

•	the occurrence of a default or event of default under any instrument under which there may be issued or borrowed, or by which there may be secured or evidenced, any of our indebtedness (other than the senior notes or indebtedness to a subsidiary) or any indebtedness of any subsidiary (other than indebtedness of any subsidiary to us or to another subsidiary), where: (i) not less than $1,000,000 of such indebtedness shall be past due, or become or be declared due as a result of such default or event of default, and (ii) such indebtedness or declaration, as the case may be, is not discharged or rescinded within 15 days after notice by the senior trustee or holders of at least 25% in aggregate principal amount of the outstanding senior notes (calculated in accordance with the formula set forth in such notes in the case of senior notes issued as being original issue discount notes);

•

final judgment(s) or order(s) for the payment of money in excess of $1,000,000 is entered against us or one or more Principal Constituent Banks and within 90 days of entry is not discharged or the execution thereof is not stayed pending appeal, or within 90 days after the expiration of any stay the judgment(s) or order(s) is not discharged;

•

failure by us in the observance or performance of any other covenant or agreement in the senior notes or the senior indenture (other than covenants or agreements covered under other events of default or that have been specifically included in the senior indenture solely for the benefit of one or more series of securities other than the senior notes) for 90 days after notice requiring us to remedy the failure by the senior trustee or holders of at least 25% in aggregate principal amount of the outstanding senior notes (calculated in accordance with the formula set forth in such series in the case of the senior notes issued as being original issue discount notes); or

•	certain events of bankruptcy, insolvency or reorganization involving us or a Principal Constituent Bank.

If an event of default with respect to the senior notes shall occur and be continuing, the senior trustee or the holders of not less than 25% in aggregate principal amount (in the case of senior notes issued at an original issue discount, calculated in accordance with the formula set forth in such notes) of all the outstanding senior notes may declare the principal (or in the case of senior notes issued at an original issue discount, the amount calculated in accordance with the formula set forth in such notes) of all the senior notes to be immediately due and payable. Under the senior indenture, after a default occurs, the senior trustee shall mail to the holders of the senior notes notice of all uncured defaults known to it that have not been waived within 90 days. The term “defaults” includes events specified above that, after notice or lapse of time or both, would become an event of default. Except in the case of default in the payment of principal of, or any premium or interest on, any of the senior notes or in the making of any sinking fund payment or analogous obligation with respect to the senior notes, the senior trustee may withhold such notice if it in good faith determines that withholding such notice is in the interest of the holders of the senior notes.

Subject to the provisions of the senior indenture relating to the duties of the senior trustee, in case an event of default shall occur and be continuing, the senior trustee is under no obligation to exercise any of the rights or powers vested in it under the senior indenture at the request, order or direction of any of the holders of the senior notes, unless such holders offer to the senior trustee reasonable security or indemnity.

Subject to certain limitations contained in the senior indenture, including among other limitations that the senior trustee will not be exposed to personal liability, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of all series affected, voting as one class, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee, or exercising any trust or power conferred on the senior trustee.

No holder of any senior note will have any right to institute any proceeding with respect to the senior indenture or for any remedy thereunder, unless:

•	such holder previously shall have given to the senior trustee written notice of a continuing event of default with respect to the senior notes,

•

the holders of not less than 25% in aggregate principal amount (in the case of senior notes issued at an original issue discount, calculated in accordance with the formula set forth in such notes) of the outstanding senior notes shall have made written request, and offered reasonable indemnity, to the senior trustee to institute such proceeding as senior trustee, and

•

the senior trustee shall not have received from the holders of a majority in principal amount of the outstanding senior notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

The holder of any senior note, however, will have an absolute right to receive payment of the principal of and any premium and interest, if any, on such note on or after the due dates expressed in such note and to institute suit for the enforcement of any such payment.

We are obligated to furnish annually to the senior trustee a statement as to our performance of our obligations under the senior indenture and as to any default in such obligations.

Defeasance of Senior Notes

We may terminate certain of our obligations under the senior indenture with respect to the senior notes on the terms and subject to the conditions contained in the senior indenture, by:

•	depositing irrevocably with the senior trustee as trust funds in trust:

•

U.S. dollars or U.S. Government Obligations or any combination of both in an amount which, through the payment of interest, principal and premium, if any, in respect thereof in accordance with their terms will provide, without any reinvestment of such interest, principal and premium, if any, not later than one business day before the due date of any payment, money, or a combination of money and U.S. Government Obligations sufficient (if U.S. Government Obligations are included, in the opinion of a nationally recognized firm of public accountants) to pay the principal of, and any premium and interest on, the senior notes as such are due; or

•	fulfilling such other means of satisfaction and discharge pursuant to the terms of the Series G notes; and

•	satisfying certain other conditions precedent specified in the senior indenture.

Such deposit and termination are conditioned, among other things, upon our delivery of an opinion of independent counsel that the holders of the senior notes will have no federal income tax consequences as a result of such deposit and termination, accompanied by a ruling to that effect received from or published by the U.S. Internal Revenue Service (“IRS”). Such termination will not relieve us of our obligation to pay when due the principal of, and premium and interest on, the senior notes if the senior notes are not paid from the money or U.S. Government Obligations held by the senior trustee for payment thereof.

“U.S. Government Obligations” means securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof.

Subordination of Subordinated Notes

Our obligation to make any payment of principal, premium or interest on the subordinated notes, to the extent set forth in the subordinated indenture, will be subordinate and junior in right of payment to the prior payment in full of all existing and future senior indebtedness, as that term is defined in the subordinated indenture, including the senior notes. Upon any distribution of our assets after any dissolution, winding up, liquidation or reorganization, the holders of senior indebtedness are entitled to receive payment in full of principal and any premium and interest before the holders of the subordinated notes are entitled to receive any payment on account of the principal of and any premium or interest on the subordinated notes. In a reorganization or readjustment, however, holders of the subordinated notes may receive our securities or securities of any other corporation that are subordinated to both senior indebtedness and any securities received in the reorganization or readjustment by holders of senior indebtedness, except to the extent that any securities so received are by their terms expressly not superior in right of payment to the subordinated notes. Our dissolution, winding up, liquidation or reorganization following a conveyance, transfer or lease of substantially all of our properties and assets in compliance with the terms described above under “Consolidation, Merger, Sale, Conveyance and Lease” will not be deemed to be a dissolution, winding up, liquidation or reorganization for this purpose. In addition, we may not pay principal of, or any premium or interest on, the subordinated notes and may not acquire any subordinated notes for cash or property other than our capital stock if a default on senior indebtedness occurs and is continuing that permits holders of such senior indebtedness to accelerate its maturity and such default is the subject of judicial proceedings or we receive written notice of such default from a representative of all holders of the senior indebtedness. If we receive any such notice, a similar notice received within 360 days thereafter relating to the same default on the same issue of senior indebtedness shall not be effective for such purpose. We may resume payments on the subordinated notes and may acquire them when that default is cured or waived or shall have ceased to exist, or the senior indebtedness to which such default relates shall have been paid in full in cash or cash equivalents or if that default is not the subject of judicial proceedings, 120 days pass after we receive such written notice.

By reason of this subordination, in the event of our insolvency, holders of senior indebtedness, including the senior notes, may receive more, ratably, and holders of the subordinated notes may receive less, ratably, than other of our creditors. However, this subordination will not prevent the occurrence of any event of default.

The subordinated indenture does not restrict the incurrence of additional senior indebtedness.

“Senior indebtedness” means the principal of, and premium, if any, on:

•	all of our obligations for money borrowed, whenever created, except:

•	such indebtedness as is by its terms expressly stated to be junior in right of payment to the subordinated notes, and

•	such indebtedness as is by its terms expressly stated to rank equal or “pari passu” in right of payment with the subordinated notes; and

•	any deferrals, renewals or extensions of any such senior indebtedness.

In October 2013, U.S. banking regulators approved final regulatory capital rule enhancements, effective for us beginning January 1, 2015. Among other things, the final rule requires that in order for subordinated debt to be treated as tier 2 capital it must be subordinated to our general creditors. Accordingly, the subordinated notes will be subordinated to our obligations to general creditors.

Events of Default with Respect to Subordinated Notes

Unless otherwise specified in the applicable pricing supplement, the following events constitute events of default under the subordinated indenture with respect to the subordinated notes:

•	default for 30 days in the payment of any interest on any of the subordinated notes;

•	default in the payment of the principal of, or any premium on, any of the subordinated notes when due; or

•	certain events of bankruptcy, insolvency or reorganization involving us or a Principal Constituent Bank.

Rights of acceleration in case an event of default occurs are limited. Unless otherwise specified in the applicable pricing supplement, payment of principal of the subordinated notes may be accelerated only in the case of an “Acceleration Event” which is defined in the subordinated indenture as any of the bankruptcy, insolvency or reorganization events with respect to us that constitute an event of default. Unless otherwise specified in the applicable pricing supplement, there is no right of acceleration in the case of a default in the payment of principal of, or any premium or interest on, the subordinated notes or our performance of any other covenant in the subordinated indenture.

In case an Acceleration Event shall have occurred and be continuing, the subordinated trustee or the holders of not less than 25% in aggregate principal amount (in the case of subordinated notes issued at an original issue discount, calculated in accordance with the formula set forth in such notes) of the outstanding subordinated notes may declare the principal (or, in the case of subordinated notes issued at an original issue discount, the amount calculated in accordance with the formulas set forth in such notes) of all the subordinated notes to be immediately due and payable. Under the subordinated indenture, within 90 days after the occurrence of a default with respect to the subordinated notes, the subordinated trustee shall mail to the holders of the subordinated notes notice of all uncured defaults known to it that have not been waived. The term “defaults” includes events specified above which, after notice or lapse of time or both, would become an event of default. Except in the case of default in the payment of principal of, or any premium or interest on, any of the subordinated notes, the subordinated trustee may withhold such notice if it in good faith determines that withholding such notice is in the interest of the holders of the subordinated notes.

Subject to the provisions of the subordinated indenture relating to the duties of the subordinated trustee in case an event of default shall occur and be continuing, the subordinated trustee is under no obligation to exercise any of the rights or powers vested in it under the subordinated indenture at the request, order or direction of any of the holders of the subordinated notes, unless such holder(s) offer(s) to the subordinated trustee security or indemnity reasonably satisfactory to the subordinated trustee. Subject to certain limitations contained in the subordinated indenture, including among other limitations, that the subordinated trustee will not be exposed to personal liability, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all series affected, voting as one class, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated trustee, or exercising any right or power conferred on the subordinated trustee.

No holder of any subordinated note will have any right to institute any proceeding with respect to the subordinated indenture or for any remedy thereunder unless:

•	such holder previously shall have given to the subordinated trustee written notice of a continuing event of default with respect to the subordinated notes,

•

the holders of not less than 25% in aggregate principal amount (in the case of subordinated notes issued at an original issue discount, calculated in accordance with the formula set forth in such notes) of the outstanding subordinated notes shall have made written request, and offered reasonable indemnity, to the subordinated trustee to institute such proceeding as trustee, and

•

the subordinated trustee shall not have received from the holders of a majority in principal amount of the outstanding subordinated notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

The holder of any subordinated note will have an absolute right, however, to receive payment of the principal of, and any premium and interest on, such note on or after the due dates expressed in such note and to institute suit for the enforcement of any such payment.

We are obligated to furnish to the subordinated trustee annually a statement as to our performance of our obligations under the subordinated indenture and as to any default in such obligations.

Modification of the Indentures; Waiver of Covenants

Each indenture contains provisions permitting us and the applicable trustee to modify such indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes of each series affected thereby, except that, without the consent of the holder of each note affected thereby, no such modification may, among other things:

•	change the stated maturity date of the principal of or any premium or any installment of interest on, any outstanding note;

•	reduce the principal amount of, or any premium or interest on, any outstanding note;

•	reduce the amount of principal of an original issue discount note payable upon acceleration of the maturity thereof;

•	change the place of payment of principal of, or any premium or interest on, any outstanding note;

•	impair the right to institute suit for the enforcement of any payment on any outstanding note;

•

reduce the percentage (in principal amount of outstanding notes of any series) the consent of whose holders is required for modification or amendment of such indenture or for waiver of compliance with certain provisions of such indenture or for waiver of certain defaults and their consequences; or

•	in the case of the subordinated indenture, make any change in the subordination provisions that adversely affects the rights of any holder of subordinated notes.

Each indenture also permits us and the applicable trustee to modify such indenture in certain circumstances without the consent of the holders of any outstanding notes of any series. Prior to any acceleration of the notes of any series, the holders of a majority in aggregate principal amount of the outstanding notes of such series may waive any past default or event of default under the applicable indenture, except a default under a covenant that cannot be modified without the consent of each holder of a note of the series affected thereby. In addition, the holders of a majority in aggregate principal amount of the outstanding notes of any series may waive all defaults and rescind a declaration of acceleration of the notes of such series if:

•

we pay the applicable trustee certain amounts due to such trustee plus all matured installments of principal of, and any premium and interest on, the notes of such series, other than installments due by acceleration, and interest on the overdue installments to the extent provided in the applicable indenture; and

•	all other defaults with respect to the notes of that series under the applicable indenture have been cured or waived.

The Trustees

We will have no material relationship with the trustee for each of the indentures, other than as trustee. Any Principal Constituent Bank may transact business with the trustees in the ordinary course.

Under the Trust Indenture Act, the indentures are deemed to contain certain limitations on the right of the trustees, as our creditors, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim, as security or otherwise. Each trustee will be permitted to engage in transactions with us, provided that those transactions do not result in a material relationship between such trustee and us. The occurrence of a default under either indenture with respect to senior notes or subordinated notes could create a conflicting interest for the applicable trustee under the Trust Indenture Act. If the default has not been cured or waived within 90 days after the applicable trustee has or acquires a conflicting interest, such trustee generally is required by the Trust Indenture Act to eliminate such conflicting interest or resign as trustee with respect to the applicable series of notes. In the event of a trustee’s resignation, we will promptly appoint a successor trustee with respect to the affected notes.

Form of Notes; Book-Entry Notes

We and the agents will agree on the form of notes to be issued in respect of any tranche of notes. Notes sold to or through the agents will be issued in the form of global notes in fully registered form without coupons. Unless the applicable pricing supplement specifies otherwise, DTC will act as securities depositary for all global notes, which will be deposited with the registrar as custodian and registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges in the participants’ accounts, eliminating in this manner the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain custodial relationships with direct participants, either directly or indirectly (“indirect participants”). The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

You will be required to make your initial payment for the notes in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement Systems.

Purchases of notes within the DTC system must be made by or through direct participants, who will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (a “beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. DTC will not send written confirmation to beneficial owners of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased notes. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, unless the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We will send redemption notices to DTC. If less than all of the notes are redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

Although voting on the notes is limited to the holders of record of the notes, in those instances in which a vote is required, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to notes unless authorized by a direct participant in accordance with DTC’s Money Market Instruments procedures. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

The relevant trustee will make distribution payments on the notes to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information, on the payable date in accordance with their respective holdings shown on DTC’s records. Standing instructions and customary practices will govern payments from participants to beneficial owners. Subject to any statutory or regulatory requirements, participants, and not DTC, the relevant trustee, trust or us, will be responsible for the payment. The relevant trustee is responsible for payment of distributions to DTC. Direct and indirect participants are responsible for the disbursement of the payments to the beneficial owners.

DTC may discontinue providing its services as securities depositary on any of the notes at any time by giving reasonable notice to the relevant trustee and to us. If a successor securities depositary is not appointed, note certificates will be printed and delivered. We may, at our option, decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary), and after an event of default, the holders of an aggregate principal amount of notes may discontinue the system of book-entry transfers through DTC. In either case, certificates for the notes will be printed and delivered.

In case of notes sold directly to investors, we may elect to issue notes in the form of one or more master global notes. A master global note will evidence our indebtedness under one or more senior or subordinated notes issued or to be issued under the indentures. The terms of each note evidenced by a master global note shall be identified on our records maintained by the paying agent. At the request of the registered owner of a master global note, we shall promptly issue and deliver one or more separate note certificates evidencing each note evidenced by the master global note.

We have obtained the information in this section about DTC and DTC’s book-entry system from sources that we believe to be accurate, and we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations.

Clearstream and Euroclear

If specified in the applicable pricing supplement, investors may elect to hold interests in the global notes deposited with DTC outside the United States through Clearstream Banking, S.A. (“Clearstream”) or Euroclear Bank, SA/NV, as operator of the Euroclear System (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. under contract with Euroclear plc, a United Kingdom corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Unless otherwise specified in a pricing supplement with respect to a particular tranche of notes, initial settlement for global notes will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

If the applicable pricing supplement specifies that interests in the global notes may be held through Clearstream or Euroclear, Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Thereafter, secondary market trades will settle in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global notes in DTC, and making or receiving payment in accordance with normal procedures for

Same-Day Funds Settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global notes settled during that processing will be reported to the relevant Euroclear participants or Clearstream customers on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global securities among DTC participants, Clearstream and Euroclear, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

Alternative Book-Entry Procedures and Settlement

If specified in the applicable pricing supplement, book-entry notes denominated in currencies other than U.S. dollars may be held, in whole or in part, directly through participants in the systems of Clearstream or Euroclear, or indirectly through organizations that are participants in such systems. Such notes may be issued in the form of one or more global notes, which will be registered in the name of a nominee for, and shall be deposited with, a common depositary for Clearstream and/or Euroclear. Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those clearing systems. Those clearing systems could change their rules and procedures at any time.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the principal U.S. federal income tax consequences relating to your acquisition, ownership, and disposition of certain of the notes that we are offering in this prospectus supplement. This summary is not exhaustive of all possible tax considerations. This summary is based on the tax laws of the United States, including the Internal Revenue Code of 1986 (the “Code”), its legislative history, existing and proposed Treasury regulations thereunder, published rulings of the U.S. Internal Revenue Service (“IRS”) and other administrative guidance and court decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change at any time, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary deals only with notes held as capital assets and not with special classes of holders, such as dealers in securities or currencies, financial institutions, tax exempt organizations, insurance companies, certain former citizens or residents of the United States, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, dealers, persons holding notes as part of a hedging transaction, straddle, conversion transaction, or synthetic security transaction, persons whose functional currency is not the U.S. dollar, tax- exempt persons, certain accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements under Section 451(b) of the Code, holders of a carried interest in a partnership (or other entity treated as a partnership for U.S. federal income tax purposes), or regulated investment companies. This summary also does not include any description of the tax laws of any state, local or foreign governments that may be applicable to the notes or a particular holder thereof. This summary also may not apply to all forms of notes that we may issue. A person considering the purchase of notes should consult his or her own tax advisor concerning these matters and concerning the tax treatment of notes under U.S. federal, state and local and foreign tax laws and regulations.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) acquires notes, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partnership holding the notes, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the acquisition, ownership, and disposition of the notes by the partnership.

In addition, other special U.S. federal income tax considerations, not otherwise discussed in this prospectus supplement, which may be applicable to any particular issue of notes may be discussed in the applicable pricing supplement.

This summary is included in this prospectus supplement for your general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to you in light of your investment or tax circumstances. Some or all of the discussion may not apply to you depending upon your particular situation. You should consult your tax advisor concerning the tax consequences to you of owning and disposing of the notes, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in federal or other tax laws.

As used in this prospectus supplement, the term “U.S. holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code or that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

A “Non-U.S. holder” is a beneficial owner of a note that is not a U.S. holder or a partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes).

U.S. Holders

Payment of Interest

As a general rule, interest paid or accrued on the notes, including qualified stated interest on OID (as defined below) notes, if any, will be treated as ordinary income to U.S. holders. A U.S. holder using the accrual method of accounting for U.S. federal income tax purposes must include interest paid or accrued on the notes in ordinary income as the interest accrues, while a U.S. holder using the cash receipts and disbursements method of accounting for U.S. federal income tax purposes must include interest in ordinary income when payments are received or constructively received by the holder, in each case except as described below under the section entitled “Original Issue Discount.”

Original Issue Discount

Some of the notes may be issued with original issue discount (“OID”). In general, in the hands of the original holder of a note, OID is the excess of the “stated redemption price at maturity” of the note over its issue price. Special rules described below apply to notes having a fixed maturity date not more than one year from the date of issue.

The stated redemption price at maturity of a note generally will be equal to the sum of all payments, whether principal or interest, to be made on the note other than qualified stated interest payments. Under applicable regulations, qualified stated interest payments are stated interest payments based on a single fixed rate of interest or, under certain circumstances, a variable rate tied to an objective index, that are actually and unconditionally payable in cash or property (other than a debt instrument of the issuer) at fixed periodic intervals of one year or less during the entire term of the note. In general, the issue price of a note is the initial offering price to the public at which a substantial amount of notes are sold, ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

In the case of notes that are determined to be issued with OID for U.S. federal income tax purposes, a U.S. holder generally must include the OID in ordinary income for U.S. federal income tax purposes as it accrues in advance of the receipt of any cash to which the income is attributable. Any amounts included in income as OID with respect to a note will increase a U.S. holder’s adjusted basis in the note. The amount of OID, if any, required to be included in a U.S. holder’s ordinary income for U.S. federal income tax purposes in any taxable year will be computed in accordance with Section 1272(a) of the Code and applicable regulations. Under these rules, OID accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The daily portions of OID are determined by allocating to each day in any accrual period a pro rata portion of the OID for that period.

Accrual periods may be of any length and may vary in length over the term of the notes, provided that each accrual period is not longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. OID for any accrual period will be the excess of:

•

the product of the note’s adjusted issue price at the beginning of the accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over

•	any qualified stated interest payments for that accrual period.

The adjusted issue price of a note at the start of any accrual period is the sum of the issue price and the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition or bond premium, as described below), reduced by any prior payments made on the note, other than qualified stated interest, on or before the first day of the accrual period. One effect of this method is that U.S. holders generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

Under applicable regulations, if a note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of the note (for example, notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on the note or any true discount on the note (i.e., the excess of the note’s stated principal amount over its issue price) is less than a specified de minimis amount, then the note would not be treated as having OID and the stated interest on the note would be qualified stated interest.

The OID for a note will be considered to be zero if it is less than one quarter of one percentage point of the note’s stated redemption price at maturity multiplied by the number of complete years from the date of issue of the note to its maturity date (or, in the case of a note providing for the payment of any amount other than qualified stated interest prior to maturity, multiplied by the weighted average maturity of the note). This amount is referred to in this discussion as “de minimis OID.” In the case of a note issued with de minimis OID, a U.S. holder generally must include de minimis OID in income as stated principal payments on the notes are made in proportion to the amount of principal paid. Any amount of de minimis OID included in income upon sale, retirement or other taxable disposition of a note will be treated as capital gain if the note is a capital asset in the U.S. holder’s hands.

Floating Rate Notes

Special tax considerations, including possible OID, may arise for floating rate notes providing for:

•	one interest rate formula followed by one or more interest rate formulas;

•	a single fixed rate followed by a qualified floating rate; or

•	a spread multiplier.

Purchasers of floating rate notes with any of these features should carefully examine the applicable pricing supplement and should consult their tax advisors regarding that feature since the tax consequences will depend, in part, on the particular terms of the purchased note.

A floating rate note will qualify as a “variable rate debt instrument” under Treasury regulations if (i) the note’s issue price does not exceed the total noncontingent principal payments by more than the lesser of: (a) 0.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or (b) 15% of the total noncontingent principal payments; and (ii) the note provides for stated interest, compounded or paid at least annually, only at one or more qualified floating rates, or a single fixed rate and one or more qualified floating rates.

Generally, a rate is a qualified floating rate if: (i) (a) variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the note is denominated; or (b) the rate is equal to such a rate multiplied by either a fixed multiple that is greater than 0.65 but not more than 1.35 or a fixed multiple greater than 0.65 but not more than 1.35 increased or decreased by a fixed rate, and (ii) the value of the rate on any date during the term of the note is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day. If a note provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate. A note will also have a floating rate that is a single qualified floating rate if interest on the note is stated at a fixed rate for an initial period of one year or less followed by a qualified floating rate for a subsequent period, and the value of the qualified floating rate or objective rate is intended to approximate the fixed rate (which is presumed if (a) the fixed rate and (b) the qualified floating rate or objective rate have values on the issue date of the note that do not differ by more than 0.25 percentage points). Special rules may apply if a floating rate note is subject to a cap, floor, governor or similar restriction that is not fixed throughout the term of the note and is reasonably expected as of the issue date to cause the yield on the note to be significantly less or more than the expected yield determined without the restriction. Special rules may also apply if a floating rate note bears interest at an objective rate and it is reasonably expected that the average value of the rate during the first half of the note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note’s term.

In the case of an OID note that is a floating rate note that qualifies as a variable rate debt instrument, both the yield to maturity and qualified stated interest will be determined solely for purposes of calculating the accrual of OID as though the note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the note on its date of issue or, in the case of certain floating rate notes, the rate that reflects the yield to maturity that is reasonably expected for the note. Additional rules may apply if interest on a floating rate note is based on more than one interest rate formula. Persons considering the purchase of floating rate notes should carefully examine the applicable pricing supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of these notes.

If a floating rate note does not qualify as a variable rate debt instrument, then the floating rate note may be treated as a contingent payment debt instrument. In general, regulations applicable to contingent payment debt instruments may cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to differ substantially from the timing and character of income, gain or loss reported on other debt instruments as described herein. Specifically, these regulations may require a U.S. holder of the instrument to include future contingent and non-contingent interest payments in income as the interest accrues based upon a projected payment schedule. Moreover, under these regulations, any gain recognized by a U.S. holder on the sale, retirement or other taxable disposition of a contingent payment debt instrument may be treated as ordinary income and all or a portion of any loss realized may be treated as ordinary loss as opposed to capital loss, depending upon the circumstances. The proper U.S. federal income tax consequences of the acquisition, ownership, and disposition of floating rate notes that are treated as contingent payment debt instruments will be more fully described in the applicable pricing supplement.

Constant Yield Election to Treat All Interest as OID

Under applicable regulations, a U.S. holder may elect to include in gross income as OID all interest that accrues on a note (including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with the constant yield method described above, taking into account the compounding of interest. The election may only be made during the taxable year in which the U.S. holder acquires the note, and may not be revoked without the consent of the IRS. U.S. holders should consult their own tax advisors about this election.

If a U.S. holder has not made an election under Section 171(c)(2) of the Code to amortize bond premium, a constant yield election for a note with amortizable bond premium will result in a deemed election under Section 171(c)(2) of the Code for all of the holder’s debt instruments with amortizable bond premium acquired during the current year and all subsequent years. Similarly, a constant yield election for a note with market discount by a U.S. holder that has not made an election under Section 1278(b) of the Code to include market discount in income on a current basis will result in a deemed election under Section 1278(b) of the Code. Such a deemed election will apply to all debt instruments with market discount acquired by the U.S. holder during the current year and all subsequent years. Neither the bond premium election under Section 171(c)(2) of the Code nor the market discount election under Section 1278(b) of the Code may be revoked without the permission of the IRS.

Short-Term Notes

The OID provisions described above do not apply to short-term notes having a fixed maturity date not more than one year from the date of issue. Under applicable regulations, this type of short-term note will be treated as having been issued with OID equal to the excess of the total principal and interest payments on the note over its issue price. An individual or other holder using the cash receipts and disbursements method of tax accounting will not be required to include OID on the short-term note in ordinary income for U.S. federal income tax purposes on a daily basis unless the holder elects to do so. Holders of short-term notes who report income under the accrual method of tax accounting and certain other holders are required to include OID in income on a daily basis pursuant to a straight-line method, unless these holders make an election to accrue OID under the constant yield method described above by taking into account daily compounding. In the case of holders of short-term notes not required and not electing to include OID in income currently, any gain realized on the sale, retirement or other taxable disposition of the short-term notes will be ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected on a constant yield method, based on daily compounding), reduced by any interest received, to the date of sale, retirement or disposition. A U.S. holder of short-term notes not required and not electing to include the OID in income currently will be required to defer deductions for interest on indebtedness incurred or continued to purchase or carry the short-term notes in an amount not exceeding the deferred income until the deferred income is realized.

Aggregation

The regulations contain aggregation rules stating that in certain circumstances if more than one type of note is issued as part of the same issuance of securities to a single holder, some or all of those notes may be treated together as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of calculating and accruing any OID. Unless otherwise provided in the applicable pricing supplement, we do not expect to treat any of the notes as being subject to the aggregation rules for purposes of computing OID.

Market Discount

A note (other than a short-term note with a fixed maturity date not more than one year from the issue date) will be treated as having a market discount if the amount for which a U.S. holder purchased the note is less than the note’s stated redemption price at maturity or, in the case of a note issued with OID, the note’s original issue price plus any accrued OID, unless, in either case, this difference is less than a specified de minimis amount.

In general, any partial payment of principal, any payment of an amount that does not constitute qualified stated interest, or any gain recognized on the maturity or disposition of a market discount note will be treated as ordinary income to the extent that the payment or gain, as applicable, does not exceed the accrued market discount on the note.

Generally, the accrued market discount will be the total market discount on a note multiplied by a fraction, the numerator of which is the number of days the U.S. holder held the note and the denominator of which is the number of days from the date the U.S. holder acquired the note until its maturity date. A U.S. holder may elect, however, to determine accrued market discount under the constant-yield method described in “Original Issue Discount” above.

If the note is disposed of in a nontaxable transaction (other than as provided in Code Section 1276(c) and (d)), accrued market discount will be includible as ordinary income to the U.S. holder as if the holder had sold the note at its then fair market value. Limitations imposed by the Code that are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A U.S. holder may elect to include market discount in gross income as it accrues (on either a ratable or constant yield basis), and a U.S. holder who makes this election is exempt from these limitations. An election to include market discount in income currently, once made, applies to all market discount obligations acquired during or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. The adjusted basis of a note subject to this election will be increased to reflect market discount included in income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

Acquisition Premium; Amortizable Bond Premium

A U.S. holder that purchases a note for an amount that is greater than its adjusted issue price but equal to or less than its stated redemption price at maturity will be considered to have purchased the note at an acquisition premium. Under the acquisition premium rules, the amount of OID that the holder must include in its gross income for the note for any taxable year will be reduced (but not below zero) by the portion of acquisition premium properly allocable to that year.

If a U.S. holder purchases a note for an amount in excess of its stated redemption price at maturity, the U.S. holder will not be required to include in income any OID in respect of the note and will be considered to have purchased the note with amortizable bond premium equal in amount to that excess, and may elect to amortize this premium over the remaining term of the note, based on the U.S. holder’s yield to maturity for the note as determined under the bond premium rules. A U.S. holder that makes such election may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in the U.S. holder’s income for the note in that accrual period. Under applicable regulations, if the amortizable bond premium allocable to an accrual period exceeds the amount of qualified stated interest allocable to the accrual period, the excess would be allowed as a deduction for the accrual period, but only to the extent of the U.S. holder’s prior interest inclusions on the note. Any excess is generally carried forward and allocable to the next accrual period. A U.S. holder who elects to amortize bond premium must reduce its tax basis in the note as described below under “Sale, Retirement or Other Taxable Disposition of Notes.” An election to amortize bond premium applies to all taxable debt obligations held by the U.S. holder on or after the beginning of the first taxable year to which the election applies and may be revoked only with the consent of the IRS. Applicable regulations provide limited automatic consent for a U.S. holder to change its method of accounting for bond premium to the constant yield method if the change is made for the first taxable year (by a statement on the relevant return) for which the U.S. holder must account for a bond under those regulations. If a U.S. holder does not elect to amortize bond premium, such premium generally would produce a capital loss which capital loss may be subject to limitations on deductibility.

Sale, Retirement or Other Taxable Disposition of Notes

Upon the sale, retirement or other taxable disposition of a note, a U.S. holder will recognize gain or loss in an amount equal to the difference between the amount realized from the sale, retirement or other disposition and the holder’s adjusted basis in the note or applicable portion of the adjusted basis. The holder’s adjusted basis generally will equal the cost of the note to the holder, increased by any OID and market discount includible in the holder’s ordinary income for the note and reduced by any principal payments on the note previously received by the holder (including any other payments on the note that are not qualified stated interest payments) and by any amortizable bond premium used to offset qualified stated interest and certain other amortizable bond premium allowed as a deduction under the regulations described above under the section entitled “Acquisition Premium; Amortizable Bond Premium.” Except as discussed above under the sections entitled “Original Issue Discount” for short-term notes and contingent payment debt instruments and “Market Discount” for notes with market discount and as discussed below under the section entitled “Foreign Currency Notes,” or to the extent cash received is attributable to accrued qualified stated interest, any gain or loss recognized upon a sale, retirement or other taxable disposition of a note will be capital gain or loss and will be long-term capital gain or loss if the U.S.

holder’s holding period in the note exceeds one year. Long-term capital gains of individuals currently are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Foreign Currency Notes

The following summary relates to notes that are denominated in a single currency or currency unit other than the U.S. dollar. For purposes of this discussion, these notes are referred to as foreign currency notes.

A U.S. holder who uses the cash method of accounting and who receives interest, other than OID, in a foreign currency on a foreign currency note will be required to include in income the U.S. dollar value of the interest received determined by translating the foreign currency received at the spot rate for such foreign currency on the date of receipt, regardless of whether the interest payment is in fact converted to U.S. dollars at that time. This U.S. dollar value will be the U.S. holder’s tax basis in the foreign currency received for purposes of calculating foreign currency gain or loss, as described below.

To the extent the above paragraph does not apply, a U.S. holder who uses the cash method of accounting and accrues OID, or who uses the accrual method of accounting, will be required to include in income the U.S. dollar value of the amount of interest income (including OID, but reduced by the acquisition premium to the extent applicable) that has accrued and is otherwise required to be taken into account on a foreign currency note during an accrual period. The U.S. dollar value of this accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, for an accrual period that spans two taxable years, at the average rate for the partial period within each taxable year. A U.S. holder may also elect to translate the income at the spot rate on the last day of the accrual period (or the spot rate on the date the interest payment is received if such date is within five business days of the last day of the accrual period) or, for a partial accrual period, the spot rate on the last day of the taxable year. Any election will apply to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder, and will be irrevocable without the consent of the IRS. The U.S. holder will recognize ordinary income or loss for accrued interest income on the date the income is actually received. The amount of ordinary income or loss recognized will be equal to the difference between the U.S. dollar value of the foreign currency payment received (determined by translating the foreign currency received at the spot rate for such foreign currency on the date the payment is received) for the accrual period and the U.S. dollar value of interest income that previously has been included in income during the accrual period (as determined above).

OID and acquisition premium on a foreign currency note are to be determined in the relevant foreign currency and then translated into U.S. dollars in the same manner as interest income accrued by a holder on the accrual basis, as described above.

The amount of market discount on foreign currency notes includible in income will generally be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the foreign currency note is retired or otherwise disposed of. If the U.S. holder has elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during the accrual period. A U.S. holder will recognize exchange gain or loss for market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Any loss realized on the sale, retirement or other taxable disposition of a foreign currency note with amortizable bond premium by a U.S. holder who has not elected to amortize the bond premium under Section 171 of the Code will be a capital loss to the extent of the bond premium. If an election to amortize is made, amortizable bond premium taken into account under the applicable rules described above under “Acquisition Premium; Amortizable Bond Premium” will reduce interest income in units of the relevant foreign currency. Exchange gain or loss is realized on the amortized bond premium for any period by treating the bond premium amortized in that period as a return of principal.

A U.S. holder’s tax basis in a foreign currency note, and the amount of any subsequent adjustment to the holder’s tax basis, will be the U.S. dollar value of the foreign currency amount paid for the foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. A U.S. holder who purchases a foreign currency note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between the U.S. holder’s tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.

Gain or loss realized on the sale, retirement or other taxable disposition of a foreign currency note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. This foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. holder on the sale, retirement or other taxable disposition of the foreign currency note that is attributable to changes in exchange rates.

The source of foreign currency gain or loss will be determined by reference to the residence of the U.S. holder or the qualified business unit of the U.S. holder on whose books the note is properly reflected. Any gain or loss realized by a U.S. holder in excess of foreign currency gain or loss will be capital gain or loss (except to the extent of any accrued market discount, gain on a contingent payment debt instrument, cash received that is attributable to accrued qualified stated interest or, in the case of a short-term note, to the extent of any OID not previously included in the U.S. holder’s income).

A U.S. holder will have a tax basis in any foreign currency received on the sale, retirement or other taxable disposition of a foreign currency note equal to the U.S. dollar value of the foreign currency, determined at the time of the sale, retirement or disposition.

Regulations issued under Section 988 of the Code provide a special rule for purchases and sales of publicly traded foreign currency notes by a cash method taxpayer under which units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment required of cash method taxpayers for the purchase and sale of publicly traded foreign currency notes provided the election is applied consistently. This election cannot be changed without the consent of the IRS. Any gain or loss realized by a U.S. holder on a sale or other taxable disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds. Under these regulations, if the notes are denominated in a foreign currency, a U.S. holder (or a Non-U.S. holder that holds the notes in connection with a United States trade or business) that recognizes a loss with respect to the notes that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on IRS Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of notes denominated in a foreign currency.

Reopenings

The IRS has issued regulations regarding whether additional debt instruments issued in a reopening will be considered part of the same issue, with the same issue price and yield to maturity, as the original debt instruments for U.S. federal income tax purposes. Except as provided in a pricing supplement, we expect that additional notes issued by us in any reopening will be issued such that they will be considered part of the original issuance to which they relate.

Medicare Tax

A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% Medicare tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income will generally include its interest income (including OID) and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate, or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.

Non-U.S. Holders

Under present U.S. federal income and estate tax law, and subject to the discussion below concerning backup withholding:

•

Payments of interest (including OID, if any) on the notes by us or by any of our paying agents to any Non-U.S. holder will not be subject to U.S. federal withholding tax under the “portfolio interest exemption”, provided that:

•

the holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

•

the beneficial owner of the note issued in registered form fulfills the statement requirement set forth in Section 871(h) or Section 881(c) of the Code (described below) and the regulations thereunder;

•	such interest is not contingent interest under Section 871(h)(4)(A) of the Code and the regulations thereunder; and

•

such interest is not effectively connected with the conduct by the holder of a trade or business in the United States (or, in the case of an applicable tax treaty, is not attributable to the holder’s permanent establishment or, in certain circumstances in the case of an individual holder, the holder’s fixed base, in the United States).

•	A Non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on the sale, retirement or other taxable disposition of a note, unless:

•

in the case of a nonresident alien individual, the holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

the gain is, or is deemed to be, effectively connected with the conduct by the holder of a trade or business in the United States (and, in the case of an applicable tax treaty, is attributable to the holder’s permanent establishment in the United States).

•

A note held by an individual who is not treated as a citizen or resident of the United States at the time of his death will not be subject to U.S. federal estate tax as a result of the individual’s death, provided that the individual does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote and, at the time of the individual’s death, payments for the note would not have been effectively connected to the conduct by that individual of a trade or business in the United States.

Sections 871(h) and 881(c) of the Code require that, in order to obtain the portfolio interest exemption described above, either the beneficial owner of the note or a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (referred to in this discussion as a financial institution) and that is holding the note on behalf of the beneficial owner, file a statement with the withholding agent to the effect that the beneficial owner of the note is not a U.S. person. Under Treasury regulations, this requirement will be satisfied if the beneficial owner of a note certifies on the appropriate IRS Form W-8BEN (or successor form), under penalties of perjury, that it is not a U.S. person and provides its name and address, or the beneficial owner holds its notes through certain foreign intermediaries and satisfies applicable certification requirements. Special certification rules may apply to holders that are entities rather than individuals.

Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding possible additional reporting and certification requirements.

Alternatively, payments to Non-U.S. holders which do not meet the requirements of the portfolio interest exemption described above and which are therefore subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding or subject to withholding at a reduced rate if the beneficial owner of the note, or his agent, provides the withholding agent with the appropriate properly executed IRS Form W-8BEN (or successor form) claiming an exemption from withholding or a reduced withholding rate under a tax treaty. Withholding tax regulations generally require any Non-U.S. holder that claims a reduced U.S. withholding tax rate under an income tax treaty to obtain a taxpayer identification number from the IRS in advance and provide verification that the holder is entitled to the benefits of the relevant income tax treaty. A taxpayer identification number is not required, however, with respect to interest on notes that are actively traded as defined in Treasury Regulations Section 1.1441-6(c)(2). Tax-exempt Non-U.S. holders generally are required to provide verification of their tax-exempt status on IRS Form W-8EXP (or successor form). We urge Non-U.S. holders to consult with their tax advisors regarding these rules.

If a Non-U.S. holder is engaged in a trade or business in the United States, and if interest (including OID and market discount) on the note or gain realized on its sale, retirement or other taxable disposition is effectively connected with the conduct of this trade or business (and, in the case of an applicable tax treaty, is attributable to the holder’s permanent establishment or, in certain circumstances in the case of an individual holder, the holder’s fixed base, in the United States), the Non-U.S. holder, although exempt from the withholding tax discussed above (provided the certification requirements discussed herein are satisfied), generally will be subject to regular U.S. federal income tax on interest (including OID and market discount) and on any gain realized on the sale, retirement or other taxable disposition of a note in the same manner as if it were a U.S. holder (without regard to the Medicare tax described above). See the section entitled “U.S. Holders” above. Such holder will be required to provide to the withholding agent a properly executed IRS Form W-8ECI (or a successor form) in order to claim an exemption from withholding tax. In addition, if the Non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or a lower rate provided by an applicable treaty, of its effectively connected earnings and profits for the taxable year, subject to adjustments. For purposes of the branch profits tax, interest (including OID and market discount) on, and any gain recognized on the sale, retirement or other taxable disposition of, a note will be included in the effectively connected earnings and profits of the Non-U.S. holder if the interest or gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business in the United States.

The IRS Forms W-8BEN, BEN-E, ECI and EXP generally are valid for the calendar year in which filed and for the three succeeding calendar years, unless a change in circumstances makes any of the information on the form incorrect. However, a Form W-8BEN, BEN-E or EXP provided with a U.S. taxpayer identification number will generally remain in effect until a change in circumstances makes any information on the form incorrect. A Form W-8IMY generally remains valid until the status of the person named on the certificate is changed in a relevant way or there is a change in circumstances making any information on the form incorrect. This indefinite period of validity does not extend to withholding certificates or statements associated with the Form W-8IMY.

Backup Withholding and Information Reporting

U.S. holders

Backup withholding, currently at a 24% rate, and information reporting requirements generally apply to specified payments of principal, premium and interest (including OID) made to, and to the proceeds of sale before maturity by, U.S. holders (other than certain exempt recipients, such as corporations) who fail to provide and certify certain identifying information (e.g., the holder’s taxpayer identification number) in the required manner. Under current Treasury regulations, backup withholding will not apply to payments made on a note or proceeds from the sale of a note if the U.S. holder:

•

provides its U.S. taxpayer identification number (typically on IRS Form W-9 or a successor form), certifies that it is a U.S. person, and otherwise satisfies the requirements of the backup withholding rules; or

•	establishes an exemption from backup withholding.

Any amounts withheld from a payment to a holder under the backup withholding rules will generally be allowed as a credit against that holder’s U.S. federal income tax liability, provided that the holder timely furnishes the required information to the IRS.

Non-U.S. holders

In general, Non-U.S. holders will not be subject to backup withholding with respect to payments on the notes that we make provided that the Non-U.S. holder certifies, under penalties of perjury, that it is not a U.S. person (and we do not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or otherwise establishes an exemption.

Generally, we must report to the IRS and to each Non-U.S. holder the amount of interest (including OID) on a note paid to such Non-U.S. holder and the amount of tax, if any, withheld with respect to those interest payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. holder resides under the provisions of an applicable income tax treaty.

Payments on the sale, exchange or other disposition of a note, receipt or coupon made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting, but generally not backup withholding, may apply to those payments if the broker is one of the following:

•	a U.S. person;

•	a controlled foreign corporation for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period; or

•	a foreign partnership with certain connections to the United States.

In the above circumstances, information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a U.S. person and other conditions are met, or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that the broker is required to report if the broker has actual knowledge that the payee is a U.S. person.

Payment of the proceeds of a sale of a note, receipt or coupon to or through the U.S. office of a U.S. or foreign broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a U.S. person (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or otherwise establishes an exemption.

Withholding tax regulations provide presumptions under which a Non-U.S. holder is subject to information reporting and backup withholding unless we or our paying agents receive the required certification from the holder regarding its non-U.S. status. Foreign holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption from withholding or reporting, and the procedure for obtaining an exemption, if available.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder under the backup withholding rules will generally be allowed as a credit against that holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the holder furnishes the required information to the IRS.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes a 30% withholding tax on interest payments and proceeds of sale of interest-bearing obligations for payments made after the relevant effective date to certain foreign financial institutions that fail to certify their FATCA status, and investment funds and non-financial foreign entities if certain disclosure requirements related to direct and indirect United States shareholders and/or United States accountholders are not satisfied.

Under applicable Treasury Regulations, a withholding tax of 30% will generally be imposed, subject to certain exceptions, on payments of (a) interest, and (b) gross proceeds from the sale or other disposition of notes on or after January 1, 2019. Pursuant to recently proposed regulations, the Treasury Department has indicated its intent to eliminate the requirements under FATCA of withholding on gross proceeds from the sale, exchange, maturity or other disposition of relevant financial instruments. The Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. In the case of payments made to a “foreign financial institution” (generally including an investment fund), as a beneficial owner or as an intermediary, the withholding tax generally will be imposed, subject to certain exceptions, unless such institution (i) enters into (or is otherwise subject to) and complies with an agreement with the U.S. government (a “FATCA Agreement”) or (ii) is required by and complies with applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”), in either case to, among other things, collect and provide to the U.S. or other relevant tax authorities certain information regarding U.S. account holders of such institution. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification that it does not have any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity) or that identifies its “substantial” U.S. owners. If the notes are held through a foreign financial institution that enters into (or is otherwise subject to) a FATCA Agreement, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold such tax on payments of interest and gross proceeds described above made to (x) a person (including an individual) that fails to comply with certain information requests or (y) a foreign financial institution that has not entered into (and is not otherwise subject to) a FATCA Agreement and is not required to comply with FATCA pursuant to applicable foreign law enacted in connection with an IGA. Coordinating rules may limit duplicative withholding in cases where the withholding described above in “Non-U.S. Holders” or “Backup Withholding and Information Reporting” also applies.

If any amount of, or in respect of, U.S. withholding tax were to be deducted or withheld from payments on the notes as a result of a failure by an investor (or by an institution through which an investor holds the notes) to comply with FATCA, neither the issuer nor any paying agent nor any other person would, pursuant to the terms of the notes, be required to pay additional amounts with respect to any notes as a result of the deduction or withholding of such tax. Each Non-U.S. holder should consult its own tax advisor regarding the application of FATCA to the ownership and disposition of the notes.

THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND POSSIBLE EFFECTS OF CHANGES IN TAX LAWS.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We are offering the medium-term notes on a continuing basis through Truist Securities, Inc., Morgan Stanley & Co. LLC, Academy Securities, Inc., Barclays Capital Inc., Blaylock Van, LLC, BNP Paribas Securities Corp., BofA Securities, Inc., Cabrera Capital Markets LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Drexel Hamilton, LLC, Goldman Sachs & Co. LLC, Great Pacific Securities, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Jefferies LLC, Keefe, Bruyette & Woods, Inc., Mischler Financial Group, Inc., Piper Sandler & Co., R. Seelaus & Co., LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Samuel A. Ramirez & Company, Inc., Siebert Williams Shank & Co., LLC, TD Securities (USA) LLC, UBS Securities LLC, Wells Fargo Securities, LLC, and such other persons that we may appoint from time to time act as agents with respect to the notes, which we refer to individually as an “agent” and, together, as the “agents.” The agents will use reasonable efforts to solicit offers to purchase these notes. We will have the sole right to accept offers to purchase these notes and may reject any offer in whole or in part. Each agent may reject, in whole or in part, any offer it solicited to purchase notes. We will pay an agent, in connection with sales of these notes resulting from a solicitation that an agent made or an offer to purchase that an agent received, a commission as agreed between us and an agent at the time of such sale. Actual commissions payable in respect of any sale of such notes will be specified in the applicable pricing supplement. We and the agent will negotiate commissions for notes with a maturity of 30 years or greater at the time of sale.

We may also sell these notes to an agent as principal for its own account at discounts to be agreed upon at the time of sale. That agent may resell these notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that agent determines and as we will specify in the applicable pricing supplement. An agent may offer the notes it has purchased as principal to other dealers. That agent may sell the notes to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount that agent will receive from us. After the initial public offering of notes that an agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount. We have also reserved the right to sell notes directly on our own behalf, in which case no commission will be payable to the agents. The offering of the notes by the agents is subject to receipt and acceptance and subject to the agents’ right to reject any order in whole or in part.

Each of the agents may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the “Securities Act.” We and the several agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. We have also agreed to reimburse the agents for specified expenses.

We estimate that we will spend approximately $300,000 for printing, rating agency, trustees’ and legal fees and other expenses allocable to the establishment of this program to offer notes on a continuous basis.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these notes on a national notes exchange, but the agents may make a market in these notes, as applicable laws and regulations permit. The agents are not obligated to do so, however, and the agents may discontinue making a market at any time without notice. Additionally, certain of the agents may be restricted in their market-making activities. No assurance can be given as to the liquidity of any trading market for these notes.

To facilitate the offering of these notes, the agents may engage in transactions that stabilize, maintain or otherwise affect the price of these notes. Specifically, the agents may over allot in connection with any offering of these notes, creating a short position in these notes for their own accounts. In addition, to cover overallotments or to stabilize the price of these notes, the agents may bid for, and purchase, these notes in the open market. Finally, in any offering of these notes through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these notes in the offering if the syndicate repurchases previously distributed notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of these notes above independent market levels. The agents are not required to engage in these activities, and may end any of these activities at any time.

The agents also may impose a penalty bid. This occurs when a particular agent repays to the agents a portion of the underwriting discount received by it because the agents have repurchased notes sold by or for the account of such agent in stabilizing or short covering transactions.

In the course of their respective businesses, certain of our agents and certain of their affiliates have engaged and may in the future engage in commercial banking and/or investment banking transactions, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities with us and with our affiliates. Some of the agents and their affiliates may also be customers of, engage in transactions with and perform services for us, including our subsidiaries, in the ordinary course of business. They have received and may continue to receive customary fees and commissions for these transactions.

The agents and their respective affiliates are full service financial institutions. In the ordinary course of their various business activities, the agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. The agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Certain of the agents or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

Concurrently with the offering of these notes through the agents, we may issue other debt notes under the indentures referred to in this prospectus supplement.

Selling Restrictions

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the agents are not required to comply with the disclosure requirements of NI 33-105 regarding the underwriter conflicts of interest in connection with this offering.

Dubai International Financial Centre

This prospectus supplement, the accompanying prospectus and any pricing supplement relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). These documents are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. These documents must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement, the accompanying prospectus and any pricing supplement nor taken steps to verify the information set forth herein and therein and has no responsibility for these documents. The notes to which these documents relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of these documents, you should consult an authorized financial advisor.

EEA

Prohibition of Sales to EEA Retail Investors

The notes which are the subject of the offering contemplated by this prospectus supplement and the attached prospectus as completed by the pricing supplement in relation thereto may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Prohibition of Sales to United Kingdom Retail Investors

The notes which are the subject of the offering contemplated by this prospectus supplement and the attached prospectus as completed by the pricing supplement in relation thereto may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(ii)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Other Regulatory Restrictions in the United Kingdom

Notes which have a maturity of less than one year may not be offered or sold other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by Truist.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Truist.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

Each agent represents and agrees that:

(a)

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

(b)

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended, the “FIEA”), and accordingly, the notes have not been offered or sold, directly or indirectly, and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines promulgated by the relevant Japanese governmental or regulatory authorities. For purposes of this paragraph “resident of Japan” means any person resident in Japan, including any corporation or other entity incorporated or organized under the laws of Japan.

Singapore

This prospectus supplement, the accompanying prospectus and any pricing supplement have not been and will not be registered as a prospectus under the Securities and Futures Act, 2001 (the “SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Section 274 and 275 of the SFA. Accordingly, each agent has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this the prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a) a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes, except:

(i)

to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4) of the SFA (in the case of that trust);

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act of June 15, 2018 (the “FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Conflicts of Interest

Our affiliate, Truist Securities, is a member of FINRA and may participate in offerings of notes. If Truist Securities participates in offerings of notes, it will have a conflict of interest pursuant to FINRA Rule 5121 and such offering will be conducted in compliance with FINRA Rule 5121. Under FINRA Rule 5121, any agent who is subject to the rule will not be permitted to sell any notes to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates.

This prospectus supplement, the accompanying prospectus and any applicable pricing supplement may be used by Truist Securities, or its successors, in connection with offers and sales related to market-making transactions in the notes in which Truist Securities acts as a principal. Truist Securities may also act as agent in such transactions. Any obligations of Truist Securities are the sole obligations of and do not create any obligations on the part of any affiliate of Truist Securities. Truist Securities is a member of the New York Stock Exchange, Inc.

LEGAL MATTERS

The validity of the notes has been passed upon for us by Squire Patton Boggs (US) LLP. Sidley Austin LLP, New York, New York, will pass upon certain matters for the agents.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting and Evaluation of Disclosure Controls and Procedures) incorporated herein by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Filed pursuant to Rule 424(b)(2)
Registration No. 333-261845

PROSPECTUS

TRUIST FINANCIAL CORPORATION

SENIOR DEBT SECURITIES

SUBORDINATED DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT WARRANTS

EQUITY WARRANTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

UNITS

We may offer and sell these securities from time to time. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement and pricing supplement, if any, carefully before you invest in securities described in the applicable prospectus supplement and pricing supplement, if any.

This prospectus, together with the relevant pricing supplement, if any, and prospectus supplement describing the terms of the specific securities being offered and sold, may be used by our affiliates, including Truist Securities, Inc., in connection with offers and sales of such securities referred to above. These affiliates may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any of the proceeds of such sales. Our affiliates, including Truist Securities, Inc., do not have any obligation to make a market in the above referenced securities, and may discontinue their market-making activities at any time without notice, in their sole discretion.

Truist Securities, Inc. is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the securities referred to above. Accordingly, because Truist Securities, Inc. has a conflict of interest pursuant to FINRA Rule 5121 (“Rule 5121”), the participation of such entity in the offerings of such securities will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121.

These securities are unsecured and are not savings accounts, deposits or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation (the “FDIC”) or any other government agency or instrumentality.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “TFC.” Our principal executive offices are located at 214 North Tryon Street, Charlotte, North Carolina 28202. Our telephone number is (336) 733-2000.

Investing in these securities involves risks. See “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and in other documents that we subsequently file with the Securities and Exchange Commission which are incorporated by reference into this prospectus. Additional risk factors may also be set forth in any applicable prospectus supplement or pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement and a pricing supplement, if any.

The date of this prospectus is January 13, 2022.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	an accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and this prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	this prospectus.

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, if any, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering and sale of the securities and the distribution of this prospectus, the prospectus supplement and the pricing supplement, if any.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities identified in this prospectus. Each time we offer and sell securities, we will provide a prospectus supplement that will contain information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement, if applicable. You should read carefully this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under “Where You Can Find More Information.”

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Truist,” “we,” “us,” “our” or similar references mean Truist Financial Corporation.

FORWARD-LOOKING STATEMENTS

This prospectus, including information incorporated by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements may relate to our financial condition, results of operations, business plans and performance that are based on the beliefs and assumptions of our management and the information available to our management at the time that these disclosures were prepared. These forward-looking statements involve risks and uncertainties that are difficult to predict and may be beyond our control. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following:

•

risks and uncertainties relating to the Merger of heritage BB&T and heritage SunTrust (each of the “Merger,” “BB&T” and “SunTrust” as defined under the section entitled “Truist Financial Corporation” herein), including the ability to successfully integrate the companies or to realize the anticipated benefits of the Merger;

•	expenses relating to the Merger and integration of heritage BB&T and heritage SunTrust;

•	deposit attrition, client loss or revenue loss following completed mergers or acquisitions may be greater than anticipated;

•

the COVID-19 pandemic disrupted the global economy and adversely impacted Truist’s financial condition and results of operations, including through increased expenses, reduced fee income and net interest margin, and increases in the allowance for credit losses; although conditions have improved in the U.S., a worsening of the pandemic, whether due to new variants of the coronavirus or other factors, could reintroduce or prolong these negative impacts and also adversely affect Truist’s capital and liquidity position or cost of capital, impair the ability of borrowers to repay outstanding loans, cause an outflow of deposits, and impair goodwill or other assets;

•

Truist is subject to credit risk by lending or committing to lend money, and may have more credit risk and higher credit losses to the extent that loans are concentrated by loan type, industry segment, borrower type or location of the borrower or collateral;

•

changes in the interest rate environment, including the replacement of LIBOR as an interest rate benchmark and potentially negative interest rates, which could adversely affect Truist’s revenue and expenses, the value of assets and obligations, and the availability and cost of capital, cash flows, and liquidity;

•	inability to access short-term funding or liquidity, loss of client deposits or changes in Truist’s credit ratings, which could increase the cost of funding or limit access to capital markets;

•	risk management oversight functions may not identify or address risks adequately, and management may not be able to effectively manage credit risk;

•	risks resulting from the extensive use of models in Truist’s business, which may impact decisions made by management and regulators;

•	failure to execute on strategic or operational plans, including the ability to successfully complete or integrate mergers and acquisitions;

•

increased competition, including from (i) new or existing competitors that could have greater financial resources or be subject to different regulatory standards, and (ii) products and services offered by non-bank financial technology companies, may reduce Truist’s client base, cause Truist to lower prices for its products and services in order to maintain market share or otherwise adversely impact Truist’s businesses or results of operations;

•

failure to maintain or enhance Truist’s competitive position with respect to new products, services and technology, whether it fails to anticipate client expectations or because its technological developments fail to perform as desired or do not achieve market acceptance or regulatory approval or for other reasons, may cause Truist to lose market share or incur additional expense;

•	negative public opinion, which could damage Truist’s reputation;

•	increased scrutiny regarding Truist’s consumer sales practices, training practices, incentive compensation design, and governance;

•

regulatory matters, litigation or other legal actions, which may result in, among other things, costs, fines, penalties, restrictions on Truist’s business activities, reputational harm, negative publicity, or other adverse consequences;

•

evolving legislative, accounting and regulatory standards, including with respect to capital and liquidity requirements, and results of regulatory examinations may adversely affect Truist’s financial condition and results of operations;

•	the monetary and fiscal policies of the federal government and its agencies could have a material adverse effect on profitability;

•

accounting policies and processes require management to make estimates about matters that are uncertain, including the potential write down to goodwill if there is an elongated period of decline in market value for Truist’s stock and adverse economic conditions are sustained over a period of time;

•

general economic or business conditions, either globally, nationally or regionally, may be less favorable than expected, and instability in global geopolitical matters or volatility in financial markets could result in, among other things, slower deposit or asset growth, a deterioration in credit quality, or a reduced demand for credit, insurance, or other services;

•

risks related to originating and selling mortgages, including repurchase and indemnity demands from purchasers related to representations and warranties on loans sold, which could result in an increase in the amount of losses for loan repurchases;

•

risks relating to Truist’s role as a loan servicer, including an increase in the scope or costs of the services Truist is required to perform, without any corresponding increase in servicing fees or a breach of Truist’s obligations as servicer;

•

Truist’s success depends on hiring and retaining key personnel, and if these individuals leave or change roles without effective replacements, Truist’s operations and integration activities could be adversely impacted, which could be exacerbated as Truist continues to integrate the management teams of heritage BB&T and heritage SunTrust;

•	fraud or misconduct by internal or external parties, which Truist may not be able to prevent, detect, or mitigate;

•

security risks, including denial of service attacks, hacking, social engineering attacks targeting Truist’s teammates and clients, malware intrusion, data corruption attempts, system breaches, cyber attacks, identity theft, ransomware attacks, and physical security risks, such as natural disasters, environmental conditions, and intentional acts of destruction, could result in the disclosure of confidential information, adversely affect Truist’s business or reputation or create significant legal or financial exposure; and

•

widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism and pandemics), and the effects of climate change could have an adverse effect on Truist’s financial condition and results of operations, lead to material disruption of Truist’s operations or the ability or willingness of clients to access Truist’s products and services.

These and other risk factors are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2020 under the section entitled “Risk Factors” and from time to time in other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Actual results may differ materially from those expressed in, or implied by, any forward-looking statements. Except to the extent required by applicable law or regulation, we undertake no obligation to revise or update publicly any forward-looking statements for any reason. You should, however, consult any further disclosures of a forward-looking nature we may make in any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement that we have filed with the SEC under the Securities Act to register the securities offered by this prospectus includes exhibits, schedules and additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Our SEC filings are also available through our website at https://ir.truist.com/sec-filings. Information on our website is not a part of or incorporated by reference into this prospectus or any accompanying prospectus supplement, pricing supplement or free writing prospectus.

The SEC allows us to “incorporate by reference” into this prospectus information in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus. The following documents filed with the SEC are incorporated by reference:

(1)	our Annual Report on Form 10-K for the year ended December 31, 2020;

(2)	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021;

(3)	our Current Reports on Forms 8-K filed on January 20, 2021, March 2, 2021, April 29, 2021, April 30, 2021, June 7, 2021, June 28, 2021, August 17, 2021, October 26, 2021 and December 15, 2021; and

(4)

the description of our common stock, par value $5.00 per share, contained in our Registration Statement on Form 8-A filed with the SEC on September 4, 1991, as updated by Exhibit 4.9 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and any other amendments or reports filed for the purpose of updating such description.

All future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act during the period (i) after the date of the initial registration statement and prior to the effectiveness of the registration statement and (ii) after the date of this prospectus but prior to the later of (a) the termination of the offering of the securities and (b) the date that our broker-dealer affiliates cease offering securities in market-making transactions pursuant to this prospectus are incorporated by reference in this prospectus (other than information in such future filings deemed, under SEC rules or otherwise, not to have been filed with the SEC). However, unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference. Information filed with the SEC after the date of this prospectus will automatically update and supersede information contained in or previously incorporated by reference in this prospectus.

We will provide without charge to each person (including any beneficial owner) to whom a prospectus is delivered, on the written or oral request of any such person, a copy of any or all of these filings (other than the exhibits to such documents, unless that exhibit is specifically incorporated by reference in that filing). Requests should be directed to: Truist Financial Corporation, 214 North Tryon Street, Charlotte, North Carolina 28202, Attention: Investor Relations (telephone: (704) 499-5375).

TRUIST FINANCIAL CORPORATION

We are a financial holding company organized under the laws of North Carolina and headquartered in Charlotte, North Carolina. Effective December 6, 2019, Truist Financial Corporation (previously, “BB&T Corporation,” which we refer to as “BB&T”) completed its merger of equals (the “Merger”) with SunTrust Banks, Inc. (“SunTrust”), pursuant to which SunTrust merged with and into BB&T, with BB&T surviving the Merger as the surviving corporation. Also in connection with the Merger, we changed our name from “BB&T Corporation” to “Truist Financial Corporation” and changed our ticker symbol to “TFC.” Concurrently with the Merger, SunTrust Bank, a subsidiary that was wholly owned by SunTrust, merged with and into Branch Banking and Trust Company, a subsidiary wholly owned by BB&T (“Branch Bank”), with Branch Bank continuing as the surviving bank (the “Bank Merger”). In connection with the Bank Merger, Branch Bank changed its name to “Truist Bank.”

We conduct our business operations primarily through our commercial bank subsidiary, Truist Bank, which has offices in North Carolina, Virginia, Florida, Georgia, South Carolina, Maryland, Kentucky, West Virginia, Texas, Alabama, Tennessee, Washington D.C., Pennsylvania, New Jersey, Indiana, Ohio, Arkansas and Mississippi. In addition, our operations consist of several nonbank subsidiaries that offer various financial services products. We provide a wide range of banking services to individuals, businesses and municipalities. We offer a variety of loans and lease financing to individuals and entities primarily within our geographic footprint, including insurance premium financing, permanent commercial real estate financing arrangements, loan servicing for third-party investors, direct consumer finance loans to individuals, credit card lending, automobile financing and equipment financing. We also market a wide range of other services, including deposits, life insurance, property and casualty insurance, health insurance and commercial general liability insurance on an agency basis and through a wholesale insurance brokerage operation, merchant services, trust and retirement services, comprehensive wealth advisory services, asset management and capital markets services.

Our principal assets are all of the issued and outstanding shares of common stock of Truist Bank and investments in our other subsidiaries. As of September 30, 2021, we had consolidated total assets of $529.9 billion, consolidated loans and leases held for investment of $285.5 billion, consolidated deposits of $405.9 billion and consolidated shareholders’ equity of $68.9 billion.

Our common stock is traded on the NYSE under the symbol “TFC.” Our executive offices are located at 214 North Tryon Street, Charlotte, North Carolina 28202, and our telephone number is (336) 733-2000.

We refer you to the documents incorporated by reference in this prospectus as described in the section “Where You Can Find More Information” for more information about us and our businesses.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes unless otherwise indicated in the prospectus supplement or pricing supplement relating to a specific issue of securities. Our general corporate purposes may include repurchasing shares of our common stock, acquisitions of other companies, and extending credit to, or funding investments in, our subsidiaries and such other purposes indicated in the applicable prospectus supplement and, if necessary, the applicable pricing supplement. The precise amounts and timing of our use of the net proceeds will depend upon our, and our subsidiaries’, funding requirements and the availability of other funds. Pending our use of the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments.

REGULATORY CONSIDERATIONS

As a bank holding company and a financial holding company, Truist is subject to regulation under the Bank Holding Company Act of 1956, as amended (the “Bank Holding Company Act”), and the examination and reporting requirements of the Board of Governors of the Federal Reserve System (the “Federal Reserve”). For a discussion of the material elements of the regulatory framework applicable to bank and financial holding companies and their subsidiaries and specific information relevant to Truist, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of account holders. As a result of this regulatory framework, our results may be affected by actions of the Federal Reserve, the FDIC (which insures the deposits of Truist Bank within certain limits and regulates Truist Bank) and the SEC (which regulates the activities of certain subsidiaries engaged in the securities and/or investment advisory business). In addition, Truist Bank is subject to regulation by state banking authorities.

Depositary institutions, like Truist Bank, are also affected by various federal laws, including those relating to consumer protection. Truist also has other financial services subsidiaries that are regulated, supervised and examined by the Federal Reserve and other state and federal regulatory agencies and self-regulatory organizations. Truist’s insurance subsidiaries are regulated, supervised and examined by various state insurance authorities.

Changes to federal laws and regulations as well as to the laws and regulations in the states where we and our subsidiaries do business can affect the operating environment of our financial holding company and its subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether legislation will ultimately be enacted, and, if enacted, the ultimate effect that it, or implementing regulations, would have upon our or our subsidiaries’ financial condition or results of operations.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities will constitute either senior debt securities or subordinated debt securities. The senior debt securities will be issued under a senior indenture with U.S. Bank National Association, a national banking association (successor to the corporate trust business of State Street Bank and Trust Company), as senior trustee. The subordinated debt securities will be issued under a subordinated indenture with U.S. Bank National Association, as subordinated trustee. We collectively refer to the senior indenture and the subordinated indenture as the “indentures” and the senior trustee and the subordinated trustee as the “trustee.” In the event of the resignation or removal of the trustee prior to the issuance of a particular series of debt securities, the trustee for such series of debt securities will be identified in the prospectus supplement for such series, and all references to “trustee” shall be deemed to mean the trustee so identified. No trustee shall be responsible for the acts, obligations, liabilities or responsibilities of any other trustee.

The following summaries of certain provisions of the indentures may not be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the indentures and any prospectus supplement or pricing supplement to which they may relate. Wherever particular sections or defined terms of the indentures are referred to, we intend that such sections or definitions shall be incorporated herein by reference. Capitalized terms not otherwise defined in this prospectus or in the applicable prospectus supplement and, if necessary, the applicable pricing supplement, have the meanings given such terms in the indentures. When we offer any debt securities—which we refer to as “Offered Securities”—we will describe in that prospectus supplement or pricing supplement the particular terms of the Offered Securities and the extent, if any, to which such general provisions may apply to the Offered Securities.

Debt Securities Generally

The indentures do not limit the aggregate principal amount of debt securities that may be issued under them and provide that debt securities may be issued from time to time in one or more series. The debt securities will be our direct, unsecured obligations, and will not be savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries, and will not be insured or guaranteed by the FDIC or any other governmental agency. Neither the indentures nor the debt securities will limit or otherwise restrict the amount of other indebtedness that we may incur or other securities that we or any of our subsidiaries may issue.

The applicable prospectus supplement or pricing supplement relating to a particular series of Offered Securities will contain the following terms:

•	the title;

•	any limit on the aggregate principal amount;

•	whether the Offered Securities are senior debt securities or subordinated debt securities;

•	the price or prices, expressed as a percentage of the aggregate principal amount of the Offered Securities, at which the Offered Securities will be issued;

•	the date or dates on which the Offered Securities will mature;

•	the rate or rates, which may be fixed or floating, per year at which the Offered Securities will bear interest, if any, or the method of determining the interest rates;

•

the date from which interest, if any, on the Offered Securities will accrue, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence and the regular record dates for such interest payment dates, if any;

•

the extent to which any of the Offered Securities will be issuable in the form of one or more temporary or permanent global securities, and if so, the identity of the depositary for the global securities, or the manner in which any interest payable on temporary or permanent global securities will be paid;

•

the dates, if any, on which, and the price or prices at which, we will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or any purchase fund provisions, redeem the Offered Securities, and the other detailed terms and provisions of such sinking and/or purchase funds;

•

the date, if any, after which, and the price or prices at which, we may, pursuant to an optional redemption provision, redeem the Offered Securities or the holder of the Offered Securities may require us to redeem them (with respect to the subordinated debt securities and pursuant to the subordinated indenture, the holder of such subordinated debt securities may only accelerate the maturity of such securities upon our bankruptcy or insolvency), and the other detailed terms and provisions of such optional redemption;

•	the denomination or denominations in which the Offered Securities are authorized to be issued;

•

whether the Offered Securities will be issued as registered debt securities, bearer debt securities, or both and any limitations on the issuance of such bearer debt securities, including exchange rights for registered debt securities of the same series;

•	information with respect to book-entry procedures;

•	each office or agency where, subject to the terms of the applicable indenture, the Offered Securities may be presented for registration of transfer or exchange; and

•	any other terms of the Offered Securities, which will not be inconsistent with the provisions of the applicable indenture.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. If we do, we will describe special federal income tax and other considerations relating to the original discount securities in the applicable prospectus supplement or pricing supplement.

We may issue debt securities as registered securities, bearer securities or both. Unless we otherwise indicate in the applicable prospectus supplement or pricing supplement, each series of debt securities will be issued as registered securities. Debt securities issued as bearer securities will have interest coupons attached, unless issued as zero coupon securities. Unless we otherwise indicate in the applicable prospectus supplement or pricing supplement, we will issue registered debt securities only in denominations of $1,000 or integral multiples thereof and bearer debt securities only in denominations of $5,000 or integral multiples thereof.

We will not offer, sell or deliver bearer debt securities in connection with their original issuance in the United States or to any United States person other than to offices located outside the United States of certain United States financial institutions. “United States person” means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States or any estate or trust the income of which is subject to United States federal income taxation regardless of its source. “United States” means the United States of America, including the States and the District of Columbia, and its possessions. Purchasers of bearer debt securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Those procedures and limitations will be described in the prospectus supplement relating to the offering of the bearer debt securities.

The applicable prospectus supplement will include a description of the requirements for certification of ownership by non-United States persons that will apply prior to the issuance of bearer debt securities or the payment of interest that occurs prior to the issuance of bearer debt securities.

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, registered debt securities of any series, other than a global security, except as set forth below, will be exchangeable into an equal aggregate principal amount of registered securities of the same series, tenor and terms of different authorized denominations and bearer debt securities may be exchanged for registered securities on the terms set forth in the applicable prospectus supplement. Registered debt securities will not be exchangeable for bearer debt securities. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, debt securities may be presented for exchange and registered debt securities (other than a global security) may be presented for registration of transfer at the offices of the appropriate trustee. We also may designate in the applicable prospectus supplement or pricing supplement the corporate trust department of Truist Bank as an office where the transfer of the registered debt securities may be registered.

No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment sufficient to cover any tax or other governmental charge payable in connection therewith.

Payment and Paying Agent

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, payment of principal of and any premium and interest on registered debt securities will be made at the office of the appropriate trustee, except that, at our option, interest may be paid by mailing a check to the address of the person entitled thereto as it appears on the security register (Section 3.02 of the senior indenture; Section 4.02 of the subordinated indenture). Paying agents will be named in the prospectus supplement or pricing supplement and may be terminated at any time. We also may designate in the applicable prospectus supplement or pricing supplement the corporate trust department of Truist Bank, as an office where principal and any premium and interest on registered debt securities may be paid.

Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, payment of principal of and any premium and interest on bearer debt securities will be made, subject to applicable laws and regulations, at such paying agencies outside the United States as we may designate from time to time. Any such payment may be made, at the option of the holder, by check or by transfer to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, payment of interest on bearer debt securities will be made only against surrender of the coupon relating to the relevant interest payment date. No payment with respect to any bearer debt security will be made at any office or agency in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States.

Credit Quality

The indentures do not restrict us from incurring, assuming or becoming liable for any type of debt nor from creating, assuming, incurring or permitting to exist any mortgage, pledge, encumbrance, lien or charge on our property (except the voting stock of a Principal Constituent Bank (as defined in this prospectus) pursuant to the senior indenture). In addition, neither indenture requires us to maintain any financial ratios or specified levels of net worth or liquidity or contains any other provisions that would provide protection to holders of the debt securities due to a sudden or dramatic decline in the credit quality of the debt securities caused by a change in control, recapitalization or other capital restructuring.

Modification of the Indentures; Waiver of Covenants

Each indenture contains provisions permitting us and the trustee to modify the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby, except that, without the consent of the holder of each debt security affected thereby, no such modification may, among other things:

•	change the stated maturity date of the principal of or any premium or any installment of interest on, any outstanding security;

•	reduce the principal amount of, or any premium or interest on, any outstanding security;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

•	change the place of payment of principal of, or any premium or interest on, any outstanding security;

•	impair the right to institute suit for the enforcement of any payment on any outstanding security;

•

reduce the percentage (in principal amount of outstanding securities of any series) the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults and their consequences; or

•	in the case of the subordinated indenture, make any change in the subordination provisions that adversely affects the rights of any holder of subordinated debt securities.

Each indenture also permits us and the trustee to modify such indenture in certain circumstances without the consent of the holders of any series of debt securities. Prior to any acceleration of the debt securities of any series, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may waive any past default or event of default under the applicable indenture, except a default under a covenant that cannot be modified without the consent of each holder of a debt security of the series affected thereby (Section 4.07(b) of the senior indenture; Section 5.07(b) of the subordinated indenture). In addition, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration of the debt securities of any series if:

•

we pay the trustee certain amounts due the trustee plus all matured installments of principal of, and any premium and interest on, the debt securities of such series, other than installments due by acceleration, and interest on the overdue installments to the extent provided in the applicable indenture, and

•

all other defaults with respect to the debt securities of that series under the applicable indenture have been cured or waived (Section 4.01 of the senior indenture; Section 5.01 of the subordinated indenture).

Consolidation, Merger, Sale, Conveyance and Lease

Each indenture provides that we may not consolidate with or merge into another corporation, or convey, transfer or lease substantially all of our properties and assets to any person unless:

•	the successor assumes our obligations on the debt securities and under the applicable indenture;

•

after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the applicable indenture; and

•	certain other conditions are met (Section 9.01 of the senior indenture; Section 10.01 of the subordinated indenture).

In that event, the successor will be substituted for us and, except in the case of a lease, we will be relieved of our obligations under the applicable indenture and the debt securities of each outstanding series (Section 9.02 of the senior indenture; Section 10.02 of the subordinated indenture).

The Trustee

We will have no material relationship with the trustee other than as trustee. Any Principal Constituent Bank may transact business with the trustee in the ordinary course.

Under the Trust Indenture Act of 1939, the indentures are deemed to contain certain limitations on the right of the trustee, as our creditor, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee will be permitted to engage in transactions with us, provided that those transactions do not result in a material relationship between the trustee and us. The occurrence of a default under either indenture with respect to subordinated debt securities or senior debt securities could create a conflicting interest for the trustee under the Trust Indenture Act. If the default has not been cured or waived within 90 days after the trustee has or acquires a conflicting interest, the trustee generally is required by the Trust Indenture Act to eliminate such conflicting interest or resign as trustee with respect to the senior debt securities or the subordinated debt securities. In the event of the trustee’s resignation, we will promptly appoint a successor trustee with respect to the affected securities.

Senior Debt Securities

The senior debt securities will be our direct, unsecured obligations and will rank equally and ratably with all of our outstanding unsecured and unsubordinated indebtedness.

Restriction on Sale or Issuance of Voting Stock of Principal Constituent Banks

Except as described above under “Consolidation, Merger, Sale, Conveyance and Lease,” the senior indenture prohibits (i) our sale or other disposition of shares of, or securities convertible into, or options, warrants or rights to subscribe for, or purchase shares of voting stock of, a Principal Constituent Bank, or (ii) a Principal Constituent Bank’s issuance of its own shares of, or securities convertible into, or options, warrants or rights to subscribe for, or purchase its own shares of voting stock if, in each of (i) and (ii) above, after giving effect to such transaction the Principal Constituent Bank would cease to be a Controlled Subsidiary. In addition, the senior indenture prohibits the merger or consolidation of a Principal Constituent Bank with any other corporation unless we are or a Controlled Subsidiary is the surviving corporation, and the lease, sale or transfer of all or substantially all the properties and assets of a Principal Constituent Bank to any corporation or person, except to us or a Controlled Subsidiary or a person that, upon such lease, sale or transfer, will become our successor company or a Controlled Subsidiary. The senior indenture, however, does not prohibit any such sale, assignment, transfer or disposition of securities, any such merger or consolidation or any such lease, sale or transfer of properties and assets if required by law or as a condition imposed by law to the acquisition by us or any Controlled Subsidiary, directly or indirectly, of any person if, thereafter:

•	such person would be a Controlled Subsidiary;

•	our Consolidated Net Banking Assets would not be decreased; and

•	Truist Bank would still be a Controlled Subsidiary (Section 3.06 of the senior indenture).

“Consolidated Net Banking Assets” means all net assets owned directly or indirectly by each bank subsidiary as such net assets would be reflected on a consolidated balance sheet of Truist prepared in accordance with generally accepted accounting principles at the time.

“Controlled Subsidiary” means any subsidiary of which more than 80% of the aggregate voting power of the outstanding shares of the voting stock is at the time owned directly or indirectly by us or by one or more of our Controlled Subsidiaries, after giving effect to the issuance to any person other than us or any Controlled Subsidiary of voting stock of the subsidiary issuable on exercise of options, warrants or rights to subscribe for such voting stock or on conversion of securities convertible into such voting stock.

“Principal Constituent Bank” means Truist Bank and, at any time, any other bank subsidiary the total assets of which, as set forth in the most recent statement of condition of such bank subsidiary, equal more than 30% of the total assets of all bank subsidiaries as determined from the most recent statements of condition of the bank subsidiaries.

Limitation on Creation of Liens

The senior indenture provides that we will not create, assume, incur or suffer to exist any pledge, encumbrance or lien, as security for indebtedness for borrowed money, upon any shares of, or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of a Principal Constituent Bank, if, treating the pledge, encumbrance or lien as a transfer to the secured party, the Principal Constituent Bank would not be a Controlled Subsidiary (Section 3.07 of the senior indenture).

Events of Default

The senior indenture defines an event of default with respect to any particular series of senior debt securities as being any one of the following events unless it is either inapplicable to a particular series or specifically deleted or modified for the senior debt securities of such series:

•	default for 30 days in the payment of any interest upon any of the senior debt securities of that series;

•	default in the payment of the principal of, or any premium on, any of the senior debt securities of that series when due;

•	default in the payment of any sinking fund installment or analogous obligation with respect to any of the senior debt securities of that series when due;

•

the occurrence of a default or event of default under any instrument under which there may be issued or borrowed, or by which there may be secured or evidenced, any of our indebtedness (other than the senior debt securities of that series or indebtedness to a subsidiary) or any indebtedness of any subsidiary (other than indebtedness of any subsidiary to us or to another subsidiary), where: (i) not less than $1,000,000 of such indebtedness shall be past due, or become or be declared due as a result of such default or event of default, and (ii) such indebtedness or declaration, as the case may be, is not discharged or rescinded within 15 days after notice by the senior trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series calculated in accordance with the formula set forth in such series in the case of a series of senior debt securities issued as being original issue discount securities;

•

final judgment(s) or order(s) for the payment of money in excess of $1,000,000 is entered against us or one or more Principal Constituent Banks and within 90 days of entry is not discharged or the execution thereof is not stayed pending appeal, or within 90 days after the expiration of the stay the judgment(s) or order(s) is not discharged;

•

failure by us in the observance or performance of any other covenant or agreement in the senior debt securities of such series or the senior indenture (other than covenants or agreements covered under other events of default or that have been specifically included in the senior indenture solely for the benefit of one or more series of senior debt securities other than such series of senior debt securities) for 90 days after notice by the senior trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of the series calculated in accordance with the formula set forth in such series in the case of a series of senior debt securities issued as being original issue discount securities; or

•	certain events of bankruptcy, insolvency or reorganization involving us or a Principal Constituent Bank (Section 4.01).

If an event of default with respect to the senior debt securities of any series shall occur and be continuing, the senior trustee or the holders of not less than 25% in aggregate principal amount (in the case of a series of senior debt securities issued at an original issue discount, calculated in accordance with the formula set forth in such series) of all the outstanding senior debt securities of that series may declare the principal (or in the case of a series of senior debt securities issued at an original issue discount, the amount calculated in accordance with the formula set forth in such series of senior debt securities) of all the securities of that series to be immediately due and payable (Section 4.01). The senior indenture provides that after a default occurs, the senior trustee shall mail to the holders of the senior debt securities of that series notice of all uncured defaults known to it that have not been waived within 90 days. The term “defaults” includes events specified above that, after notice or lapse of time or both, would become an event of default. Except in the case of default in the payment of principal of, or any premium or interest on, any of the senior debt securities of that series or in the making of any sinking fund payment or analogous obligation with respect to the senior debt securities of that series, the senior trustee may withhold such notice if it in good faith determines that withholding such notice is in the interest of the holders of the securities of that series (Section 4.08).

Subject to the provisions of the senior indenture relating to the duties of the senior trustee in case an event of default shall occur and be continuing, the senior trustee is under no obligation to exercise any of the rights or powers vested in it under the senior indenture at the request, order or direction of any of the holders of the senior debt securities, unless such holders offer to the senior trustee reasonable security or indemnity (Section 5.02(d)). Subject to certain limitations contained in the senior indenture, including among other limitations that the senior trustee will not be exposed to personal liability, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of all series affected, voting as one class, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior trustee, or exercising any trust or power conferred on the senior trustee (Section 4.07).

No holder of any senior debt security of any series will have any right to institute any proceeding with respect to the senior indenture or for any remedy thereunder, unless:

•	such holder previously shall have given to the senior trustee written notice of a continuing event of default with respect to senior debt securities of that series,

•

the holders of not less than 25% in aggregate principal amount (in the case of a series of senior debt securities issued at an original issue discount, calculated in accordance with the formula set forth in such series) of the outstanding senior debt securities of that series shall have made written request, and offered reasonable indemnity, to the senior trustee to institute such proceeding as trustee, and

•

the senior trustee shall not have received from the holders of a majority in principal amount of the outstanding senior debt securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days (Section 4.04).

The holder of any senior debt security, however, will have an absolute right to receive payment of the principal of and any premium and interest, if any, on such senior debt security on or after the due dates expressed in such senior debt security and to institute suit for the enforcement of any such payment (Section 4.04).

We are obligated to furnish annually to the senior trustee a statement as to our performance of our obligations under the senior indenture and as to any default in such obligations (Section 3.04).

Defeasance

We may terminate certain of our obligations under the senior indenture with respect to the senior debt securities of any series on the terms and subject to the conditions contained in the senior indenture, by:

•	depositing irrevocably with the senior trustee as trust funds in trust:

•

U.S. dollars or U.S. Government Obligations (as defined below) in an amount which, through the payment of interest, principal and premium, if any, in respect thereof in accordance with their terms will provide, without any reinvestment of such interest, principal and premium, if any, not later than one business day before the due date of any payment, money, or

•	a combination of money and U.S. Government Obligations sufficient to pay the principal of, and any premium and interest on, the senior debt securities of such series as such are due; and

•	satisfying certain other conditions precedent specified in the senior indenture.

Such deposit and termination are conditioned, among other things, upon our delivery of an opinion of independent counsel that the holders of the senior debt securities of such series will have no federal income tax consequences as a result of such deposit and termination, accompanied by a ruling to that effect received from or published by the U.S. Internal Revenue Service. Such termination will not relieve us of our obligation to pay when due the principal of, and premium and interest on, the senior debt securities of such series if the senior debt securities of such series are not paid from the money or U.S. Government Obligations held by the senior trustee for payment thereof (Section 13.05).

“U.S. Government Obligations” means securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof.

Subordinated Debt Securities

The subordinated debt securities will be our direct, unsecured obligations and will rank equally and ratably with all our outstanding subordinated indebtedness. The subordinated debt securities will have a minimum weighted maturity of at least five years.

Subordination

Our obligation to make any payment of principal, premium or interest on the subordinated debt securities, to the extent set forth in the subordinated indenture, will be subordinate and junior in right of payment to the prior payment in full of all existing and future senior indebtedness, as that term is defined in the subordinated indenture. Upon any distribution of our assets after any dissolution, winding up, liquidation or reorganization, the holders of senior indebtedness are entitled to receive payment in full of principal and any premium and interest before the holders of the subordinated debt securities are entitled to receive any payment on account of the principal of and any premium or interest on the subordinated debt securities. In a reorganization or readjustment, however, holders of the subordinated debt securities may receive our securities or securities of any other corporation that are subordinated to both senior indebtedness and any securities received in the reorganization or readjustment by holders of senior indebtedness, except to the extent that any securities so received are by their terms expressly not superior in right of payment to the subordinated debt securities (Section 3.03). Our dissolution, winding up, liquidation or reorganization following a conveyance, transfer or lease of substantially all of our properties and assets in compliance with the terms described above under “Consolidation, Merger, Sale, Conveyance and Lease” will not be deemed to be a dissolution, winding up, liquidation or reorganization for this purpose (Section 3.03(d)). In addition, we may not pay principal of, or any premium or interest on, the subordinated debt securities and may not acquire any subordinated debt securities for cash or property other than our capital stock if a default on senior indebtedness occurs and is continuing that permits holders of such senior indebtedness to accelerate its maturity and such default is the subject of judicial proceedings or we receive written notice of such default from a representative of all holders of the senior indebtedness. If we receive any such notice, a similar notice received within 360 days thereafter relating to the same default on the same issue of senior indebtedness shall not be effective for such purpose. We may resume payments on the subordinated debt securities and may acquire them when that default is cured or waived or shall have ceased to exist, or the senior indebtedness to which such default relates shall have been paid in full in cash or cash equivalents or if that default is not the subject of judicial proceedings, 120 days pass after we receive such written notice (Section 3.02(b)).

By reason of this subordination, in the event of our insolvency, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than other of our creditors. However, this subordination will not prevent the occurrence of any event of default (Section 3.12).

The subordinated indenture does not restrict the incurrence of additional senior indebtedness.

“Senior indebtedness” means the principal of, and premium, if any, on:

•	all of our obligations for money borrowed, whenever created, except:

•	such indebtedness as is by its terms expressly stated to be junior in right of payment to the subordinated debt securities, and

•	such indebtedness as is by its terms expressly stated to rank equal or “pari passu” in right of payment with the subordinated debt securities; and

•	any deferrals, renewals or extensions of any such senior indebtedness.

Limited Rights of Acceleration

Unless otherwise specified in the prospectus supplement or pricing supplement relating to any series of subordinated debt securities, payment of principal of the subordinated debt securities may be accelerated only in the case of an “Acceleration Event” which is defined in the indenture as any of the bankruptcy, insolvency or reorganization events with respect to us that constitute an event of default. There is no right of acceleration in the case of a default in the payment of principal of, or any premium or interest on, the subordinated debt securities or our performance of any other covenant in the subordinated indenture.

Conversion or Exchange

If and to the extent mentioned in the relevant prospectus supplement, any subordinated debt securities series may be convertible or exchangeable into other debt securities or common stock, preferred stock or depositary shares. The specific terms on which any subordinated debt securities series may be so converted or exchanged will be described in the relevant prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the holder’s option or at our option, in which case the amount or number of securities the subordinated debt securities holders would receive would be calculated at the time and in the manner described in the relevant prospectus supplement.

Events of Default

The subordinated indenture defines an event of default with respect to any particular series of subordinated debt securities as being any one of the following events unless it is either inapplicable to a particular series or specifically deleted or modified for the subordinated debt securities of that series:

•	default for 30 days in the payment of any interest on any of the subordinated debt securities of that series;

•	default in the payment of the principal of, or any premium on, any of the subordinated debt securities of that series when due; or

•	certain events of bankruptcy, insolvency or reorganization involving us or a Principal Constituent Bank (Section 5.01).

Rights of acceleration in case an event of default occurs are limited. See “Limited Rights of Acceleration.”

In case an Acceleration Event shall have occurred and be continuing, the subordinated trustee or the holders of not less than 25% in aggregate principal amount (in the case of a series of subordinated debt securities issued at an original issue discount, calculated in accordance with the formula set forth in such series) of the outstanding subordinated debt securities of that series may declare the principal (or, in the case of a series of subordinated debt securities issued at an original issue discount, the amount calculated in accordance with the formulas set forth in such series of subordinated debt securities) of all the securities of such series to be immediately due and payable (Section 5.01). The subordinated indenture provides that within 90 days after the occurrence of a default with respect to subordinated debt securities of any series under the subordinated indenture, the subordinated trustee shall mail to the holders of the subordinated debt securities of that series notice of all uncured defaults known to it that have not been waived. The term “defaults” includes events specified above which, after notice or lapse of time or both, would become an event of default. Except in the case of default in the payment of principal of, or any premium or interest on, any of the subordinated debt securities of that series or in the making of any sinking fund payment or analogous obligation with respect to the subordinated debt securities of that series; however, the subordinated trustee may withhold such notice if it in good faith determines that withholding such notice is in the interest of the holders of the subordinated debt securities of that series (Section 5.08).

Subject to the provisions of the subordinated indenture relating to the duties of the subordinated trustee in case an event of default shall occur and be continuing, the subordinated trustee is under no obligation to exercise any of the rights or powers vested in it under the subordinated indenture at the request, order or direction of any of the holders of the subordinated debt securities, unless such holder(s) offer(s) to the subordinated trustee reasonable security or indemnity (Section 6.02(d)). Subject to certain limitations contained in the subordinated indenture, including among other limitations, that the subordinated trustee will not be exposed to personal liability, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of all series affected, voting as one class, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated trustee, or exercising any right or power conferred on the subordinated trustee (Section 5.07).

No holder of any subordinated debt security of any series will have any right to institute any proceeding with respect to the subordinated indenture or for any remedy thereunder unless:

•	such holder previously shall have given to the subordinated trustee written notice of a continuing event of default with respect to subordinated debt securities of that series, and

•

the holders of not less than 25% in aggregate principal amount (in the case of a series of subordinated debt securities issued at an original issue discount, calculated in accordance with the formula set forth in such series) of the outstanding subordinated debt securities of that series shall have made written request, and offered reasonable indemnity, to the subordinated trustee to institute such proceeding as trustee, and

•

the subordinated trustee shall not have received from the holders of a majority in principal amount of the outstanding subordinated debt securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days (Section 5.04).

The holder of any subordinated debt security will have an absolute right, however, to receive payment of the principal of, and any premium and interest on, such subordinated debt security on or after the due dates expressed in such subordinated debt security and to institute suit for the enforcement of any such payment (Section 5.04).

We are obligated to furnish to the subordinated trustee annually a statement as to our performance of our obligations under the subordinated indenture and as to any default in such obligations (Section 4.04).

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the terms of our capital stock but does not purport to be complete, and it is qualified in its entirety by reference to the applicable provisions of federal law governing bank holding companies, North Carolina law and our articles of incorporation and bylaws. Our articles of incorporation and bylaws are incorporated by reference as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2020 and our Current Report on Form 8-K filed on December 15, 2021, respectively. See “Where You Can Find More Information” in this prospectus.

Our authorized capital stock consists of 2,000,000,000 shares of common stock, par value $5.00 per share, and 5,000,000 shares of preferred stock, par value $5.00 per share, which currently include Series D Non-Cumulative Perpetual Preferred Stock (the “Series D Preferred Stock”), Series E Non-Cumulative Perpetual Preferred Stock (the “Series E Preferred Stock”), Series F Non-Cumulative Perpetual Preferred Stock (the “Series F Preferred Stock”), Series G Non-Cumulative Perpetual Preferred Stock (the “Series G Preferred Stock”), Series H Non-Cumulative Perpetual Preferred Stock (the “Series H Preferred Stock”), Perpetual Preferred Stock, Series I (the “Series I Preferred Stock”), Perpetual Preferred Stock, Series J (the “Series J Preferred Stock”), Perpetual Preferred Stock, Series K (the “Series K Preferred Stock”), Perpetual Preferred Stock, Series L (the “Series L Preferred Stock”), Perpetual Preferred Stock, Series M (the “Series M Preferred Stock”), 4.800% Series N Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock (the “Series N Preferred Stock”), Series O Non-Cumulative Perpetual Preferred Stock (the “Series O Preferred Stock”), 4.950% Series P Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock (the “Series P Preferred Stock”), 5.100% Series Q Fixed Rate Reset Non-Cumulative Perpetual Preferred Stock (the “Series Q Preferred Stock”) and Series R Non-Cumulative Perpetual Preferred Stock (the “Series R Preferred Stock” and, together with the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, the Series H Preferred Stock, the Series I Preferred Stock, the Series J Preferred Stock, the Series K Preferred Stock, the Series L Preferred Stock, the Series M Preferred Stock, the Series N Preferred Stock, the Series O Preferred Stock, the Series P Preferred Stock and the Series Q Preferred Stock, the “Existing Preferred Stock”).

As of September 30, 2021, there were 1,334,891,526 shares of our common stock issued and outstanding and 223,250 shares of our preferred stock issued and outstanding, of which 1,725 represent shares of our Series I Preferred Stock issued in December 2019, 1,025 represent shares of our Series J Preferred Stock issued in December 2019, 7,500 represent shares of our Series L Preferred Stock issued in December 2019, 5,000 represent shares of our Series M Preferred Stock issued in December 2019, 68,000 represent shares of our Series N Preferred Stock issued on July 29, 2019, 23,000 represent shares of our Series O Preferred Stock issued on May 27, 2020, 40,000 represent shares of our Series P Preferred Stock issued on June 1, 2020, 40,000 represent shares of our Series Q Preferred Stock issued on June 19, 2020 and 37,000 represent shares of our Series R Preferred Stock issued on August 3, 2020. All outstanding shares of our capital stock are fully paid and non-assessable.

Common Stock

Each share of our common stock is entitled to one vote on all matters submitted to a vote at any meeting of shareholders. Holders of our common stock are entitled to receive dividends when, as, and if, declared by our board of directors out of funds legally available for the payment of dividends and, upon liquidation, to receive pro rata all assets, if any, of Truist Financial Corporation available for distribution after the payment of necessary expenses and all prior claims. Holders of our common stock do not have cumulative voting, preemptive, redemption or conversion rights. The rights and privileges of holders of our common stock are subject to any preferences that our board of directors may set for any series of our preferred stock that we may issue in the future.

The transfer agent and registrar for our common stock is Computershare, Inc. Our common stock is listed on the NYSE under the symbol “TFC.”

Anti-Takeover Provisions

Provisions of the North Carolina Business Corporation Act (the “NCBCA”) and our articles of incorporation and bylaws described below may be deemed to have an anti-takeover effect and, together with the ability of our board of directors to issue shares of our preferred stock and to set the voting rights, preferences and other terms of our preferred stock, may delay or prevent takeover attempts not first approved by our board of directors. These provisions also could delay or deter the removal of incumbent directors or the assumption of control by shareholders. We believe that these provisions are appropriate to protect our interests and our shareholders.

Control Share Acquisition Act. The NCBCA’s Control Share Acquisition Act (the “Control Share Acquisition Act”) may make an unsolicited attempt to gain control of Truist Financial Corporation more difficult by restricting the right of specified shareholders to vote newly acquired large blocks of stock. The Control Share Acquisition Act is triggered upon the acquisition by a person of shares of voting stock of a covered corporation that, when added to all other shares beneficially owned by the person, would result in that person holding one-fifth, one-third or a majority of the voting power in the election of directors. Under the Control Share Acquisition Act, the shares acquired that result in the crossing of any of these thresholds have no voting rights until they are conferred by the affirmative vote of the holders of a majority of all outstanding voting shares, excluding those shares held by any person involved or proposing to be involved in the acquisition of shares in excess of the thresholds, any officer of the corporation and any employee of the corporation who is also a director of the corporation. If voting rights are conferred on the acquired shares, all shareholders of the corporation have the right to require that their shares be redeemed at the highest price paid per share by the acquiror for any of the acquired shares.

North Carolina Shareholder Protection Act. The North Carolina Shareholder Protection Act (the “Shareholder Protection Act”) generally provides that, unless the transaction satisfies certain minimum fair price (as compared to market price, earnings per share and the price paid for shares by the acquiror) and procedural requirements, the affirmative vote of the holders of 95% of the voting shares of a corporation is necessary to adopt or authorize a business combination with any other entity, if that entity is the beneficial owner, directly or indirectly, of more than 20% of the voting shares of the corporation. The Shareholder Protection Act applies to all North Carolina corporations that have not expressly opted out of its provisions in their articles of incorporation or bylaws. We have explicitly opted out of the provisions of the Shareholder Protection Act in our bylaws.

Provisions Regarding Our Board of Directors. Our bylaws provide for a board of directors having not less than three nor more than 25 members as determined from time to time by vote of a majority of the members of our board of directors or by resolution by our shareholders. Each director is elected to serve for a term of one year, with each director’s term to expire at the annual meeting next following the director’s election as a director when a successor may be elected and qualified, unless the director dies, resigns, retires or is disqualified or removed before that meeting. Under our bylaws, our directors may be removed only for cause and only by the vote of a majority of the outstanding shares entitled to vote in the election of directors.

Meeting of Shareholders; Shareholders’ Nominations and Proposals. Under our bylaws, meetings of the shareholders may be called only by our chairman of the board of directors, chief executive officer, president, chief operating officer, secretary or our board of directors. Our shareholders may not request that a special meeting of shareholders be called. This provision could delay shareholder actions that are favored by the holders of a majority of our outstanding voting securities until the next annual shareholders’ meeting.

The procedures governing the submission of nominations for directors and other proposals by shareholders may also have a deterrent effect on shareholder actions designed to result in our change of control. Our bylaws require advance notice to our secretary regarding shareholder proposals and the nomination, other than by or at the direction of our board of directors or one of its committees, of candidates for election as directors, not later than (1) in the case of an annual meeting, at least 120 days but no more than 150 days in advance of the first anniversary of the notice date of our proxy statement for the preceding year’s annual meeting; (2) in the case of a special meeting, at least 120 days but no more than 150 days in advance of the meeting date of the special meeting; provided, however, if the first public announcement of the date of the special meeting is less than 150 days prior to the date of the special meeting, notice by the shareholder shall not be later than the tenth day following the first public notice of the date for such special meeting; provided, further, if the special meeting is called for purposes not including the election of directors, notice by a shareholder may relate solely to items of business and not to nomination of any candidates for election as a director. Notwithstanding the notice period specified above, in the event that the date of an annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary date of the preceding year’s annual meeting, notice by a shareholder must be delivered no earlier than the 150th day prior to such annual meeting and no later than the later of the 120th day prior to such annual meeting; provided, however, if the first public announcement date of such annual meeting is less than 150 days prior to the date of such annual meeting, notice by the shareholder shall not be later than the tenth day following the public notice date for such annual meeting. With respect to a shareholder intending to make a proposal for consideration at a meeting, the foregoing notice to the secretary must contain, among other information: a description of the proposal; the name, address and shareholdings of the shareholder submitting the proposal; any material interest of the shareholder in the proposal; and a representation that the shareholder is a holder of record of shares entitled to vote at the meeting and intents to appear in person or by proxy at such meeting to present the proposal. With respect to a shareholder intending to nominate a candidate for election as a director, the foregoing notice to the secretary must contain, among other information: the aforementioned information required for a shareholder proposal; certain biographical information about the nominee; information about the nominee’s securities ownership in Truist Financial Corporation; and a signed statement by the nominee consenting to serve as a director if so elected. Failure of any shareholder to provide the notice, information or acknowledgements required by the foregoing provisions in a timely and proper manner shall authorize Truist Financial Corporation or the presiding officer at the meeting of shareholders before which such business is proposed to be introduced, or at which such nominee is proposed to be considered for election as a director, to rule such proposal or nomination out of order and not proper to be introduced or considered.

Restrictions on Ownership. The Bank Holding Company Act requires any bank holding company (as defined in that Act) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of our outstanding common stock. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act. Any holder of 25% or more of our outstanding common stock, other than an individual is subject to regulation as a bank holding company, under the Bank Holding Company Act.

Preferred Stock

Under our articles of incorporation, we may issue shares of our preferred stock from time to time in one or more series. Our board of directors is authorized, without action of shareholders, to divide the preferred stock into series, to provide for the issuance thereof, and to fix and determine the relative rights, voting powers, preferences, limitations, and designations of the shares of any series so established, including, without limitation, to determine: (1) the number of shares to constitute such series and the distinctive designation thereof; (2) the dividend rate, conditions and time of accrual and payment thereof, and the dividend preferences, if any, between the classes of stock and between the series of preferred stock; (3) whether dividends shall be cumulative and, if so, the date from which dividends on each such series shall accumulate; (4) whether, and to what extent, the holders of one or more series of preferred stock shall enjoy voting rights, if any, in addition to those prescribed by law; (5) whether, and upon what terms, preferred stock will be convertible into or exchangeable for shares of any class or any other series of the same class; and (6) whether, and upon what terms, the preferred stock will be redeemable and the preference, if any, to which the preferred stock will be entitled in the event of voluntary liquidation, dissolution or winding up of Truist Financial Corporation. This power is limited by applicable laws or regulations and may be delegated to a committee of the board of directors. Under some circumstances, the issuance of shares of our preferred stock, or merely the existing authorization of our board of directors to issue shares of our preferred stock, may tend to discourage or impede a merger or other change in control of Truist Financial Corporation. The preferred stock is not secured, is not guaranteed by us or any of our affiliates and is not subject to any other arrangement that legally or economically enhances the ranking of the preferred stock.

As of September 30, 2021, we have authorized the issuance of: (1) 23,000,000 depositary shares representing, in the aggregate, 23,000 shares of Series D Preferred Stock, with a liquidation preference of $25,000 per share, none of which are issued and outstanding, (2) 46,000,000 depositary shares representing, in the aggregate, 46,000 shares of Series E Preferred Stock, with a liquidation preference of $25,000 per share, none of which are issued and outstanding, (3) 20,000,000 depositary shares representing, in the aggregate, 20,000 shares of Series F Preferred Stock, with a liquidation preference of $25,000 per share, none of which are issued and outstanding, (4) 20,000,000 depositary shares representing, in the aggregate, 20,000 shares of Series G Preferred Stock, with a liquidation preference of $25,000 per share, none of which are issued and outstanding, (5) 19,550,000 depositary shares representing, in the aggregate, 19,550 shares of Series H Preferred Stock, with a liquidation preference of $25,000 per share, none of which are issued and outstanding, (6) 20,000,000 depositary shares representing, in the aggregate, 5,000 shares of Series I Preferred Stock, with a liquidation preference of $100,000 per share, 1,725 of which are issued and outstanding, (7) 501,000 preferred purchase securities representing, in the aggregate, 5,010 shares of Series J Preferred Stock, with a liquidation preference of $100,000 per share, 1,025 of which are issued and outstanding, (8) 500,000 depositary shares representing, in the aggregate, 5,000 shares of Series K Preferred Stock, with a liquidation preference of $100,000 per share, none of which are issued and outstanding, (9) 750,000 depositary shares representing, in the aggregate, 7,500 shares of Series L Preferred Stock, with a liquidation preference of $100,000 per share, all of which are issued and outstanding, (10) 500,000 depositary shares representing, in the aggregate, 5,000 shares of Series M Preferred Stock, with a liquidation preference of $100,000 per share, all of which are issued and outstanding, (11) 1,700,000 depositary shares representing, in the aggregate, 68,000 shares of Series N Preferred Stock, with a liquidation preference of $25,000 per share, all of which are issued and outstanding, (12) 23,000,000 depositary shares representing, in the aggregate, 23,000 shares of Series O Preferred Stock, with a liquidation preference of $25,000 per share, all of which are issued and outstanding, (13) 1,000,000 depositary shares representing, in the aggregate, 40,000 shares of Series P Preferred Stock, with a liquidation preference of $25,000 per share, all of which are issued and outstanding, (14) 1,000,000 depositary shares representing, in the aggregate, 40,000 shares of Series Q Preferred Stock, with a liquidation preference of $25,000 per share, all of which are issued and outstanding, and (15) 37,000,000 depositary shares representing, in the aggregate, 37,000 shares of Series R Preferred Stock, with a liquidation preference of $25,000 per share, all of which are issued and outstanding.

Series D Preferred Stock

On August 1, 2019, we submitted a Notice of Redemption to redeem all outstanding shares of our Series D Preferred Stock and the corresponding depositary shares representing fractional interests in the Series D Preferred Stock. The Series D Preferred Stock was subsequently redeemed on September 1, 2019.

Shares of the Series D Preferred Stock rank senior to our common stock, equally with shares of our other Existing Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series D Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series D Preferred Stock do not have preemptive or subscription rights.

The Series D Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series D Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series D Preferred Stock.

Dividends. Holders of Series D Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable quarterly in arrears on the 1st day of March, June, September and December of each year, at a rate per annum equal to 5.85%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series D Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series D Preferred Stock is not subject to any mandatory redemption provisions. On May 1, 2017, or any dividend payment date thereafter, the Series D Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series D Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series D Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series D Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series D Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series D Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series D Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four consecutive dividend periods.

So long as any shares of Series D Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series D Preferred Stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series D Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least

66 2⁄3% of the shares of Series D Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series D Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series D Preferred Stock, taken as a whole.

Series E Preferred Stock

On August 1, 2019, we submitted a Notice of Redemption to redeem all outstanding shares of our Series E Preferred Stock and the corresponding depositary shares representing fractional interests in the Series E Preferred Stock. The Series E Preferred Stock was subsequently redeemed on September 1, 2019.

Shares of the Series E Preferred Stock rank senior to our common stock, equally with shares of our other Existing Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series E Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series E Preferred Stock do not have preemptive or subscription rights.

The Series E Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series E Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series E Preferred Stock.

Dividends. Holders of Series E Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable quarterly in arrears on the 1st day of March, June, September and December of each year, at a rate per annum equal to 5.625%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series E Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series E Preferred Stock is not subject to any mandatory redemption provisions. On August 1, 2017, or any dividend payment date thereafter, the Series E Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series E Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series E Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series E Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series E Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series E Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series E Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series E Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series E Preferred Stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series E Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series E Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series E Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series E Preferred Stock, taken as a whole.

Series F Preferred Stock

On January 20, 2021, we submitted a Notice of Redemption to redeem all outstanding shares of our Series F Preferred Stock and the corresponding depositary shares representing fractional interests in the Series F Preferred Stock. The Series F Preferred Stock was subsequently redeemed on March 1, 2021.

Shares of the Series F Preferred Stock rank senior to our common stock, equally with shares of our other Existing Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series F Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series F Preferred Stock do not have preemptive or subscription rights.

The Series F Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series F Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series F Preferred Stock.

Dividends. Holders of Series F Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable quarterly in arrears on the 1st day of March, June, September and December of each year, at a rate per annum equal to 5.200%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series F Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series F Preferred Stock is not subject to any mandatory redemption provisions. On November 1, 2017, or any dividend payment date thereafter, the Series F Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series F Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series F Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series F Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series F Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series F Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series F Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series F Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series F Preferred Stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series F Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series F Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series F Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series F Preferred Stock, taken as a whole.

Series G Preferred Stock

On January 20, 2021, we submitted a Notice of Redemption to redeem all outstanding shares of our Series G Preferred Stock and the corresponding depositary shares representing fractional interests in the Series G Preferred Stock. The Series G Preferred Stock was subsequently redeemed on March 1, 2021.

Shares of the Series G Preferred Stock rank senior to our common stock, equally with shares of our other Existing Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series G Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series G Preferred Stock do not have preemptive or subscription rights.

The Series G Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series G Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series G Preferred Stock.

Dividends. Holders of Series G Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable quarterly in arrears on the 1st day of March, June, September and December of each year, at a rate per annum equal to 5.200%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series G Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series G Preferred Stock is not subject to any mandatory redemption provisions. On or after June 1, 2018, the Series G Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series G Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series G Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series G Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series G Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series G Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series G Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series G Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series G Preferred Stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series G Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series G Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series G Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series G Preferred Stock, taken as a whole.

Series H Preferred Stock

On April 29, 2021, we submitted a Notice of Redemption to redeem all outstanding shares of our Series H Preferred Stock and the corresponding depositary shares representing fractional interests in the Series H Preferred Stock. The Series H Preferred Stock was subsequently redeemed on June 1, 2021.

Shares of the Series H Preferred Stock rank senior to our common stock, equally with shares of our other Existing Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series H Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series H Preferred Stock do not have preemptive or subscription rights.

The Series H Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series H Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series H Preferred Stock.

Dividends. Holders of Series H Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable quarterly in arrears on the 1st day of March, June, September and December of each year, at a rate per annum equal to 5.625%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series H Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series H Preferred Stock is not subject to any mandatory redemption provisions. On or after June 1, 2021, the Series H Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series H Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series H Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series H Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series H Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series H Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series H Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series H Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series H Preferred Stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series H Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series H Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series H Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series H Preferred Stock, taken as a whole.

Series I Preferred Stock

Shares of the Series I Preferred Stock rank senior to our common stock, equally with shares of our other Existing Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series I Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series I Preferred Stock do not have preemptive or subscription rights.

The Series I Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series I Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series I Preferred Stock.

Dividends. Holders of Series I Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $100,000 per share, and will be payable quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on March 15, 2020, at a rate per annum equal to the greater of (i) 0.53% above the three (3)-month LIBOR rate on the related dividend determination date and (ii) 4.00%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series I Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series I Preferred Stock is not subject to any mandatory redemption provisions. On or after December 15, 2024, the Series I Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series I Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series I Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series I Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series I Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series I Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series I Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series I Preferred Stock, voting as a separate class, shall be necessary to issue, authorize or increase the authorized amount of, any class or series of stock ranking senior to the Series I Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series I Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series I Preferred Stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series I Preferred Stock or the holders thereof.

Series J Preferred Stock

Shares of the Series J Preferred Stock rank senior to our common stock, equally with shares of our other Existing Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series J Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series J Preferred Stock do not have preemptive or subscription rights.

The Series J Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series J Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series J Preferred Stock.

Dividends. Holders of Series J Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $100,000 per share, and will be payable quarterly in arrears on the 15th day of March, June, September and December of each year at a rate per annum equal to the greater of (i) 0.645% above the three (3)-month LIBOR rate on the related dividend determination date and (ii) 4.00%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series J Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series J Preferred Stock is not subject to any mandatory redemption provisions. On or after December 15, 2024, the Series J Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series J Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series J Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series J Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series J Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series J Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series J Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series J Preferred Stock, voting as a separate class, shall be necessary to issue, authorize or increase the authorized amount of, any class or series of stock ranking senior to the Series J Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series J Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series J Preferred Stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series J Preferred Stock or the holders thereof.

Series K Preferred Stock

On February 10, 2020, we submitted a Notice of Redemption to redeem all outstanding shares of our Series K Preferred Stock and the corresponding depositary shares representing fractional interests in the Series K Preferred Stock. The Series K Preferred Stock was subsequently redeemed on March 16, 2020.

Shares of the Series K Preferred Stock rank senior to our common stock, equally with shares of our other Existing Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series K Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series K Preferred Stock do not have preemptive or subscription rights.

The Series K Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series K Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series K Preferred Stock.

Dividends. Holders of Series K Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $100,000 per share, and will be payable quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on March 15, 2020, at a rate per annum equal to 3.86% above the three (3)-month LIBOR rate on the related dividend determination date; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series K Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series K Preferred Stock is not subject to any mandatory redemption provisions. On or after December 15, 2019, the Series K Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series K Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series K Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series K Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series K Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series K Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series K Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series K Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series K Preferred Stock, voting as a separate class, shall be necessary to issue, authorize or increase the authorized amount of, any class or series of stock ranking senior to the Series K Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series K Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series K Preferred Stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series K Preferred Stock or the holders thereof.

Series L Preferred Stock

Shares of the Series L Preferred Stock rank senior to our common stock, equally with shares of our other Existing Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series L Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series L Preferred Stock do not have preemptive or subscription rights.

The Series L Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series L Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series L Preferred Stock.

Dividends. Holders of Series L Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $100,000 per share, and will be payable as follows: (i) semi-annually in arrears on the 15th day of June and December of each year, commencing on June 15, 2020 and ending on June 15, 2022, at a rate per annum equal to 5.05% and (ii) from, and including September 15, 2022, quarterly in arrears on the 15th day of March, June, September and December of each year at a rate per annum equal to 3.102% above the three (3)-month LIBOR rate on the related dividend determination date; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series L Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series L Preferred Stock is not subject to any mandatory redemption provisions. On or after December 15, 2024, the Series L Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series L Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series L Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series L Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series L Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series L Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series L Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series L Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series L Preferred Stock, voting as a separate class, shall be necessary to issue, authorize or increase the authorized amount of, any class or series of stock ranking senior to the Series L Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series L Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series L Preferred Stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series L Preferred Stock or the holders thereof.

Series M Preferred Stock

Shares of the Series M Preferred Stock rank senior to our common stock, equally with shares of our other Existing Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series M Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series M Preferred Stock do not have preemptive or subscription rights.

The Series M Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series M Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series M Preferred Stock.

Dividends. Holders of Series M Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $100,000 per share, and will be payable as follows: (i) semi-annually in arrears on the 15th day of June and December of each year, commencing on June 15, 2020 and ending on December 15, 2027, at a rate per annum equal to 5.125% and (ii) from, and including March 15, 2028, quarterly in arrears on the 15th day of March, June, September and December of each year at a rate per annum equal to 2.786% above the three (3)-month LIBOR rate on the related dividend determination date; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series M Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series M Preferred Stock is not subject to any mandatory redemption provisions. On or after December 15, 2027, the Series M Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series M Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $100,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series M Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series M Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series M Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series M Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series M Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series M Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series M Preferred Stock, voting as a separate class, shall be necessary to issue, authorize or increase the authorized amount of, any class or series of stock ranking senior to the Series M Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series M Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series M Preferred Stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series M Preferred Stock or the holders thereof.

Series N Preferred Stock

Shares of the Series N Preferred Stock rank senior to our common stock, equally with shares of our other Existing Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series N Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series N Preferred Stock do not have preemptive or subscription rights.

The Series N Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series N Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series N Preferred Stock.

Dividends. Holders of Series N Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable semi-annually in arrears on the 1st day of March and September of each year, commencing on March 1, 2020, as follows: (i) from the date of original issue to, but excluding September 1, 2024, at a fixed rate per annum of 4.800% and (ii) from, and including, September 1, 2024, during each reset period at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date plus 3.003%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series N Preferred Stock at any time, we will be subject to certain restrictions.

A “reset date” means September 1, 2024 and each date falling on the fifth anniversary of the preceding reset date. A “reset period” means the period from and including the first reset date to, but excluding, the next following reset date and thereafter each period from and including each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

Redemption. The Series N Preferred Stock is not subject to any mandatory redemption provisions. On or after September 1, 2024, the Series N Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series N Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series N Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series N Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series N Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series N Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series N Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series N Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series N Preferred Stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series N Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series N Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series N Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series N Preferred Stock, taken as a whole.

Series O Preferred Stock

Shares of the Series O Preferred Stock rank senior to our common stock, equally with shares of our other Existing Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series O Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series O Preferred Stock do not have preemptive or subscription rights.

The Series O Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series O Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series O Preferred Stock.

Dividends. Holders of Series O Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable quarterly in arrears on the 1st day of March, June, September and December of each year, commencing September 1, 2020, at a rate per annum equal to 5.25%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series O Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series O Preferred Stock is not subject to any mandatory redemption provisions. On or after June 1, 2025, the Series O Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series O Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series O Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series O Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series O Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series O Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series O Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series O Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series O Preferred Stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series O Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series O Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series O Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series O Preferred Stock, taken as a whole.

Series P Preferred Stock

Shares of the Series P Preferred Stock rank senior to our common stock, equally with shares of our other Existing Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series P Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series P Preferred Stock do not have preemptive or subscription rights.

The Series P Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series P Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series P Preferred Stock.

Dividends. Holders of Series P Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable semi-annually in arrears on the 1st day of June and December of each year, commencing on December 1, 2020, as follows: (i) from the date of original issue to, but excluding December 1, 2025, at a fixed rate per annum of 4.950% and (ii) from, and including, December 1, 2025, during each reset period at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date plus 4.605%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series P Preferred Stock at any time, we will be subject to certain restrictions.

A “reset date” means December 1, 2025 and each date falling on the fifth anniversary of the preceding reset date. A “reset period” means the period from and including the first reset date to, but excluding, the next following reset date and thereafter each period from and including each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

Redemption. The Series P Preferred Stock is not subject to any mandatory redemption provisions. The Series P Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, during the three-month period prior to, and including, each reset date at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series P Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series P Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series P Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series P Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series P Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series P Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series P Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series P Preferred Stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series P Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series P Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series P Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series P Preferred Stock, taken as a whole.

Series Q Preferred Stock

Shares of the Series Q Preferred Stock rank senior to our common stock, equally with shares of our other Existing Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series Q Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series Q Preferred Stock do not have preemptive or subscription rights.

The Series Q Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series Q Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series Q Preferred Stock.

Dividends. Holders of Series Q Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable semi-annually in arrears on the 1st day of March and September of each year, commencing on March 1, 2021, as follows: (i) from the date of original issue to, but excluding September 1, 2030, at a fixed rate per annum of 5.100% and (ii) from, and including, September 1, 2030, during each reset period at a rate per annum equal to the ten-year treasury rate as of the most recent reset dividend determination date plus 4.349%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series Q Preferred Stock at any time, we will be subject to certain restrictions.

A “reset date” means September 1, 2030 and each date falling on the tenth anniversary of the preceding reset date. A “reset period” means the period from and including the first reset date to, but excluding, the next following reset date and thereafter each period from and including each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.

Redemption. The Series Q Preferred Stock is not subject to any mandatory redemption provisions. The Series Q Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, during the six-month period prior to, and including, each reset date at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series Q Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series Q Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series Q Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series Q Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series Q Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series Q Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series Q Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series Q Preferred Stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series Q Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series Q Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series Q Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series Q Preferred Stock, taken as a whole.

Series R Preferred Stock

Shares of the Series R Preferred Stock rank senior to our common stock, equally with shares of our other Existing Preferred Stock and at least equally with each other series of our preferred stock we may issue (except for any senior series that may be issued with the requisite consent of the holders of the Series R Preferred Stock and all other parity stock), with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. Holders of Series R Preferred Stock do not have preemptive or subscription rights.

The Series R Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of our stock or other securities. The Series R Preferred Stock has no stated maturity and will not be subject to any sinking fund or other obligation of ours to redeem or repurchase the Series R Preferred Stock.

Dividends. Holders of Series R Preferred Stock will be entitled to receive when, as and if declared by our board of directors or a duly authorized committee of the board, out of legally available assets, non-cumulative cash dividends. Dividends will accrue on the liquidation preference amount, which is $25,000 per share, and will be payable quarterly in arrears on the 1st day of March, June, September and December of each year, commencing December 1, 2020, at a rate per annum equal to 4.75%; provided, dividends not declared with respect to any dividend period shall not be cumulative. If we pay a partial dividend or skip a dividend payment on the Series R Preferred Stock at any time, we will be subject to certain restrictions.

Redemption. The Series R Preferred Stock is not subject to any mandatory redemption provisions. On or after September 1, 2025, the Series R Preferred Stock will be redeemable at our option (subject to prior approval of the Federal Reserve), in whole or in part, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends. The Series R Preferred Stock also may be redeemed in whole, but not in part, at our option (subject to the approval of the appropriate federal banking agency) within 90 days of a regulatory capital treatment event, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

Voting Rights. Except as provided below, the holders of the Series R Preferred Stock will have no voting rights.

Whenever dividends on any shares of the Series R Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series R Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, shall have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, the number of directors on our board of directors shall automatically increase by two and the holders of shares of Series R Preferred Stock, together with the holders of all other affected classes and series of parity stock, voting as a single class, shall be entitled to elect the two additional directors. These voting rights will continue until full dividends have been paid regularly on the shares of the Series R Preferred Stock and any other class or series of parity stock as to payment of dividends for at least four dividend consecutive periods.

So long as any shares of Series R Preferred Stock remain outstanding, (1) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series R Preferred Stock and all other parity stock, voting as a single class, shall be necessary to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series R Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up; and (2) the vote or consent of the holders of at least 66 2⁄3% of the shares of Series R Preferred Stock shall be necessary to amend our articles of incorporation or the articles of amendment of the Series R Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series R Preferred Stock, taken as a whole.

DESCRIPTION OF DEPOSITARY SHARES

The description set forth below and in any prospectus supplement of certain provisions of the deposit agreement and of the depositary shares and depositary receipts does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of deposit agreement and depositary receipts relating to each series of preferred stock which have been or will be filed with the SEC in connection with the offering of such series of preferred stock.

General

At our option, we may elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise this option, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of a particular series of preferred stock, which will be set forth in the applicable prospectus supplement or pricing supplement relating to a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company selected by us having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. The applicable prospectus supplement or pricing supplement relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of depositary shares will be entitled, in proportion to the applicable fractional interests in shares of preferred stock underlying such depositary shares, to all the rights and preferences of the preferred stock underlying such depositary shares including dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional interests in shares of the related series of preferred stock in accordance with the terms of the offering described in the related prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the numbers of such depositary shares owned by such holders on the relevant record date. The depositary shall distribute only the amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders.

The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the preferred stock shall be made available to the holders of depositary shares.

Redemption of Depositary Shares

If a series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of the preferred stock held by the depositary. The depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the depositary shares to be so redeemed at their respective addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares relating to shares of preferred stock so redeemed. If less than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the money, securities or other property payable upon such redemption and any money, securities or other property to which the holders of the depositary shares were entitled upon such redemption after surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock underlying such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock underlying such depositary shares in accordance with such instructions, and we will agree to take all action that the depositary may deem necessary to enable the depositary to do so.

Amendment and Termination of Depositary Agreement

We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment which materially and adversely alters the rights of the existing holders of depositary shares. A deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares relating thereto have been redeemed or there has been a final distribution in respect of the preferred stock of the relevant series in connection with any liquidation, dissolution or winding up and such distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

Neither the depositary nor Truist will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of Truist and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary and Truist may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and beneficial interests in:

•	debt securities,

•	debt obligations of third parties, including U.S. treasury securities, or

•	trust preferred securities issued by trusts, all of whose common securities are owned by us or by one of our subsidiaries,

securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement or pricing supplement will describe the terms of the stock purchase contracts and stock purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

We may issue warrants including warrants to purchase debt securities, warrants to purchase common stock or preferred stock, and warrants to purchase equity securities issued by an unaffiliated corporation or other entity and held by us. We may issue warrants independently of or together with any other securities, and the warrants may be attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that we may offer. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement and, if necessary, the applicable pricing supplement.

Debt Warrants

The applicable prospectus supplement or pricing supplement will describe the terms of any debt warrants, including the following:

•	the title of the debt warrants;

•	the offering price for the debt warrants, if any;

•	the aggregate number of debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the designation and terms of the securities with which the debt warrants are issued and the number of debt warrants issued with each of these securities;

•	if applicable, the date after which the debt warrants and any securities issued with the warrants will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the purchase price;

•	the dates on which the right to exercise the debt warrants begins and expires;

•	if applicable, the minimum or maximum amount of debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to any book-entry procedures;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	any antidilution provisions of the debt warrants;

•	any redemption or call provisions applicable to the debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Stock and Other Warrants

The applicable prospectus supplement or pricing supplement will describe the terms of any stock warrants or other warrants to purchase equity securities issued by an unaffiliated corporation or other entity and held by us, including the following:

•	title of the stock warrants or other warrants;

•	the offering price of the stock warrants or other warrants, if any;

•	the aggregate number of stock warrants or other warrants;

•

the designation and terms of the common stock, preferred stock or equity securities issued by an unaffiliated corporation or other entity and held by us that is purchasable upon exercise of the stock warrants or other warrants;

•

if applicable, the designation and terms of the securities with which the stock warrants or other warrants are issued and the number of such stock warrants or other warrants issued with each such security;

•	if applicable, the date after which the stock warrants or other warrants and any securities issued with the warrants will be separately transferable;

•

the number of shares of common stock, preferred stock or equity securities issued by an unaffiliated corporation or other entity and held by us purchasable upon exercise of a stock warrant or other warrant and the purchase price;

•	the dates on which the right to exercise the stock warrants or other warrants begin and expire;

•	if applicable, the minimum or maximum amount of stock warrants or other warrants which may be exercised at any one time;

•	the currency, currencies or currency units in which the offering price, if, any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	any antidilution provisions of the stock warrants or other warrants;

•	any redemption or call provisions applicable to the stock warrants or other warrants; and

•	any additional terms of the stock warrants or other warrants, including terms, procedures and limitations relating to the exchange and exercise of the stock warrants or other warrants.

GLOBAL SECURITIES

Book-Entry Issuance and DTC

We may issue series of any securities as global securities and deposit them with a depositary with respect to that series for settlement and clearance through a book-entry settlement system, as indicated in the applicable prospectus supplement. The following is a summary of the depositary arrangements applicable to securities issued in permanent global form and for which The Depository Trust Company (“DTC”) will act as depositary (the “global securities”).

Unless otherwise specified in the applicable prospectus supplement, each global security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global securities will not be exchangeable for certificated securities.

Only institutions that have accounts with DTC or its nominee (“DTC participants”) or persons that may hold interests through DTC participants may own beneficial interests in a global security. DTC will maintain records evidencing ownership of beneficial interests by DTC participants in the global securities and transfers of those ownership interests. DTC participants will maintain records evidencing ownership of beneficial interests in the global securities by persons that hold through those DTC participants and transfers of those ownership interests within those DTC participants. DTC has no knowledge of the actual beneficial owners of the securities. You will not receive written confirmation from DTC of your purchase, but we do expect that you will receive written confirmations providing details of the transaction, as well as periodic statements of your holdings, from the DTC participant through which you entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in certificated form. Those laws may impair your ability to transfer beneficial interests in a global security.

DTC has advised us that upon the issuance of a global security and the deposit of that global security with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective principal amounts or number of shares represented by that global security to the accounts of DTC participants.

We will make payments on securities represented by a global security to DTC or its nominee, as the case may be, as the registered owner and holder of the global security representing those securities. DTC has advised us that upon receipt of any payment on a global security, DTC will immediately credit accounts of DTC participants with payments in amounts proportionate to their respective beneficial interests in that security, as shown in the records of DTC. Standing instructions and customary practices will govern payments by DTC participants to owners of beneficial interests in a global security held through those DTC participants, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” Those payments will be the sole responsibility of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

None of Truist, the trustee or any of our respective agents will have any responsibility or liability for any aspect of the records of DTC, any nominee or any DTC participant relating to, or payments made on account of, beneficial interests in a global security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any DTC participant relating to those beneficial interests.

Securities represented by a global security can be exchanged for definitive securities in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security and we do not appoint a successor depositary within 90 days after receiving that notice;

•

at any time DTC ceases to be a clearing agency registered under the Exchange Act and we do not appoint a successor depositary within 90 days after becoming aware that DTC has ceased to be registered as a clearing agency;

•	we in our sole discretion determine that the global security will be exchangeable for definitive securities in registered form and notify the trustee of our decision; or

•	an event of default with respect to the securities represented by that global security has occurred and is continuing.

A global security that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations of such securities in registered form for the same aggregate amount. The definitive securities will be registered in the names of the owners of the beneficial interests in the global security as instructed by DTC. The registrar for the securities will register the certificated securities in the name or names instructed by DTC. We expect that those instructions may be based upon directions received by DTC from DTC participants with respect to ownership of beneficial interests in the global security.

Except as provided above, as an owner of a beneficial interest in a global security, you will not be entitled to receive physical delivery of securities in certificated form and will not be considered a holder of securities for any purpose under either of the indentures. Unless otherwise specified in the applicable prospectus supplement, no global security will be exchangeable except for another global security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, you must rely on the procedures of DTC and the DTC participant through which you own your interest to exercise any rights of a holder under the global security or the applicable indenture.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security desires to take any action that a holder is entitled to take under the securities or the indentures, DTC would authorize the DTC participants holding the relevant beneficial interests to take that action, and those DTC participants would authorize beneficial owners owning through those DTC participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us that DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.

Clearstream and Euroclear

If specified in the applicable prospectus supplement, investors may elect to hold interests in the global securities deposited with DTC outside the United States through Clearstream Banking, S.A. (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Unless otherwise specified in a prospectus supplement with respect to a particular series of global securities, initial settlement for global securities will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.

If the prospectus supplement specifies that interests in the global securities may be held through Clearstream or Euroclear, Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Thereafter, secondary market trades will settle in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in global securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global securities settled during that processing will be reported to the relevant Euroclear participants or Clearstream customers on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global securities among DTC participants, Clearstream and Euroclear, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.

Alternative Book-Entry Procedures and Settlement

If specified in the applicable prospectus supplement, book-entry securities denominated in currencies other than U.S. dollars may be held, in whole or in part, directly through participants in the systems of Clearstream or Euroclear, or indirectly through organizations that are participants in such systems. Such securities will be issued in the form of one or more global certificates, which will be registered in the name of a nominee for, and shall be deposited with, a common depositary for Clearstream and/or Euroclear.

PLAN OF DISTRIBUTION

We may sell securities to or through underwriters, including broker dealer affiliates of Truist, to be designated at various times, and also may sell securities to dealers or directly to other purchasers or through agents. The distribution of securities may be effected at various times in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

The debt securities, preferred stock, depositary shares and warrants will be new issues of securities with no established trading market. It has not presently been established whether the underwriters, if any, of these securities will make a market in these securities. If a market in these securities is made by those underwriters, this market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for these securities.

This prospectus, the related prospectus supplement and, if necessary, the related pricing supplement, may be used by our broker dealer affiliates for offers and sales related to market-making transactions in the securities. Such broker dealer affiliates may act as principal or agent in these transactions. These sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

In facilitating the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be considered underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them may be considered underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the prospectus supplement and, if necessary, the pricing supplement relating to those securities.

Unless otherwise mentioned in the relevant prospectus supplement and, if necessary, the pricing supplement, the obligation of any underwriters to purchase the securities will be subject to certain conditions precedent, and each of the underwriters with respect to a sale of securities will be obligated to purchase all of its securities, if any are purchased. Unless otherwise mentioned in the relevant prospectus supplement and, if necessary, the pricing supplement, any such agent involved in the offer and sale of the securities in respect of which this prospectus is being delivered will be acting on a best efforts basis for the period of its appointment.

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover short positions created by underwriters with respect to the offering. Stabilizing transactions consist of certain bids or purchases for preventing or retarding a decline in the market price of the securities and short positions created by underwriters involve the sale by underwriters of a greater number of securities than they are required to purchase from us in the offering. Underwriters also may impose a penalty bid, by which selling concessions allowed to broker dealers in respect of the securities sold in the offering may be reclaimed by underwriters if such securities are repurchased by underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if commenced, may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

Under agreements which we may enter into, underwriters, agents and their controlling persons who participate in the distribution of securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act.

If so noted in the prospectus supplement and, if necessary, the pricing supplement, relating to any securities, we will authorize dealers or other persons acting as our agents to solicit offers by certain institutions to purchase any securities from Truist under contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made subject to our approval include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of any securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility as to the validity or performance of such contracts.

The participation of Truist broker dealer affiliates, including Truist Securities, Inc., in the offer and sale of the securities must comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of securities of affiliates and related conflicts of interest. No FINRA member participating in offers and sales will execute a transaction in the securities in a discretionary account without the prior specific written approval of such member’s customer.

If we offer and sell securities directly to a purchaser or purchasers in respect of which this prospectus is delivered, purchasers involved in the reoffer or resale of such securities, if these purchasers may be considered underwriters as that term is defined in the Securities Act, will be named and the terms of their reoffers or resales will be mentioned in the relevant prospectus supplement. These purchasers may then reoffer and resell such securities to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the relevant prospectus supplement. Purchasers of securities directly from us may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of their business or otherwise.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for, us, the senior trustee and the subordinated trustee, in the ordinary course of business.

VALIDITY OF SECURITIES

The validity of the securities will be passed upon for us by Ellen M. Fitzsimmons, Senior Executive Vice President, Chief Legal Officer and Head of Public Affairs, and Corporate Secretary of Truist Financial Corporation, and Keith L. Thornton, Deputy General Counsel—Corporate and Employment of Truist Financial Corporation, Squire Patton Boggs (US) LLP, or by other counsel named in the applicable prospectus supplement or pricing supplement, if any, and for any underwriters or agents, by counsel selected by such underwriters or agents. As of the date of this prospectus, Ms. Fitzsimmons and Mr. Thornton each beneficially owns, or has the right to acquire, an aggregate of less than 1% of Truist Financial Corporation’s common stock.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting and Evaluation of Disclosure Controls and Procedures) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

TRUIST FINANCIAL CORPORATION

MEDIUM-TERM NOTES, SERIES G (SENIOR)

MEDIUM-TERM NOTES, SERIES H (SUBORDINATED)

Due Nine Months or More from Date of Issue

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March 11, 2022